                                                                   EXHIBIT 10.59


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                                 LEASE AGREEMENT
                            (PHASE V - IMPROVEMENTS)



                                     BETWEEN



                             BNP LEASING CORPORATION


                                    ("BNPLC")



                                       AND



                             NETWORK APPLIANCE, INC.

                                     ("NAI")





                                  MARCH 1, 2000

                             (SUNNYVALE, CALIFORNIA)



================================================================================

                                TABLE OF CONTENTS


                                                                                                                                Page
                                                                                                                                ----
1.             TERM..............................................................................................................2

               (a)           Scheduled Term......................................................................................2
               (b)           Automatic Termination as of the Base Rent Commencement Date Resulting From an Election by NAI to
                             Terminate the Purchase Option and NAI's Initial Remarketing Rights and Obligations..................2
               (c)           Election by BNPLC to Terminate After an Issue 97-10 Election........................................2
               (d)           Election by NAI to Terminate After Accelerating the Designated Sale Date............................2
               (e)           Extension of the Term...............................................................................3

2.             USE AND CONDITION OF THE PROPERTY.................................................................................3

               (a)           Use.................................................................................................3
               (b)           Condition of the Property...........................................................................4
               (c)           Consideration for and Scope of Waiver...............................................................4

3.             RENT..............................................................................................................4

               (a)           Base Rent Generally.................................................................................4
               (b)           Impact of Collateral Upon Formulas..................................................................5
               (c)           Calculation of and Due Dates for Base Rent..........................................................5
                             (i)            Amount Payable for Base Rent Periods Ending On or Prior to the Base
                                            Rent Commencement Date...............................................................5
                             (ii)           Additional Amount Payable On the Base Rent Commencement Date.........................6
                             (iii)          Determination of Payment Due Dates After the Base Rent
                                            Commencement Date, Generally.........................................................6
                             (iv)           Special Adjustments to Base Rent Payment Dates and Periods...........................6
                             (v)            Base Rent Formula for Periods After the Base Rent Commencement Date and
                                            During Which The Collateral Percentage is 100%.......................................6
                             (vi)           Base Rent Formula for Periods After the Base Rent Commencement Date and
                                            During Which The Collateral Percentage is Greater Than Zero and Less Than 100%.......7
                             (vii)          Base Rent Formula for Periods After the Base Rent Commencement Date
                                            and During Which The Collateral Percentage is Zero...................................8
               (d)           Additional Rent.....................................................................................8
               (e)           Arrangement Fee.....................................................................................8
               (f)           Commitment Fees.....................................................................................9
               (g)           Administrative Agency Fees..........................................................................9
               (h)           [Intentionally deleted].............................................................................9
               (i)           Issue 97-10 Prepayments.............................................................................9
               (j)           No Demand or Setoff.................................................................................9
               (k)           Default Interest and Order of Application...........................................................9

4.             NATURE OF THIS AGREEMENT.........................................................................................10

               (a)           "Net"Lease Generally...............................................................................10
               (b)           No Termination.....................................................................................10
               (c)           Tax Reporting......................................................................................11
               (d)           Characterization of this Improvements Lease........................................................11



                                       I

5.             PAYMENT OF EXECUTORY COSTS AND LOSSES RELATED TO THE PROPERTY....................................................12

               (a)           Impositions........................................................................................12
               (b)           Increased Costs; Capital Adequacy Charges..........................................................12
               (c)           NAI's Payment of Other Losses; General Indemnification.............................................13
               (d)           Exceptions and Qualifications to Indemnities.......................................................14

6.             CONSTRUCTION.....................................................................................................16

               (a)           Construction Advances; Outstanding Construction Allowance..........................................16
               (b)           Calculation of Carrying Costs, Generally...........................................................16
               (c)           Limits on the Amount of Carrying Costs.............................................................17
               (d)           NAI's Right to Control the Construction Project....................................................17
               (e)           Landlord's Election to Continue Construction.......................................................17
               (f)           Powers Coupled With an Interest....................................................................19
               (g)           Final Completion Notice............................................................................19

7.             STATUS OF PROPERTY ACQUIRED WITH FUNDS PROVIDED BY BNPLC.........................................................19


8.             ENVIRONMENTAL....................................................................................................20

               (a)           Environmental Covenants by NAI.....................................................................20
               (b)           Right of BNPLC to do Remedial Work Not Performed by NAI............................................20
               (c)           Environmental Inspections and Reviews..............................................................20
               (d)           Communications Regarding Environmental Matters.....................................................21

9.             INSURANCE REQUIRED AND CONDEMNATION..............................................................................22

               (a)           Liability Insurance................................................................................22
               (b)           Property Insurance.................................................................................22
               (c)           Failure to Obtain Insurance........................................................................22
               (d)           Condemnation.......................................................................................22
               (e)           Waiver of Subrogation..............................................................................23

10.            APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS...............................................................23

               (a)           Collection and Application of Insurance and Condemnation Proceeds Generally........................23
               (b)           Advances of Escrowed Proceeds to NAI...............................................................23
               (c)           Special Provisions Applicable After a CMA Termination Event or an Event of Default.................24
               (d)           NAI's Obligation to Restore........................................................................24
               (e)           Takings of All or Substantially All of the Property on or after the Base Rent Commencement Date....25

11.            ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF NAI CONCERNING THE PROPERTY..............................25

               (a)           Compliance with Covenants and Laws.................................................................25
               (b)           Operation of the Property..........................................................................25
               (c)           Debts for Construction, Maintenance, Operation or Development......................................26
               (d)           Repair, Maintenance, Alterations and Additions.....................................................27
               (e)           Permitted Encumbrances and Development Documents...................................................27
               (f)           Books and Records Concerning the Property..........................................................27


                                       II

12.            FINANCIAL COVENANTS AND OTHER COVENANTS INCORPORATED BY REFERENCE TO SCHEDULE 1..................................27


13.            FINANCIAL STATEMENTS AND OTHER REPORTS...........................................................................27

               (a)           Financial Statements; Required Notices; Certificates...............................................27

14.            ASSIGNMENT AND SUBLETTING BY NAI.................................................................................29

               (a)           BNPLC's Consent Required...........................................................................29
               (b)           Standard for BNPLC's Consent to Assignments and Certain Other Matters..............................29
               (c)           Consent Not a Waiver...............................................................................29

15.            ASSIGNMENT BY BNPLC..............................................................................................30

               (a)           Restrictions on Transfers..........................................................................30
               (b)           Effect of Permitted Transfer or other Assignment by BNPLC..........................................30

16.            BNPLC'S RIGHT OF ACCESS..........................................................................................30


17.            EVENTS OF DEFAULT................................................................................................31


18.            REMEDIES.........................................................................................................32

               (a)           Basic Remedies.....................................................................................32
               (b)           Notice Required So Long As the Purchase Option and NAI's Initial Remarketing Rights
                             and Obligations Continue Under the Purchase Agreement..............................................34
               (c)           Enforceability.....................................................................................34

19.            DEFAULT BY BNPLC.................................................................................................34


20.            QUIET ENJOYMENT..................................................................................................35


21.            SURRENDER UPON TERMINATION.......................................................................................35


22.            HOLDING OVER BY NAI..............................................................................................35


23.            INDEPENDENT OBLIGATIONS EVIDENCED BY THE OTHER OPERATIVE DOCUMENTS...............................................35





                                      III

                             EXHIBITS AND SCHEDULES



Exhibit A........................................................................................................Legal Description

Exhibit B...................................................................................................Insurance Requirements

Exhibit C...............................................................................................LIBOR Period Election Form

Schedule 1..............................................................................Financial Covenants and Other Requirements




                                       IV

                                 LEASE AGREEMENT
                            (PHASE V - IMPROVEMENTS)


        This LEASE AGREEMENT (PHASE V - IMPROVEMENTS) (this "IMPROVEMENTS LEASE"), by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and NETWORK APPLIANCE, INC., a California corporation ("NAI") is made and dated as of March 1, 2000, the Effective Date. ("EFFECTIVE DATE" and other capitalized terms used and not otherwise defined in this Improvements Lease are intended to have the meanings assigned to them in the Common Definitions and Provisions Agreement (Phase V - Improvements) executed by BNPLC and NAI contemporaneously with this Improvements Lease. By this reference, the Common Definitions and Provisions Agreement (Phase V - Improvements) is incorporated into and made a part of this Improvements Lease for all purposes.)



                                    RECITALS

        Pursuant to the Existing Contract, which covers the Land described in Exhibit A, BNPLC is acquiring the Land and the Improvements and any appurtenances thereto from Seller contemporaneously with the execution of this Improvements Lease.

        In anticipation of BNPLC's acquisition of the Improvements under the Existing Contract, BNPLC and NAI have reached agreement as to the terms and conditions upon which BNPLC is willing to lease the Improvements to NAI, and by this Improvements Lease BNPLC and NAI desire to evidence such agreement.

                                GRANTING CLAUSES

        BNPLC does hereby LEASE, DEMISE and LET unto NAI for the term hereinafter set forth all right, title and interest of BNPLC, now owned or hereafter acquired, in and to:

                (1) any and all Improvements; and

                (2) all easements and other rights appurtenant to the Improvements, whether now owned or hereafter acquired by BNPLC.

BNPLC's interest in all property described in clauses (1) and (2) above are hereinafter referred to collectively as the "REAL PROPERTY". The Real Property does not include the Land itself, it being understood that the Other Lease Agreement will constitute a separate lease of the Land and the appurtenances thereto, and only the Land and the appurtenances thereto, from BNPLC to NAI.

        To the extent, but only to the extent, that assignable rights or interests in, to or under the following have been or will be acquired by BNPLC under the Existing Contract or acquired by BNPLC pursuant to Paragraph 7 below, BNPLC also hereby grants and assigns to NAI for the term of this Improvements Lease the right to use and enjoy (and, in the case of contract rights, to enforce) such rights or interests of BNPLC:

                (a) any goods, equipment, furnishings, furniture and other tangible personal property of whatever nature that are located on the Land and all renewals or replacements of or substitutions for any of the foregoing;

                (b) the benefits, if any, conferred upon the owner of the Real Property by the Permitted Encumbrances (including the right to receive rents under and to otherwise enforce the Premises Lease) and Development Documents; and

                (c) any permits, licenses, franchises, certificates, and other rights and privileges against third parties related to the Real Property.

Such rights and interests of BNPLC, whether now existing or hereafter arising, are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "PROPERTY."

        However, the leasehold estate conveyed hereby and NAI's rights hereunder are expressly made subject and subordinate to the terms and conditions of this Improvements Lease, to the Premises Lease and all other Permitted Encumbrances, and to any other claims or encumbrances not constituting Liens Removable by BNPLC.

                          GENERAL TERMS AND CONDITIONS

        The Property is leased by BNPLC to NAI and is accepted and is to be used and possessed by NAI upon and subject to the following terms and conditions:

        1. TERM.

           (a) Scheduled Term. The term of this Improvements Lease (the "TERM") shall commence on and include the Effective Date, and end on the first Business Day of March, 2005, unless sooner terminated as expressly herein provided.

           (b) Automatic Termination as of the Base Rent Commencement Date Resulting From an Election by NAI to Terminate the Purchase Option and NAI's Initial Remarketing Rights and Obligations. If NAI terminates the Purchase Option and NAI's Initial Remarketing Rights and Obligations prior to the Base Rent Commencement Date pursuant to subparagraph 4(B) of the Purchase Agreement, then this Improvements Lease shall terminate automatically on the Base Rent Commencement Date. Just as any such termination of the Purchase Option and NAI's Initial Remarketing Rights and Obligations shall be subject to the condition (set forth in subparagraph 4(B) of the Purchase Agreement) that NAI pay an Issue 97-10 Prepayment to BNPLC, so too will the termination of this Improvements Lease pursuant to this subparagraph be subject the condition that NAI make the Issue 97-10 Prepayment to BNPLC.

           (c) Election by BNPLC to Terminate After an Issue 97-10 Election. By notice to NAI BNPLC shall be entitled to terminate this Improvements Lease, as BNPLC deems appropriate in its sole and absolute discretion, at any time after receiving a notice given by NAI to make any Issue 97-10 Election. Upon any termination of this Improvements Lease by BNPLC pursuant to this subparagraph, NAI shall become obligated to pay to BNPLC an Issue 97-10 Prepayment, which obligation will survive the termination of this Improvements Lease.

           (d) Election by NAI to Terminate After Accelerating the Designated Sale Date. Provided NAI has not made any Issue 97-10 Election, NAI shall be entitled to accelerate the Designated Sale Date (and thus accelerate the purchase of BNPLC's interest in the Property by NAI or by an Applicable Purchaser pursuant to the Purchase Agreement) by sending a notice to BNPLC as provided in clause (2) of the definition of "Designated Sale Date" in the Common Definitions and Provisions Agreement (Phase V - Improvements). In the event, because of NAI's election to so accelerate the

Designated Sale Date or for any other reason, the Designated Sale Date occurs before the end of the scheduled Term, NAI may terminate this Improvements Lease on or after the Designated Sale Date; provided, however, as a condition to any such termination by NAI, NAI must have done the following prior to the termination:

                      (i) purchased or caused an Applicable Purchaser to purchase the Property pursuant to the Purchase Agreement and satisfied all of NAI's other obligations under the Purchase Agreement;

                      (ii) paid to BNPLC all Base Rent, all Commitment Fees and all other Rent due on or before or accrued through the Designated Sale Date; and

                      (iii) paid any Breakage Costs caused by BNPLC's sale of the Property pursuant to the Purchase Agreement.

           (e) Extension of the Term. The Term may be extended at the option of NAI for two successive periods of five years each; provided, however, that prior to any such extension the following conditions must have been satisfied: (A) at least ninety days prior to the commencement of any such extension, BNPLC and NAI must have agreed in writing upon, and received the consent and approval of BNPLC's Parent and all other Participants to (1) a corresponding extension not only to the date for the expiration of the Term specified above in this Section, but also to the date specified in clause (1) of the definition of Designated Sale Date in the Common Definitions and Provisions Agreement (Phase V - Improvements), and (2) an adjustment to the Rent that NAI will be required to pay for the extension, it being expected that the Rent for the extension may be different than the Rent required for the original Term, and it being understood that the Rent for any extension must in all events be satisfactory to both BNPLC and NAI, each in its sole and absolute discretion; (B) no Event of Default shall have occurred and be continuing at the time of NAI's exercise of its option to extend; (C) prior to any such extension, NAI must have completed the Construction Project in accordance with the Construction Management Agreement and must not have made any Issue 97-10 Election; and (D) immediately prior to any such extension, this Improvements Lease must remain in effect. With respect to the condition that BNPLC and NAI must have agreed upon the Rent required for any extension of the Term, neither NAI nor BNPLC is willing to submit itself to a risk of liability or loss of rights hereunder for being judged unreasonable. Accordingly, both NAI and BNPLC hereby disclaim any obligation express or implied to be reasonable in negotiating the Rent for any such extension. Subject to the changes to the Rent payable during any extension of the Term as provided in this Paragraph, if NAI exercises its option to extend the Term as provided in this Paragraph, this Improvements Lease shall continue in full force and effect, and the leasehold estate hereby granted to NAI shall continue without interruption and without any loss of priority over other interests in or claims against the Property that may be created or arise after the date hereof and before the extension.

        2. USE AND CONDITION OF THE PROPERTY.

           (a) Use. Subject to the Permitted Encumbrances, the Development Documents and the terms hereof, NAI may use and occupy the Property during the Term, but only for the following purposes and other lawful purposes incidental thereto:

                      (i) construction and development of the Construction Project;

                      (ii) administrative and office space;

                      (iii) activities related to NAI's research and development or production of products that are of substantially the same type and character as those regularly sold by NAI in the ordinary course of its business as of the Effective Date;

                      (iv) cafeteria and other support facilities that NAI may provide to its employees; and

                      (v) other lawful purposes (including NAI's research and development or production of products that are not of substantially the same type and character as those regularly sold by NAI in the ordinary course of its business as of the Effective Date) approved in advance and in writing by BNPLC, which approval will not be unreasonably withheld after completion of the Construction Project (but NAI acknowledges that BNPLC's withholding of such approval shall be reasonable if BNPLC determines in good faith that (1) giving the approval may materially increase BNPLC's risk of liability for any existing or future environmental problem, or (2) giving the approval is likely to substantially increase BNPLC's administrative burden of complying with or monitoring NAI's compliance with the requirements of this Improvements Lease or other Operative Documents).

                      Nothing in this subparagraph will prevent a tenant under a Premises Lease executed by NAI, as Landlord, prior to or concurrently with the Effective Date, from using the space covered thereby for purposes expressly authorized by the terms and conditions of such Premises Lease.

           (b) Condition of the Property. NAI acknowledges that it has carefully and fully inspected the Property and accepts the Property in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. NAI also accepts the Property without any covenant, representation or warranty, express or implied, by BNPLC or its Affiliates regarding the title thereto or the rights of any parties in possession of any part thereof, except as expressly set forth in Paragraph 20. BNPLC shall not be responsible for any latent or other defect or change of condition in the Land or in Improvements, fixtures and personal property forming a part of the Property or for any violations with respect thereto of Applicable Laws. Further, though NAI may obtain from third parties any facilities or services to which NAI is entitled by reason of the assignment and lease of Personal Property set forth on page of this Improvements Lease, BNPLC shall not be required to furnish to NAI any facilities or services of any kind, including water, steam, heat, gas, air conditioning, electricity, light or power.

           (c) Consideration for and Scope of Waiver. The provisions of subparagraph 2(b) above have been negotiated by BNPLC and NAI after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of BNPLC or its Affiliates, express or implied, with respect to the Property that may arise pursuant to any law now or hereafter in effect or otherwise, except as expressly set forth herein.

        However, such exclusion of representations and warranties by BNPLC is not intended to impair any representations or warranties made by other parties, the benefit of which may pass to NAI during the Term because of the definition of Personal Property and Property above.

        3. RENT.

           (a) Base Rent Generally. On the Base Rent Commencement Date and on each Base Rent Date through the end of the Term, NAI shall pay BNPLC rent ("BASE RENT"). Each payment of Base Rent must be received by BNPLC no later than 10:00 a.m. (Pacific time) on the date it becomes due; if received after 10:00 a.m. (Pacific time) it will be considered for purposes of this Improvements Lease as received on the next following Business Day. At least five days prior to any Base Rent Commencement

Date or Base Rent Date upon which an installment of Base Rent shall become due, BNPLC shall notify NAI in writing of the amount of each installment, calculated as provided below. Any failure by BNPLC to so notify NAI, however, shall not constitute a waiver of BNPLC's right to payment, but absent such notice NAI shall not be in default hereunder for any underpayment resulting therefrom if NAI, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three Business Days after being notified by BNPLC of the underpayment.

           (b) Impact of Collateral Upon Formulas. To ease the administrative burden of this Improvements Lease and the Pledge Agreement, the formulas for calculating Base Rent set out below in subparagraph 3(c) reflect a reduction in the Base Rent equal to the interest that would accrue on any Collateral provided in accordance with the requirements of the Pledge Agreement from time to time if the Accounts (as defined in the Pledge Agreement) bore interest at the Effective Rate. BNPLC has agreed to such reduction to provide NAI with the economic equivalent of interest on such Collateral, and in return NAI has agreed to the provisions of the Pledge Agreement that excuse the actual payment of interest on the Accounts. By incorporating such reduction of Base Rent into the formulas below, and by providing for noninterest bearing Accounts in the Pledge Agreement, the parties will avoid an unnecessary and cumbersome periodic exchange of equal payments. It is not, however, the intent of BNPLC or NAI to understate Base Rent or interest for financial reporting purposes. Accordingly, for purposes of any financial reports that this Improvements Lease requires of NAI from time to time, NAI may report Base Rent as if there had been no such reduction and as if the Collateral from time to time provided in accordance with the requirements of the Pledge Agreement had been maintained in Accounts bearing interest at the Effective Rate.

           (c) Calculation of and Due Dates for Base Rent. Payments of Base Rent shall be calculated and become due as follows:

               (i) Amount Payable for Base Rent Periods Ending On or Prior to the Base Rent Commencement Date. The Base Rent for any Base Rent Period that ends prior to the Base Rent Commencement Date shall be payable on the Base Rent Date upon which such period ends and shall equal:

        - Stipulated Loss Value (Building 4) on the first day of such Base Rent Period, times

        - the sum of (a) the Effective Rate with respect to such Base Rent Period, plus (b) the Unsecured Spread for the period from and including the first day of such Base Rent Period, times

        - the number of days in the such Base Rent Period, divided by

        - three hundred sixty.



        Assume, only for the purpose of illustration: that Stipulated Loss Value (Building 4) on the first day of a hypothetical Base Rent Period that ends prior to the Base Rent Commencement Date is $10,000,000; that the Effective Rate for the Base Rent Period is 6%; that the Unsecured Spread is one hundred fifty basis points (150/100 of 1%) upon the commencement of such Base Rent Period; and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                  $10,000,000 x (6% + 1.50%) x 30/360 = $62,500

        Base Rent for any Base Rent Period ending on the Base Rent Commencement Date will also be calculated pursuant to the formula set out in this subparagraph and will be payable on the Base Rent Commencement Date, if (consistent with the parties expectations as of the Effective Date) the Base Rent Commencement Date (Building 4) occurs prior to the Base Rent Commencement Date (Building 5).

               (ii) Additional Amount Payable On the Base Rent Commencement Date. In addition to any Base Rent payable as provided in the last sentence of the preceding subparagraph 3(c)(i), Base Rent shall be payable on the Base Rent Commencement Date equal the difference (if any) between (a) the total amount that would have been added to the Outstanding Construction Allowance as Carrying Costs on such date if not for the limit set forth in subparagraph 66(e)(ii), and
(b) the Carrying Costs actually added on such date to the Outstanding Construction Allowance.

               (iii) Determination of Payment Due Dates After the Base Rent Commencement Date, Generally. For all Base Rent Periods subject to a LIBOR Period Election of one month or three months, Base Rent shall be due in one installment on the Base Rent Date upon which the Base Rent Period ends. For Base Rent Periods subject to a LIBOR Period Election of six months, Base Rent shall be payable in two installments, with the first installment becoming due on the Base Rent Date that occurs on the first Business Day of the third calendar month following the commencement of such Base Rent Period, and with the second installment becoming due on the Base Rent Date upon which the Base Rent Period ends.

               (iv) Special Adjustments to Base Rent Payment Dates and Periods. Notwithstanding the foregoing:

                a) Any Base Rent Period that begins before, and does not otherwise end before, a Failed Collateral Test Date shall end upon but not include such Failed Collateral Test Date, and such Failed Collateral Test Date shall constitute a Base Rent Date, upon which NAI must pay all accrued, unpaid Base Rent for the Base Rent Period just ended.

                b) Consistent with clause (3) of the definition of LIBOR Period Election in the Common Definitions and Provisions Agreement (Phase V - Improvements), each successive Base Rent Date after any such Failed Collateral Test Date shall be the first Business Day of the first calendar month following the calendar month which includes the preceding Base Rent Date, so long as any Mandatory Collateral Period shall continue.

                c) In addition to Base Rent due on a Failed Collateral Test Date, NAI must pay the Breakage Costs, if any, resulting from any early ending of a Base Rent Period on the Failed Collateral Test Date pursuant to the preceding clause.

                d) If NAI or any Applicable Purchaser purchases BNPLC's interest in the Property pursuant to the Purchase Agreement, any accrued unpaid Base Rent and all outstanding Additional Rent shall be due on the date of purchase in addition to the purchase price and other sums due BNPLC under the Purchase Agreement.

        (v) Base Rent Formula for Periods After the Base Rent Commencement Date and During Which The Collateral Percentage is 100%. Each installment of Base Rent payable for any Base Rent Period that commences on or after the Base Rent Commencement Date and during which the Collateral Percentage is one hundred percent (100%) shall equal:

        - Stipulated Loss Value on the first day of such Base Rent Period, times

        - the Secured Spread for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, times

        - the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

        - three hundred sixty.


        Assume, only for the purpose of illustration: that the Collateral Percentage for a hypothetical Base Rent Period is one hundred percent (100%); that prior to the first day of such Base Rent Period the Construction Allowance has been fully funded, but Qualified Prepayments have been received by BNPLC, leaving a Stipulated Loss Value of $20,000,000; that the Secured Spread is thirty basis points (30/100 of 1%); and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                      $20,000,000 x .30% x 30/360 = $5,000

           (vi) Base Rent Formula for Periods After the Base Rent Commencement Date and During Which The Collateral Percentage is Greater Than Zero and Less Than 100%. Each installment of Base Rent payable for any Base Rent Period that commences on or after the Base Rent Commencement Date and during which the Collateral Percentage is greater than zero and less than one hundred percent (100%) shall equal:

        - Stipulated Loss Value on the first day of such Base Rent Period, times

        - the sum of:


                        (A)     the product of:

                                (1) the Collateral Percentage for such Base Rent Period, times

                                (2) the Secured Spread for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, plus

                        (B)     the product of:

                                (1) one minus the Collateral Percentage for such Base Rent Period, times

                                (2) the sum of (a) the Effective Rate with respect to such Base Rent Period, plus
                                        (b) the Unsecured Spread for the period
                                        from and including the preceding Base
                                        Rent Date to but not including the Base
                                        Rent Date upon which the installment is
                                        due, times

        - the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

        - three hundred sixty.

                Assume, only for the purpose of illustration: that the Collateral Percentage for a hypothetical Base Rent Period is forty percent (40%); that prior to the first day of such Base Rent Period the Construction Allowance has been fully funded, but Qualified Prepayments have been received by BNPLC, leaving a Stipulated Loss Value of $20,000,000; that the Effective Rate for the Base Rent Period is 6%; that the Secured Spread is thirty basis points (30/100 of 1%); that upon the commencement of such Base Rent Period the Unsecured Spread is one hundred fifty basis points (150/100 of 1%); and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                $20,000,000 x {(40% x .30%) + ([1 - 40%] x [6% + 1.50%])} x
        30/360 = $77,000

           (vii) Base Rent Formula for Periods After the Base Rent Commencement Date and During Which The Collateral Percentage is Zero. Each installment of Base Rent payable for any Base Rent Period that commences after the Base Rent Commencement Date and during which the Collateral Percentage is zero shall equal:

           - Stipulated Loss Value on the first day of such Base Rent Period, times

           - the sum of (a) the Effective Rate with respect to such Base Rent Period, plus (b) the Unsecured Spread for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, times

           - the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

           - three hundred sixty.

                      Assume, only for the purpose of illustration: that the Collateral Percentage for a hypothetical Base Rent Period is zero percent (0%); that prior to the first day of such Base Rent Period the Construction Allowance has been fully funded, but a total Qualified Prepayments have been received by BNPLC, leaving a Stipulated Loss Value of $20,000,000; that the Effective Rate for the Base Rent Period is 6%; that the Unsecured Spread is one hundred fifty basis points (150/100 of 1%) upon the commencement of such Base Rent Period; and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                $20,000,000 x (6% + 1.50%) x 30/360 = $125,000

               (d) Additional Rent. All amounts which NAI is required to pay to or on behalf of BNPLC pursuant to this Improvements Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "ADDITIONAL RENT", and together Base Rent and Additional Rent are herein sometimes called "RENT").

               (e) Arrangement Fee. Upon execution and delivery of this Improvements Lease by BNPLC, an Arrangement Fee (the "ARRANGEMENT FEE") will be paid to BNPLC from the Initial Funding

Advance (and thus be included in Stipulated Loss Value) in the amount provided in the letter dated as of February 11, 2000 from BNPLC to NAI.

               (f) Commitment Fees. For each Construction Period NAI shall pay BNPLC a fee (a "COMMITMENT FEE") from Construction Advances made pursuant to the Construction Management Agreement equal to:

        - the Commitment Fee Rate for such Construction Period, times an amount equal to:

                (i) the Maximum Construction Allowance, less

                (ii) the Funded Construction Allowance on the first day of such Construction Period; times

        - the number of days in such Construction Period; divided by

        - three hundred sixty.

           NAI shall pay Commitment Fees in arrears on the first Business Day of May, August, November and February of each calendar year, beginning with the first Business Day of May 2000 and continuing regularly throughout the Term so long as Commitment Fees have accrued and remain unpaid. However, if any Commitment Fees shall have accrued and remain unpaid on the Designated Sale Date, such accrued unpaid Commitment Fees shall be due on the Designated Sale Date.

           (g) Administrative Agency Fees. Upon execution and delivery of this Improvements Lease by BNPLC, an administrative agency fee (an "ADMINISTRATIVE AGENCY FEE") will be paid to BNPLC from the Initial Funding Advance (and thus be included in Stipulated Loss Value) in the amount provided in the letter dated as of February 11, 2000 from BNPLC to NAI. Also, on each anniversary of the date hereof, NAI shall pay to BNPLC an administrative agency fee (also, an "ADMINISTRATIVE AGENCY FEE") in the amount set forth in the letter agreement dated as of February 11, 2000 from BNPLC to NAI.

           (h) [Intentionally deleted]

           (i) Issue 97-10 Prepayments. Following any Issue 97-10 Election or any CMA Termination Event under (and as defined in) the Construction Management Agreement, NAI shall make an Issue 97-10 Prepayment to BNPLC within three Business Days after receipt of any demand for such a payment. BNPLC may demand an Issue 97-10 Prepayment pursuant to this subparagraph at any time and from time to time (as Project Costs increase) after any Issue 97-10 Election or CMA Termination Event.

           (j) No Demand or Setoff. Except as expressly provided herein, NAI shall pay all Rent without notice or demand and without counterclaim, deduction, setoff or defense.

           (k) Default Interest and Order of Application. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. BNPLC shall be entitled to apply any amounts paid by or on behalf of NAI against any Rent then past due in the order the same became due or in such other order as BNPLC may elect.

        4. NATURE OF THIS AGREEMENT.

           (a) "Net" Lease Generally. Subject only to the exceptions listed in subparagraph 5(d) below, it is the intention of BNPLC and NAI that Base Rent, the Arrangement Fees, the Upfront Syndication Fees, Administrative Agency Fees, Commitment Fees and other payments herein specified shall be absolutely net to BNPLC and that NAI shall pay all costs, expenses and obligations of every kind relating to the Property or this Improvements Lease which may arise or become due, including: (i) any taxes payable by virtue of BNPLC's receipt of amounts paid to or on behalf of BNPLC in accordance with Paragraph 5; (ii) any amount for which BNPLC is or becomes liable with respect to the Permitted Encumbrances or the Development Documents; and (iii) any costs incurred by BNPLC (including Attorneys' Fees) because of BNPLC's acquisition or ownership of any interest in the Property or because of this Improvements Lease or the transactions contemplated herein.

        However, neither this subparagraph 4(a) nor the indemnity in this subparagraph 4(a) shall be construed to make NAI liable for (I) an allocation of general overhead or internal administrative expenses of BNPLC or any other Interested Party or (II) any duplicate payment of the same Loss to both BNPLC and another Interested Party. (If, for example, BNPLC were required to make a $10 fine because of a failure of the Property to comply with Applicable Laws, and a Participant were required by the Participation Agreement to reimburse BNPLC for 20% of the $10, NAI would not be required by this subparagraph 4(a) or by subparagraph 5(c)(i) to pay both $10 to BNPLC and $2 to the Participant on account of the fine.)

           (b) No Termination. Except as expressly provided in this Improvements Lease itself, this Improvements Lease shall not terminate, nor shall NAI have any right to terminate this Improvements Lease, nor shall NAI be entitled to any abatement of the Rent, nor shall the obligations of NAI under this Improvements Lease be excused, for any reason whatsoever, including any of the following: (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of NAI's use or development of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of NAI or of anyone claiming through or under NAI, (v) any default on the part of BNPLC under this Improvements Lease or under any other agreement to which BNPLC and NAI are parties, (vi) the inadequacy in any way whatsoever of the design, construction, assembly or installation of any improvements, fixtures or tangible personal property included in the Property (it being understood that BNPLC has not made, does not make and will not make any representation express or implied as to the adequacy thereof), (vii) any latent or other defect in the Property or any change in the condition thereof or the existence with respect to the Property of any violations of Applicable Laws, (viii) any breach of the Premises Lease by the lessee thereunder or (ix) any other cause whether similar or dissimilar to the foregoing. It is the intention of the parties hereto that the obligations of NAI hereunder shall be separate and independent of the covenants and agreements of BNPLC, that Base Rent and all other sums payable by NAI hereunder shall continue to be payable in all events and that the obligations of NAI hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Improvements Lease. Without limiting the foregoing, NAI waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which NAI may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Improvements Lease or the Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Rent.

        However, nothing in this subparagraph 4(b) shall be construed as a waiver by NAI of any right NAI may have at law or in equity to the following remedies, whether because of BNPLC's failure to remove a Lien Removable by BNPLC or because of any other default by BNPLC under this Improvements Lease that continues beyond the period for cure provided in Paragraph 19: (i) the recovery of monetary damages, (ii) injunctive relief in case of the violation, or attempted or threatened violation, by BNPLC of any of the express covenants, agreements, conditions or provisions of this Improvements Lease which are binding upon BNPLC (including the confidentiality provisions set forth in subparagraph 16(c) below), or (iii) a decree compelling performance by BNPLC of any of the express covenants, agreements, conditions or provisions of this Improvements Lease which are binding upon BNPLC.

           (c) Tax Reporting. BNPLC and NAI shall report this Improvements Lease and the Purchase Agreement for federal income tax purposes as a conditional sale unless prohibited from doing so by the Internal Revenue Service. If the Internal Revenue Service shall challenge BNPLC's characterization of this Improvements Lease and the Purchase Agreement as a conditional sale for federal income tax reporting purposes, BNPLC shall notify NAI in writing of such challenge and consider in good faith any reasonable suggestions by NAI about an appropriate response. In any event, NAI shall (subject only to the limitations set forth in this subparagraph) indemnify and hold harmless BNPLC from and against all liabilities, costs, additional taxes (other than Excluded Taxes) and other expenses that may arise or become due because of such challenge or because of any resulting recharacterization required by the Internal Revenue Service, including any additional taxes that may become due upon any sale under the Purchase Agreement to the extent (if any) that such additional taxes are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to BNPLC of the recharacterization. If BNPLC receives a written notice of any challenge by the Internal Revenue Service that BNPLC believes will be covered by this Paragraph, then BNPLC shall promptly furnish a copy of such notice to NAI. The failure to so provide a copy of the notice to NAI shall not excuse NAI from its obligations under this Paragraph; provided, that if none of the officers of NAI and none of the employees of NAI responsible for tax matters are aware of the challenge described in the notice and such failure by BNPLC renders unavailable defenses that NAI might otherwise assert, or precludes actions that NAI might otherwise take, to minimize its obligations hereunder, then NAI shall be excused from its obligation to indemnify BNPLC against liabilities, costs, additional taxes and other expenses, if any, which would not have been incurred but for such failure. For example, if BNPLC fails to provide NAI with a copy of a notice of a challenge by the Internal Revenue Service covered by the indemnities set out in this Improvements Lease and NAI is not otherwise already aware of such challenge, and if as a result of such failure BNPLC becomes liable for penalties and interest covered by the indemnities in excess of the penalties and interest that would have accrued if NAI had been promptly provided with a copy of the notice, then NAI will be excused from any obligation to BNPLC to pay the excess.

           (d) Characterization of this Improvements Lease. For purposes of determining the appropriate financial accounting for this Improvements Lease and for purposes of determining their respective rights and remedies under state law, BNPLC and NAI believe and intend that (i) this Improvements Lease constitutes a true lease, not a mere financing arrangement, enforceable in accordance with its express terms, and the preceding subparagraph is not intended to affect the enforcement of any other provisions of this Improvements Lease or the Purchase Agreement, and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, NAI acknowledges that NAI asked BNPLC to participate in the transactions evidenced by this Improvements Lease and the Purchase Agreement as a landlord and owner of the Property, not as a lender. Although other transactions might have been used to accomplish similar results, NAI expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the reporting for income tax purposes described in the preceding subparagraph, NAI cannot equitably deny that this Improvements Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by

BNPLC to enforce this Improvements Lease or the Purchase Agreement.

        5. PAYMENT OF EXECUTORY COSTS AND LOSSES RELATED TO THE PROPERTY.

           (a) Impositions. Subject only to the exceptions listed in subparagraph 5(d) below, NAI shall pay or cause to be paid prior to delinquency all ad valorem taxes assessed against the Property and other Impositions. If requested by BNPLC from time to time, NAI shall furnish BNPLC with receipts showing payment of all Impositions prior to the applicable delinquency date therefor.

        Notwithstanding the foregoing, NAI may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted Imposition, and pending such contest NAI shall not be deemed in default under any of the provisions of this Improvements Lease because of the Imposition if
(1) NAI diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (2) NAI promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, in any event each such contest shall be concluded and the contested Impositions must be paid by NAI prior to the earlier of (i) the date that any criminal prosecution is instituted or overtly threatened against BNPLC or its directors, officers or employees because of the nonpayment thereof or
(ii) the date any writ or order is issued under which any property owned or leased by BNPLC (including the Property) may be seized or sold or any other action is taken against BNPLC or against any property owned or leased by BNPLC because of the nonpayment thereof, or (iii) any Designated Sale Date upon which, for any reason, NAI or an Affiliate of NAI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a price to BNPLC (when taken together with any additional payments made by NAI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

           (b) Increased Costs; Capital Adequacy Charges. Subject only to the exceptions listed in subparagraph 5(d) below:

                (i) If after the Effective Date there shall be any increase in the cost to BNPLC's Parent or any other Participant agreeing to make or making, funding or maintaining advances to BNPLC in connection with the Property because of any Banking Rules Change, then NAI shall from time to time, pay to BNPLC for the account of BNPLC's Parent or such other Participant, as the case may be, additional amounts sufficient to compensate BNPLC's Parent or the Participant for such increased cost. An increase in costs resulting from any imposition or increase of reserve requirements applicable to Collateral held from time to time by BNPLC's Parent or other Participants pursuant to the Pledge Agreement would be an increase covered by the preceding sentence. A certificate as to the amount of such increased cost, submitted to BNPLC and NAI by BNPLC's Parent or the other Participant, shall be conclusive and binding upon NAI, absent clear and demonstrable error.

                (ii) BNPLC's Parent or any other Participant may demand additional payments ("CAPITAL ADEQUACY CHARGES") if BNPLC's Parent or the other Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to BNPLC to permit BNPLC to maintain BNPLC's investment in the Property or to make Construction Advances. To the extent that BNPLC's Parent or another Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such investment or advances, NAI shall pay to BNPLC for the account of BNPLC's Parent or the other Participant, as the case may be, the amount so demanded. Without limiting the foregoing, BNPLC and NAI hereby acknowledge and agree that the provisions for calculating

        Base Rent set forth herein reflect the assumption that the Pledge Agreement will cause a zero percent (0%) risk weight to be assigned to a percentage (equal to the Collateral Percentage) of the collective investment of BNPLC and the Participants in the Property pursuant to 12 Code of Federal Regulations, part 225, as from time to time supplemented or amended, or pursuant to any other similar or successor statute or regulation applicable to BNPLC and the Participants. If and so long as such risk weight is increased the assumed amount of zero percent (0%) because of a Banking Rules Change, Capital Adequacy Charges may be collected to yield the same rate of return to BNPLC, BNPLC's Parent and any other Participants (net of their costs of maintaining required capital) that they would have enjoyed from this Improvements Lease absent such increase.

                (iii) Any amount required to be paid by NAI under this subparagraph 5(d) shall be due ten days after a demand for such payment is received by NAI.

        (c) NAI's Payment of Other Losses; General Indemnification. Subject only to the exceptions listed in subparagraph 5(d) below:

                (i) All Losses (including Environmental Losses) asserted against or incurred or suffered by BNPLC or other Interested Parties at any time and from time to time by reason of, in connection with or arising out of
        (A) their ownership or alleged ownership of any interest in the Property or the Rents, (B) the use and operation of the Property, (C) the negotiation, administration or enforcement of the Operative Documents,
        (D) the making of Funding Advances, (E) the Construction Project or the Premises Lease; (F) the breach by NAI of this Improvements Lease or any other document executed by NAI in connection herewith, (G) any failure of the Property or NAI itself to comply with Applicable Laws, (H) Permitted Encumbrances, (I) Hazardous Substance Activities, including those occurring prior to Effective Date, (J) any obligations under the Existing Contract that survive the closing thereunder, or (K) any bodily or personal injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, shall be paid by NAI, and NAI shall indemnify and defend BNPLC and other Interested Parties from and against all such Losses.

                (ii) THE INDEMNITIES AND RELEASES PROVIDED HEREIN FOR THE BENEFIT OF BNPLC AND OTHER INTERESTED PARTIES, INCLUDING THE INDEMNITY SET FORTH IN THE PRECEDING - SUBPARAGRAPH 5(c)(i), SHALL APPLY EVEN IF AND WHEN THE SUBJECT MATTERS OF THE INDEMNITIES AND RELEASES ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR STRICT LIABILITY OF BNPLC OR ANOTHER INTERESTED PARTY. FURTHER, SUCH INDEMNITIES AND RELEASES WILL APPLY EVEN IF INSURANCE OBTAINED BY NAI OR REQUIRED OF NAI BY THIS IMPROVEMENTS LEASE OR OTHER OPERATIVE DOCUMENTS IS NOT ADEQUATE TO COVER LOSSES AGAINST OR FOR WHICH THE INDEMNITIES AND RELEASES ARE PROVIDED. NAI'S LIABILITY, HOWEVER, FOR ANY FAILURE TO OBTAIN INSURANCE REQUIRED BY THIS IMPROVEMENTS LEASE OR OTHER OPERATIVE DOCUMENTS WILL NOT BE LIMITED TO LOSSES AGAINST WHICH INDEMNITIES ARE PROVIDED HEREIN, IT BEING UNDERSTOOD THAT SUCH INSURANCE IS INTENDED TO DO MORE THAN PROVIDE A SOURCE OF PAYMENT FOR LOSSES AGAINST WHICH BNPLC AND OTHER INTERESTED PARTIES ARE ENTITLED TO INDEMNIFICATION BY THIS IMPROVEMENTS LEASE.

                (iii) Costs and expenses for which NAI shall be responsible pursuant to this subparagraph 5(c) will include appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees and Attorneys' Fees incurred by BNPLC with respect to the Property, whether such costs and expenses are incurred at the time of execution of this Improvements Lease or at any time during the Term. Such costs and expenses will also include Attorneys' Fees or other costs incurred to evaluate lien releases and other information submitted by NAI with requests for Construction Advances.

                (iv) NAI's obligations under this subparagraph 5(c) shall survive the termination or expiration of this Improvements Lease. Any amount to be paid by NAI under this subparagraph 5(c) shall be due ten days after a demand for such payment is received by NAI.

                (v) If an Interested Party notifies NAI of any claim or proceeding included in, or any investigation or allegation concerning, Losses for which NAI is responsible pursuant to this subparagraph 5(c), NAI shall assume on behalf of the Interested Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by NAI, but satisfactory to the Interested Party; provided, that the Interested Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, proceeding, investigation or allegation involves both NAI and the Interested Party and the Interested Party shall have reasonably concluded that there are legal defenses available to it which are inconsistent with or in addition to those available to NAI, then the Interested Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, proceeding, investigation or allegation on its own behalf, and NAI shall pay or reimburse the Interested Party for all Attorney's Fees incurred by the Interested Party because of the selection of such separate counsel. If NAI fails to assume promptly (and in any event within fifteen days after being notified of the applicable claim, proceeding, investigation or allegation) the defense of the Interested Party, then the Interested Party may contest (or settle, with the prior consent of NAI, which consent will not be unreasonably withheld) the claim, proceeding, investigation or allegation at NAI's expense using counsel selected by the Interested Party. Moreover, if any such failure by NAI continues for forty-five days or more after NAI is notified of any such claim, proceeding, investigation or allegation, the Interested Party may elect not to contest or continue contesting the same and instead, in accordance with the written advice of counsel, settle (or pay in full) all claims related thereto without NAI's consent and without releasing NAI from any obligations to the Interested Party under this subparagraph 5(c).

           (d) Exceptions and Qualifications to Indemnities.

                (i) BNPLC acknowledges and agrees that nothing in subparagraph 4(a) or the preceding subparagraphs of this Paragraph 5 shall be construed to require NAI to pay or reimburse an Interested Party for (w) any costs or expenses incurred by BNPLC or any transferee to accomplish any Permitted Transfers described in clauses (2), (3), (4), (6) or (7) of the definition thereof in the Common Definitions and Provisions Agreement (Phase V - Improvements), (x) Excluded Taxes, (y) Losses incurred or suffered by such Interested Party that are proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party, or (z) Losses incurred or suffered by Participants in connection with their negotiation or execution of the Participation Agreement or Pledge Agreement (or supplements making them parties thereto) or in connection with any due diligence they may undertake before entering into the Participation Agreement or Pledge Agreement. Further, without limiting BNPLC's rights (as provided in other provisions of this Improvements Lease and other Operative Documents) to include the following in the calculation of the Outstanding Construction Allowance, Stipulated Loss Value, the Break Even Price and the Maximum Permitted Prepayment (as applicable) or to collect Base Rent, Issue 97-10 Prepayments, a Supplemental Payment and other amounts, the calculation of which depends upon the Outstanding Construction Allowance, Stipulated Loss Value, the Break Even Price, and the Maximum Permitted Prepayment, BNPLC acknowledges and agrees that nothing in subparagraph 4(a) or the preceding subparagraphs of this Paragraph 5 shall be construed to require NAI to pay or reimburse an Interested Party for

                        a) costs paid by BNPLC with the proceeds of the Initial
                Funding Advance as part of the Transaction Expenses, or

                        b) Construction Advances, including costs and
                expenditures incurred or paid by or on behalf of BNPLC after any Landlord's Election to Continue Construction, to the extent that such costs and expenditures are considered to be Construction Advances pursuant to subparagraph 6(e).

Further, if an Interested Party receives a written notice of Losses that such Interested Party believes are covered by the indemnity in subparagraph 5(c)(i), then such Interested Party will be expected to promptly furnish a copy of such notice to NAI. The failure to so provide a copy of the notice to NAI shall not excuse NAI from its obligations under subparagraph 5(c)(i); provided, that if NAI is unaware of the matters described in the notice and such failure renders unavailable defenses that NAI might otherwise assert, or precludes actions that NAI might otherwise take, to minimize its obligations, then NAI shall be excused from its obligation to indemnify such Interested Party (and any Affiliate of such Interested Party) against the Losses, if any, which would not have been incurred or suffered but for such failure. For example, if BNPLC fails to provide NAI with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 5(c)(i) and NAI is not otherwise already aware of such obligation, and if as a result of such failure BNPLC becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if NAI had been promptly provided with a copy of the notice, then NAI will be excused from any obligation to BNPLC (or any Affiliate of BNPLC) to pay the excess.

                (ii) Notwithstanding anything to the contrary in subparagraph 4(a) or the preceding subparagraphs of this Paragraph 5, NAI's liability for payments required by the preceding subparagraphs of this Paragraph 5, and not excused by the preceding subparagraph 5(c)(i), prior to substantial completion of the Construction Project ("Construction-Period Indemnity Payments") shall be subject to the following provisions:

                        a) NAI may decline to pay any Construction-Period
                Indemnity Payments other than the following (it being understood that NAI's payment of the following Construction-Period Indemnity Payments shall not be subject to any abatement or deferral by anything contained in this subparagraph 5(d)(ii)):

                        (1) Construction-Period Indemnity Payments eligible for reimbursement to NAI under the terms and conditions of the Construction Management Agreement; and

                        (2) Construction-Period Indemnity Payments that constitute Absolute NAI Construction Obligations.

                        b) Any Construction-Period Indemnity Payment NAI is
                excused from paying by this subparagraph 5(d)(ii), together with interest thereon at the Default Rate, will be included in the calculation of the Break Even Price under (and as defined in) the Purchase Agreement.

        6. CONSTRUCTION.

           (a) Construction Advances; Outstanding Construction Allowance. The Construction Management Agreement entitles NAI to receive from BNPLC - subject to the terms and conditions set forth in the Construction Management Agreement - Construction Advances on Advance Dates from time to time to pay or reimburse NAI for the costs of the Construction Project and certain other costs described in the Construction Management Agreement. In addition, BNPLC may from time to time make expenditures or incur costs constituting Construction Advances after a Landlord's Election to Continue Construction as described in subparagraph 6(e). As used herein, references to the "Outstanding Construction Allowance" mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by or on behalf of BNPLC on or prior to the date in question, plus (B) all Carrying Costs added on or prior to the date in question, less (C) any funds received and applied as Qualified Prepayments on or prior to the date in question. Charges ("CARRYING COSTS") shall accrue as described below for each Construction Period and will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). However, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall include not only Carrying Costs added on or before the immediately preceding Advance Date computed as described below, but also Carrying Costs accruing on and after such preceding Advance Date to but not including the date in question.

           (b) Calculation of Carrying Costs, Generally. Carrying Costs accruing for any Construction Period shall equal:

        - the sum on the first day of such Construction Period of (i) Stipulated Loss Value under (and as defined in) the Common Definitions and Provisions Agreement (Phase V Improvements) and (ii) Stipulated Loss Value under (and as defined in) the Other Common Definitions and Provisions Agreement, times

        - the sum of (a) the Effective Rate with respect to such Construction Period, plus (b) the Unsecured Spread for such Construction Period, times

        - the number of days in the period from and including the preceding Advance Date to but not including the Advance Date upon which the period ends, divided by

        - three hundred sixty.

                Assume, only for the purpose of illustration: that the Collateral Percentage for a hypothetical Construction Period is zero percent (0%); that on the first day of such Construction Period Combined Stipulated Loss Value is $15,000,000; that the Effective Rate for the Construction Period is 6%; that the Unsecured Spread for such Construction Period is one hundred fifty basis points (150/100 of 1%); and that such Construction Period contains exactly thirty days. Under such assumptions, the Carrying Costs for the hypothetical Construction Period will equal:

                  $15,000,000 x (6% + 1.50%) x 30/360 = $93,750

           (c) Limits on the Amount of Carrying Costs. Notwithstanding the foregoing, the total amount of Carrying Costs that will be charged against the Construction Allowance and added to Stipulated Loss value shall be subject to the following limitations:

                (i) Any Construction Periods which commence on or after the Base Rent Commencement Date (Building 4) and end on or before the Base Rent Commencement Date (Building 5) shall also constitute a Base Rent Periods. For any such Construction Period, Carrying Costs as computed in accordance with formula set out in the preceding subparagraph will be reduced by the sum of (1) Base Rent paid for the same period in accordance with subparagraph 5, plus (2) Base Rent (under and as defined in the Other Lease) paid for the same period in accordance with subparagraph 3(c)(i) of the Other Lease.

                (ii) Because the Construction Allowance available to NAI under the Construction Management Agreement is limited in amount to the Maximum Construction Allowance, and because Carrying Costs are to be charged against the Construction Allowance, Carrying Costs added to the Outstanding Construction Allowance on the Base Rent Commencement Date shall not exceed the amount that can be added without causing the Funded Construction Allowance to exceed the Maximum Construction Allowance. If, because of an extension of the Base Rent Commencement Deadline by BNPLC (as described in the definition thereof in the Common Definitions and Provisions Agreement (Phase V - Improvements)) or because of any Landlord's Election to Continue Construction, the Funded Construction Allowance already exceeds the Maximum Construction Allowance on the Base Rent Commencement Date, then no Carrying Costs will be added to the Outstanding Construction Allowance on the Base Rent Commencement Date.

           (d) NAI's Right to Control the Construction Project. Subject to BNPLC's rights under subparagraph 6.(e) of this Improvements Lease, the Construction Management Agreement grants to NAI the sole right and responsibility for designing and constructing the Construction Project, it being understood that although title to all Improvements will pass directly to BNPLC (as more particularly provided in Paragraph 7), BNPLC's obligation with respect to the Construction Project shall be limited to the making of advances under and subject to the conditions set forth in the Construction Management Agreement. No contractor or other third party shall be entitled to require BNPLC to make advances as a third party beneficiary of this Improvements Lease or of the Construction Management Agreement or otherwise.

           (e) Landlord's Election to Continue Construction. Without limiting BNPLC's other rights and remedies under this Improvements Lease, and without terminating this Improvements Lease or NAI's obligations hereunder or under any of the other documents referenced herein, in the event of any termination of the Construction Management Agreement as provided in subparagraph 5(D) or subparagraph 5(E) thereof, BNPLC shall be entitled (but not obligated) to take whatever action it deems necessary or appropriate by the use of legal proceedings or otherwise to continue or complete the Construction Project in a manner substantially consistent (to the extent practicable under Applicable
Laws) with the general description of the Construction Project set forth in Exhibit B to the Construction Management Agreement and with the permitted use of the Property set forth in subparagraph 2(a). (As used herein, "Landlord's Election to Continue Construction" means any election by BNPLC to continue or complete the Construction Project pursuant to the preceding sentence.) After any Landlord's Election to Continue Construction, BNPLC may do any one or more of the following pursuant to this subparagraph without further notice and regardless of whether any Event of Default is then continuing:

               (i) Take Control of the Property. BNPLC may cause NAI and any contractors or other parties on the Property to vacate the Property until the Construction Project is complete or BNPLC elects not to continue work on the Construction Project.

               (ii) Continuation of Construction. BNPLC may perform or cause to be performed any work to complete or continue the construction of the Construction Project. In this regard, so long as work ordered or undertaken by BNPLC is substantially consistent (to the extent practicable under Applicable
Laws) with the general description of the Construction Project set forth in Exhibit B to the Construction Management Agreement and the permitted use of the Property set forth in subparagraph 2(a), BNPLC shall have complete discretion to:

                a) proceed with construction according to such plans and specifications as BNPLC may from time to time approve;

                b) establish and extend construction deadlines as BNPLC from time to time deems appropriate, without obligation to adhere to the deadlines for Construction Milestones set forth in the Construction Management Agreement;

                c) hire, fire and replace architects, engineers, contractors, construction managers and other consultants as BNPLC from time to time deems appropriate, without obligation to use, consider or compensate architects, engineers, contractors, construction managers or other consultants previously selected or engaged by NAI;

                d) determine the compensation that any architect, engineer, contractor, construction manager or other consultant engaged by BNPLC will be paid, and the terms and conditions that will govern the payment of such compensation (including whether payment will be due in advance, over the course of construction or on some other basis and including whether contracts will be let on a fixed price basis, a cost plus a fee basis or some other basis), as BNPLC from time to time deems appropriate;

                e) pay, settle or compromise existing or future bills and claims which are or may be liens against the Property or as BNPLC considers necessary or desirable for the completion of the Construction Project or the removal of any clouds on title to the Property;

                f) prosecute and defend all actions or proceedings in connection with the construction of the Construction Project;

                g) select and change interior and exterior finishes for the Improvements and landscaping as BNPLC from time to time deems appropriate; and

                h) generally do anything that NAI itself might have done if NAI had satisfied or obtained BNPLC's waiver of the conditions specified therein.

               (iii) Arrange for Turnkey Construction. Without limiting the generality of the foregoing, BNPLC may engage any contractor or real estate developer BNPLC believes to be reputable to take over and complete construction of the Construction Project on a "turnkey" basis.

               (iv) Suspension or Termination of Construction. Notwithstanding any Landlord's Election to Continue Construction, BNPLC may subsequently elect at any time to suspend or terminate further construction without obligation to NAI.

                For purposes of this Improvements Lease and other Operative Documents (including the determination of the Outstanding Construction Allowance, Stipulated Loss Value, the Break Even Price and the Maximum Permitted Prepayment), after any Landlord's Election to Continue Construction, all costs and expenditures incurred or paid by or on behalf of BNPLC to complete or continue construction as provided in this subparagraph shall be considered Construction Advances and Project Costs, regardless of whether they cause the Funded Construction Allowance to exceed the Maximum Construction Allowance. Further, as used in the preceding sentence, "costs incurred" by BNPLC will include costs that BNPLC has become obligated to pay to any third party that is not an Affiliate of BNPLC (including any contractor), even if the payments for which BNPLC has become so obligated will constitute prepayments for work or services to be rendered after payment and notwithstanding that BNPLC's obligations for the payments may be conditioned upon matters beyond BNPLC's control. For example, even if a construction contract between BNPLC and a contractor excused BNPLC from making further progress payments to the contractor upon NAI's failure to make any required Issue 97-10 Prepayment hereunder, the obligation to make a progress payment would nonetheless be "incurred" by BNPLC, for purposes of determining whether BNPLC has incurred costs considered to be Project Costs and Construction Advances, when BNPLC's obligation to pay it became subject only to NAI's payment of an Issue 97-10 Prepayment or other conditions beyond BNPLC's control. If and to the extent, however, BNPLC does incur costs considered as Construction Advances under this subparagraph, but (1) BNPLC does not actually pay the costs and after incurring them BNPLC is fully and finally excused from the obligation to pay them for any reason other than a breach by NAI of this Improvements Lease or other Operative Documents, or (2) BNPLC receives a refund of such costs, then the costs BNPLC is excused from paying or refunded to BNPLC shall be considered Qualified Prepayments.

           (f) Powers Coupled With an Interest. BNPLC's rights under subparagraph 6(e) are intended to constitute powers coupled with an interest which cannot be revoked.

           (g) Final Completion Notice. After any Landlord's Election to Continue Construction, BNPLC may provide a notice (a "COMPLETION NOTICE (FINAL)") to NAI, advising NAI that construction of the Construction Project is substantially complete or that BNPLC no longer intends to continue such construction at that time.

        7. STATUS OF PROPERTY ACQUIRED WITH FUNDS PROVIDED BY BNPLC. All Improvements constructed during the term of this Improvements Lease shall be owned by BNPLC and shall constitute "Property" covered by this Improvements Lease. Further, to the extent heretofore or hereafter acquired (in whole or in part) with any portion of the Initial Funding Advance or with any Construction Advances or with other funds for which NAI has received or hereafter receives reimbursement from the Initial Funding Advance or Construction Advances, all furnishings, furniture, chattels, permits, licenses, franchises, certificates and other personal property of whatever nature shall have been acquired on behalf of BNPLC by NAI, shall be owned by BNPLC and shall constitute "Property" covered by this Improvements Lease, as shall all renewals or replacements of or substitutions for any such Property. NAI shall not authorize or permit the transfer of title to the Improvements or to any other such Property to pass through NAI or NAI's Affiliates before it is transferred to BNPLC from contractors, suppliers, vendors or other third Persons. Nothing herein shall constitute authorization of NAI by BNPLC to bind BNPLC to any construction contract or other agreement with a third Person, but any construction contract or other agreement executed by NAI for the acquisition or construction of Improvements or other components of the Property may provide for the transfer of title as required by the preceding sentence. Upon request of BNPLC, but not more often than once in any period of twelve consecutive months, NAI shall deliver to BNPLC an inventory describing all significant items of Personal Property (and, in the case of tangible personal property, showing the make, model, serial number and location thereof) other than Improvements, with a certification by NAI that such inventory is true and complete and that all items specified in the inventory are covered by this Improvements Lease free and clear of any Lien other than the Permitted Encumbrances or Liens Removable by BNPLC.

        8. ENVIRONMENTAL.

           (a) Environmental Covenants by NAI. NAI covenants that:

                (i) NAI shall not conduct or permit others to conduct Hazardous Substance Activities, except Permitted Hazardous Substance Use and Remedial Work.

                (ii) NAI shall not discharge or permit the discharge of anything on or from the Property that would require any permit under applicable Environmental Laws, other than (1) storm water runoff, (2) waste water discharges through a publicly owned treatment works, (3) discharges that are a necessary part of any Remedial Work, and (4) other similar discharges consistent with the definition herein of Permitted Hazardous Substance Use, in each case in strict compliance with Environmental Laws.

                (iii) Following any discovery that Remedial Work is required by Environmental Laws or otherwise believed by BNPLC to be reasonably required, and to the extent not inconsistent with the other provisions of this Improvements Lease, NAI shall promptly perform and diligently and continuously pursue such Remedial Work, in each case in strict compliance with Environmental Laws.

                (iv) If requested by BNPLC in connection with any Remedial Work required by this subparagraph, NAI shall retain independent environmental consultants acceptable to BNPLC to evaluate any significant new information generated during NAI's implementation of the Remedial Work and to discuss with NAI whether such new information indicates the need for any additional measures that NAI should take to protect the health and safety of persons (including employees, contractors and subcontractors and their employees) or to protect the environment. NAI shall implement any such additional measures to the extent required with respect to the Property by Environmental Laws or otherwise believed by BNPLC to be reasonably required and to the extent not inconsistent with the other provisions of this Improvements Lease.

           (b) Right of BNPLC to do Remedial Work Not Performed by NAI. If NAI's failure to cure any breach of the covenants set forth in subparagraph 8(a) continues beyond the Environmental Cure Period (as defined below), BNPLC may, in addition to any other remedies available to it, conduct all or any part of the Remedial Work. To the extent that Remedial Work is done by BNPLC pursuant to the preceding sentence (including any removal of Hazardous Substances), the cost thereof shall be a demand obligation owing by NAI to BNPLC. As used in this subparagraph, "ENVIRONMENTAL CURE PERIOD" means the period ending on the earlier of: (1) one hundred eighty days after NAI is notified of the breach which must be cured within such period, (2) the date that any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) because of such breach, (3) the date that any criminal action is instituted or overtly threatened against BNPLC or any of its directors, officers or employees because of such breach, or (4) any Designated Sale Date upon which, for any reason, NAI or an Affiliate of NAI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any Supplemental Payment made by NAI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value.

           (c) Environmental Inspections and Reviews. BNPLC reserves the right to retain environmental consultants to review any report prepared by NAI or to conduct BNPLC's own investigation to confirm whether NAI is complying with the requirements of this Paragraph 8. NAI grants to BNPLC and to BNPLC's agents, employees, consultants and contractors the right to enter upon the Property at any time to inspect the Property and to perform such tests as BNPLC deems necessary or appropriate to review or investigate Hazardous Substances in, on, under or about the Property or any discharge or suspected discharge of Hazardous Substances into groundwater or surface water from the Property. NAI shall promptly reimburse BNPLC for the fees of its environmental consultants and the costs of any such inspections and tests.

           (d) Communications Regarding Environmental Matters.

                (i) NAI shall immediately advise BNPLC of (1) any discovery of any event or circumstance which would render any of the representations of NAI herein or in the Closing Certificate concerning environmental matters materially inaccurate or misleading if made at the time of such discovery and assuming that NAI was aware of all relevant facts, (2) any Remedial Work (or change in Remedial Work) required or undertaken by NAI or its Affiliates in response to any (A) discovery of any Hazardous Substances on, under or about the Property other than Permitted Hazardous Substances or (B) any claim for damages resulting from Hazardous Substance Activities, (3) NAI's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property which could cause the Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (4) any investigation or inquiry of any failure or alleged failure by NAI to comply with Environmental Laws affecting the Property by any governmental authority responsible for enforcing Environmental Laws. In such event, NAI shall deliver to BNPLC within thirty days after BNPLC's request, a preliminary written environmental plan setting forth a general description of the action that NAI proposes to take with respect thereto, if any, to bring the Property into compliance with Environmental Laws or to correct any breach by NAI of this Paragraph 8, including any proposed Remedial Work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as BNPLC may request.

                (ii) NAI shall provide BNPLC with copies of all material written communications with federal, state and local governments, or agencies relating to the matters listed in the preceding clause (i). NAI shall also provide BNPLC with copies of any correspondence from third Persons which threaten litigation over any significant failure or alleged significant failure of NAI to maintain or operate the Property in accordance with Environmental Laws.

                (iii) Prior to NAI's submission of a Material Environmental Communication to any governmental or regulatory agency or third party, NAI shall, to the extent practicable, deliver to BNPLC a draft of the proposed submission (together with the proposed date of submission), and in good faith assess and consider any comments of BNPLC regarding the same. Promptly after BNPLC's request, NAI shall meet with BNPLC to discuss the submission, shall provide any additional information requested by BNPLC and shall provide a written explanation to BNPLC addressing the issues raised by comments (if any) of BNPLC regarding the submission, including a reasoned analysis supporting any decision by NAI not to modify the submission in accordance with comments of BNPLC.

        9. INSURANCE REQUIRED AND CONDEMNATION.

           (a) Liability Insurance. Throughout the Term NAI shall maintain commercial general liability insurance against claims for bodily and personal injury, death and property damage occurring in or upon or resulting from any occurrence in or upon the Property under one or more insurance policies that satisfy the requirements set forth in Exhibit B. NAI shall deliver and maintain with BNPLC for each liability insurance policy required by this Improvements Lease written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the requirements set forth in Exhibit B.

           (b) Property Insurance. Throughout the Term NAI will keep all Improvements (including all alterations, additions and changes made to the Improvements) insured against fire and other casualty under one or more property insurance policies that satisfy the requirements set forth in Exhibit B. NAI shall deliver and maintain with BNPLC for each property insurance policy required by this Improvements Lease written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the requirements set forth in Exhibit B. If any of the Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPLC may, but shall not be obligated to, make proof of loss if not made promptly by NAI after notice from BNPLC, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPLC for application as required by Paragraph 10, and (iii) BNPLC may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that if any such claim is for less than $500,000, if no CMA Termination Event shall have occurred and no Event of Default shall have occurred and be continuing, NAI shall have the right to settle, adjust or compromise the claim as NAI deems appropriate; and, provided further, that so long as no CMA Termination Event shall have occurred and no Event of Default shall have occurred and be continuing, BNPLC must provide NAI with at least forty-five days notice of BNPLC's intention to settle any such claim before settling it unless NAI shall already have approved of the settlement by BNPLC). If any casualty shall result in damage to or loss or destruction of the Property, NAI shall give immediate notice thereof to BNPLC and Paragraph 10 shall apply.

           (c) Failure to Obtain Insurance. If NAI fails to obtain any insurance or to provide confirmation of any such insurance as required by this Improvements Lease, BNPLC shall be entitled (but not required) to obtain the insurance that NAI has failed to obtain or for which NAI has not provided the required confirmation and, without limiting BNPLC's other remedies under the circumstances, BNPLC may require NAI to reimburse BNPLC for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by BNPLC until the date of reimbursement by NAI (provided, however, that any such insurance cost paid by BNPLC prior to the Base Rent Commencement Date will be charged against the Construction Allowance under the Construction Management Agreement as if it had been paid by NAI).

           (d) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Property or any portion thereof, each party shall notify the other (provided, however, BNPLC shall have no liability for its failure to provide such notice) of the pendency of such proceedings. NAI shall, at its expense, diligently prosecute any such proceedings and shall consult with BNPLC, its attorneys and experts and cooperate with them as requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to BNPLC as Escrowed Proceeds, and all such proceeds will be applied as provided in Paragraph 10. BNPLC is hereby authorized, in the name of NAI, at any time after a CMA Termination Event or when an Event of Default shall have occurred and be continuing, or otherwise with NAI's prior consent, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Property. BNPLC shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

           (e) Waiver of Subrogation. NAI, for itself and for any Person claiming through it (including any insurance company claiming by way of subrogation), waives any and every claim which arises or may arise in its favor against BNPLC or any other Interested Party and the officers, directors, and employees of the Interested Parties for any and all Losses, to the extent that NAI is compensated by insurance or would be compensated by the insurance policies contemplated in this Improvements Lease, but for any deductible or self-insured retention maintained under such insurance or but for a failure of NAI to maintain the insurance as required by this Improvements Lease. NAI agrees to have such insurance policies properly endorsed so as to make them valid notwithstanding this waiver, if such endorsement is required to prevent a loss of insurance.

        10. APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS.

            (a) Collection and Application of Insurance and Condemnation Proceeds Generally. This Paragraph 10 shall govern the application of proceeds received by BNPLC or NAI during the Term from any third party (1) under any property insurance policy as a result of damage to the Property (including proceeds payable under any insurance policy covering the Property which is maintained by NAI), (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, or (3) because of any judgment, decree or award for injury or damage to the Property; excluding, however, any funds paid to BNPLC by BNPLC's Parent, by an Affiliate of BNPLC or by any Participant that is made to compensate BNPLC for any Losses BNPLC may suffer or incur in connection with this Improvements Lease or the Property. NAI will promptly pay over to BNPLC any insurance, condemnation or other proceeds covered by this Paragraph 10 which NAI may receive from any insurer, condemning authority or other third party. All proceeds covered by this Paragraph 10, including those received by BNPLC from NAI or third parties, shall be applied as follows:

                (i) First, proceeds covered by this Paragraph 10 will be used to reimburse BNPLC for any costs and expenses, including Attorneys' Fees, that BNPLC incurred to collect the proceeds.

                (ii) Second, the proceeds remaining after such reimbursement to BNPLC (hereinafter, the "REMAINING PROCEEDS") will be applied, as hereinafter more particularly provided, either as a Qualified Prepayment or to reimburse NAI or BNPLC for the actual out-of-pocket costs of repairing or restoring the Property. Until, however, any Remaining Proceeds received by BNPLC are applied by BNPLC as a Qualified Prepayment or applied by BNPLC to reimburse costs of repairs to or restoration of the Property pursuant to this Paragraph 10, BNPLC shall hold and maintain such Remaining Proceeds as Escrowed Proceeds in an interest bearing account, and all interest earned on such account shall be added to and made a part of such Escrowed Proceeds.

           (b) Advances of Escrowed Proceeds to NAI. Except as otherwise provided below in this Paragraph 10, BNPLC shall advance all Remaining Proceeds held by it as Escrowed Proceeds to reimburse NAI for the actual out-of-pocket cost to NAI of repairing or restoring the Property in accordance with the requirements of this Improvements Lease and the other Operative Documents as the applicable repair or restoration progresses and upon compliance by NAI with such terms, conditions and requirements as may be reasonably imposed by BNPLC. In no event, however, shall BNPLC be required to pay Escrowed Proceeds to NAI in excess of the actual out-of-pocket cost to NAI of the applicable repair or restoration, as evidenced by invoices or other documentation satisfactory to BNPLC, it being understood that BNPLC may retain and apply any such excess as a Qualified Prepayment.

           (b) Application of Escrowed Proceeds as a Qualified Prepayment. Provided NAI has completed the Construction Project pursuant to the Construction Management Agreement and no Event of Default shall have occurred and be continuing, BNPLC shall apply any Remaining Proceeds paid to it (or other amounts available for application as a Qualified Prepayment) as a Qualified Prepayment on any date that BNPLC is directed to do so by a notice from NAI; however, if such a notice from NAI specifies an effective date for a Qualified Prepayment that is less than five Business Days after BNPLC's actual receipt of the notice, BNPLC may postpone the date of the Qualified Prepayment to any date not later than five Business Days after BNPLC's receipt of the notice. In any event, except when BNPLC is required by the preceding sentence to apply Remaining Proceeds or other amounts as a Qualified Prepayment on an Advance Date or a Base Rent Date, BNPLC may deduct Breakage Costs incurred in connection with any Qualified Prepayment from the Remaining Proceeds or other amounts available for application as the Qualified Prepayment, and NAI will reimburse BNPLC upon request for any such Breakage Costs that BNPLC incurs but does not deduct.

           (c) Special Provisions Applicable After a CMA Termination Event or an Event of Default. Notwithstanding the foregoing, after any CMA Termination Event, and when any Event of Default shall have occurred and be continuing, BNPLC shall be entitled to receive and collect all insurance, condemnation or other proceeds governed by this Paragraph 10 and to apply all Remaining Proceeds, when and to the extent deemed appropriate by BNPLC in its sole discretion, either (A) to the reimbursement of NAI or BNPLC for the out-of-pocket cost of repairing or restoring the Property, or (B) as Qualified Prepayments.

           (d) NAI's Obligation to Restore. Regardless of the adequacy of any Remaining Proceeds available to NAI hereunder, and notwithstanding other provisions of this Improvements Lease to the contrary:

                (i) If, prior to the Base Rent Commencement Date, the Property is damaged by fire or other casualty or any part of the Property is taken by condemnation, NAI shall to the maximum extent possible, as part of the Work contemplated in the Construction Management Agreement, restore the Property or the remainder thereof and continue construction of the Construction Project on and subject to the terms and conditions set forth in the Construction Management Agreement. However, any additional costs required to complete the Construction Project resulting from such a casualty or taking prior to the Base Rent Commencement Date shall, to the extent not covered by Remaining Proceeds paid to NAI as provided in this Improvements Lease, be subject to reimbursement by BNPLC under the Construction Management Agreement on the same terms and conditions that apply to reimbursements of other costs of the Work thereunder.

                (ii) If, on or after the Base Rent Commencement Date, the Property is damaged by fire or other casualty or less than all or substantially all of the Property is taken by condemnation, NAI must:

                        a) increase the value of the Property or the remainder
                thereof by restoring or improving the same (in a manner consistent with the requirements and limitations imposed by this Improvements Lease and the other Operative Documents or otherwise acceptable to BNPLC), or decrease Stipulated Loss Value by tendering a payment to BNPLC for application as a Qualified Prepayment, as necessary to cause Current AS IS Market Value to be not less than sixty percent (60%) of Stipulated Loss Value; and

                        b) restore the Property or the remainder thereof to a
                reasonably safe and sightly condition.

           (e) Takings of All or Substantially All of the Property on or after the Base Rent Commencement Date. In the event of any taking of all or substantially all of the Property on or after the Base Rent Commencement Date, BNPLC shall be entitled to apply all Remaining Proceeds as a Qualified Prepayment. In addition, if Stipulated Loss Value immediately prior to any such taking exceeds the sum of the Remaining Proceeds resulting from such condemnation, then BNPLC shall be entitled to recover the excess from NAI upon demand as an additional Qualified Prepayment, whereupon this Improvements Lease shall terminate. Any taking of so much of the Real Property as, in BNPLC's reasonable good faith judgment, makes it impracticable to restore or improve the remainder thereof as required by part (2) of the preceding subparagraph shall be considered a taking of substantially all the Property for purposes of this Paragraph 10.

        11. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF NAI CONCERNING THE PROPERTY. NAI represents, warrants and covenants as follows:

            (a) Compliance with Covenants and Laws. The use of the Property permitted by this Improvements Lease complies, or will comply after NAI obtains available permits as the tenant under this Improvements Lease, in all material respects with all Applicable Laws. NAI has obtained or will promptly obtain all utility, building, health and operating permits as may be required by any governmental authority or municipality having jurisdiction over the Property for the construction contemplated herein and the use of the Property permitted by this Improvements Lease.

            (b) Operation of the Property. During the Term, NAI shall operate the Property in a good and workmanlike manner and substantially in compliance with all Applicable Laws and will pay or cause to be paid all fees or charges of any kind in connection therewith. (If NAI does not promptly correct any failure of the Property to comply with Applicable Laws that is the subject of a written notice given to NAI or BNPLC by any governmental authority, then for purposes of the preceding sentence, NAI shall be considered not to have maintained the Property "substantially in accordance with Applicable Laws" whether or not the noncompliance would be substantial in the absence of the notice.) During the Term, NAI shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. During the Term, to the extent that any of the following would, individually or in the aggregate, increase the likelihood of a CMA Termination Event under the Construction Management Agreement or materially and adversely affect the value of the Property or NAI's use, occupancy or operations on the Property, NAI shall not, without BNPLC's prior consent: (i) initiate or permit any zoning reclassification of the Property; (ii) seek any variance under existing zoning ordinances applicable to the Property; (iii) use or permit the use of the Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Property; or (v) consent to the annexation of the Property to any municipality. If (A) a change in the zoning or other Applicable Laws affecting the permitted use or development of the Property shall occur after the Base Rent Commencement Date that reduces the value of the Property, or
(B) conditions or circumstances on or about the Property are discovered after the Base Rent Commencement Date (such as the presence of an endangered species) which substantially impede development and thereby reduce the value of the Property, and if after any such reduction under clause (A) or (B) preceding the Current AS IS

Market Value of the Property is less than sixty percent (60%) of Stipulated Loss Value, then NAI shall pay BNPLC upon request the amount by which Current AS IS Market Value is less than sixty percent (60%) of Stipulated Loss Value, for application as a Qualified Prepayment. During the Term, NAI shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property, and NAI shall not do any act whereby the market value of the Property may reasonably be expected to be materially lessened. During the Term, if NAI receives a written notice or claim from any federal, state or other governmental entity that the Property is not in compliance in any material respect with any Applicable Law, or that any action may be taken against the owner of the Property because the Property does not comply with Applicable Law, NAI shall promptly furnish a copy of such notice or claim to BNPLC.

        Notwithstanding the foregoing, NAI may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Property, and pending such contest NAI shall not be deemed in default hereunder because of the violation of such Applicable Law, if NAI diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and if NAI promptly causes the Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Property; provided, however, in any event such contest shall be concluded and the violation of such Applicable Law must be corrected by NAI and any claims asserted against BNPLC or the Property because of such violation must be paid by NAI, all prior to the earlier of (i) the date that any criminal prosecution is instituted or overtly threatened against BNPLC or any of its directors, officers or employees because of such violation, (ii) the date that any action is taken by any governmental authority against BNPLC or any property owned by BNPLC (including the Property) because of such violation, or (iii) a Designated Sale Date upon which, for any reason, NAI or an Affiliate of NAI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a price to BNPLC (when taken together with any additional payments made by NAI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

           (c) Debts for Construction, Maintenance, Operation or Development. NAI shall cause all debts and liabilities incurred in the construction, maintenance, operation or development of the Property, including all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property, to be promptly paid; provided, that nothing in this subparagraph will be construed to require NAI to remove Liens Removable by BNPLC.

        Notwithstanding the foregoing, NAI may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest NAI shall not be deemed in default under this subparagraph because of the contested lien if (1) within sixty days after being asked to do so by BNPLC, NAI bonds over to BNPLC's reasonable satisfaction all such contested liens against the Property alleged to secure an amount in excess of $500,000 (individually or in the aggregate), (2) NAI diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (3) NAI promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs must be paid by NAI prior to the earlier of (i) the date that any criminal prosecution is instituted or overtly threatened against BNPLC or its directors, officers or employees because of the nonpayment thereof, (ii) the date that any writ or order is issued under which the Property or any other property in which BNPLC has an interest may be seized or sold or any other action is taken against BNPLC or any property in which BNPLC has an interest because of the nonpayment thereof, or (iii) a Designated Sale Date upon which, for any reason, NAI or an Affiliate of NAI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a price to BNPLC (when taken together with any additional payments made by NAI pursuant to

Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

           (d) Repair, Maintenance, Alterations and Additions. NAI shall keep the Property in good order, operating condition and appearance and shall cause all necessary repairs, renewals and replacements to be promptly made. NAI will not allow any of the Property to be materially misused, abused or wasted, and NAI shall promptly replace any worn-out fixtures and Personal Property with fixtures and Personal Property comparable to the replaced items when new. NAI shall not, without the prior consent of BNPLC, (i) remove from the Property any fixture or Personal Property having significant value except such as are replaced by NAI by fixtures or Personal Property of equal suitability and value, free and clear of any lien or security interest (and for purposes of this clause "significant value" will mean any fixture or Personal Property that has a value of more than $100,000 or that, when considered together with all other fixtures and Personal Property removed and not replaced by NAI by items of equal suitability and value, has an aggregate value of $500,000 or more) or (ii) make material new Improvements or alter Improvements in any material respect, except as part of the Work performed in accordance with the Construction Management Agreement. Without limiting the foregoing, NAI will notify BNPLC before making any significant alterations to the Improvements after the completion of the Construction Project. Nothing in this subparagraph, however, is intended to limit NAI's rights and obligations under other express provisions of this Improvements Lease and the Construction Management Agreement with respect to the Construction Project.

           (e) Permitted Encumbrances and Development Documents. NAI shall during the Term comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of any interest in the Property by the Permitted Encumbrances (including the Premises Lease) or the Development Documents. Without limiting the foregoing, NAI shall cause all amounts to be paid when due, the payment of which is secured by any Lien against the Property created by the Permitted Encumbrances. Without the prior consent of BNPLC, NAI shall not enter into, initiate, approve or consent to any modification of any Permitted Encumbrance or Development Document that would create or expand or purport to create or expand obligations or restrictions which would encumber BNPLC's interest in the Property. (Whether BNPLC must give any such consent requested by NAI during the Term of this Improvements Lease shall be governed by subparagraph 3(A) of the Closing Certificate and Agreement.)

           (f) Books and Records Concerning the Property. NAI shall keep books and records that are accurate and complete in all material respects for the Property and, subject to Paragraph 16(c), will permit all such books and records (including all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by BNPLC. This subparagraph shall not be construed as requiring NAI to regularly maintain separate books and records relating exclusively to the Property; provided, however, that upon request, NAI shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Property.

        12. FINANCIAL COVENANTS AND OTHER COVENANTS INCORPORATED BY REFERENCE TO
SCHEDULE 1. Throughout the Term of this Improvements Lease, NAI shall comply with the requirements of Schedule 1 attached hereto.


        13. FINANCIAL STATEMENTS AND OTHER REPORTS.

            (a) Financial Statements; Required Notices; Certificates. Throughout the Term of this Improvements Lease, NAI shall deliver to BNPLC and to each
Participant:

                (i) as soon as available and in any event within one hundred twenty days after the end of each fiscal year of NAI, a consolidated balance sheet of NAI and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of NAI and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP and accompanied by a report and opinion of accountants of national standing selected by NAI, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification or exception which BNPLC determines, in BNPLC's reasonable discretion, is unacceptable;

                (ii) as soon as available and in any event within sixty days after the end of each of the first three quarters of each fiscal year of NAI, the consolidated balance sheet of NAI and its Consolidated Subsidiaries as of the end of such quarter and the consolidated income statement and the consolidated statement of cash flows of NAI and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP and certified by the chief financial officer or controller of NAI (subject to year-end adjustments);

                (iii) together with the financial statements furnished in accordance with subparagraph 13(a)(ii) and, a certificate of the chief financial officer or controller of NAI: (i) certifying that to the knowledge of NAI no Default or Event of Default under this Improvements Lease has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a brief statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) certifying that the representations of NAI set forth in the Operative Documents are true and correct in all material respects as of the date thereof as though made on and as of the date thereof or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (iii) with computations demonstrating compliance with the financial covenants contained in Schedule 1;

                (iv) within five days after the end of each calendar month, a certificate of the chief financial officer or controller of NAI certifying that at the end of the preceding calendar month, NAI had sufficient cash and other assets described in Paragraph 1 of Part II of
        Schedule 1 to comply with the requirements of that paragraph;

                (v) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which NAI sends to NAI's stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than registration statements on Form S-8 or any form substituted therefor) which NAI files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                (vi) upon request by BNPLC, a statement in writing certifying that the Operative Documents are unmodified and in full effect (or, if there have been modifications, that the Operative Documents are in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent has been paid and either stating that to the knowledge of NAI no Default or Event of Default under this Improvements Lease has occurred and is continuing or, if a Default or Event of Default under this Improvements Lease has occurred and is continuing, a brief statement as to the nature thereof; it being intended that any such statement by NAI may be relied upon by any prospective purchaser or mortgagee of the Property and by the Participants

                (vii) as soon as possible after, and in any event within ten days after NAI becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to NAI relating thereto is $500,000 or more, a notice signed by a senior financial officer of NAI setting forth details of the following and the response, if any, which NAI or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by NAI or an ERISA Affiliate with respect to any of the following or the events or conditions leading up to the following): (A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of NAI, against the assets of any Plan or Multiemployer Plan or against any interest of BNPLC or NAI in the Property, or (B) the taking of any action by the PBGC or any other governmental authority against NAI to terminate any Plan of NAI or any ERISA Affiliate of NAI or to cause the appointment of a trustee or receiver to administer any such Plan ; and

                (viii) such other information respecting the condition or operations, financial or otherwise, of NAI, of any of its Subsidiaries or of the Property as BNPLC or any Participant through BNPLC may from time to time reasonably request.

BNPLC is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 13(a) to BNPLC's Parent, to the Participants and to any regulatory body having jurisdiction over BNPLC or BNPLC's Parent or any Participant that requires or requests it.

        14. ASSIGNMENT AND SUBLETTING BY NAI.

            (a) BNPLC's Consent Required. Without the prior consent of BNPLC, NAI shall not assign, transfer, mortgage, pledge or hypothecate this Improvements Lease or any interest of NAI hereunder and shall not sublet all or any part of the Property, by operation of law or otherwise; provided, that subject to subparagraph 14(c) below, (I) this provision shall not be construed to prohibit any Premises Lease described in the Common Definitions and Provisions Agreement (Phase V - Improvements) or any transfer or sublease by a lessee thereunder which is authorized by the Premises Lease, and (II) if (and after) NAI completes the Construction Project pursuant to the Construction Management Agreement and so long as no Event of Default has occurred and is continuing: (1) NAI shall be entitled to sublet no more than forty-nine percent (49%) (computed on the basis of square footage) of the useable space in then existing and completed building Improvements, if any, so long as (i) any sublease by NAI is made expressly subject and subordinate to the terms hereof, and (ii) such sublease has a term equal to or less than the remainder of the then effective Term of this Improvements Lease; and (2) NAI shall be entitled to assign or transfer this Improvements Lease or any interest of NAI hereunder to an Affiliate of NAI if both NAI and its Affiliate confirm their joint and several liability hereunder by written notice given to BNPLC.

            (b) Standard for BNPLC's Consent to Assignments and Certain Other Matters. Consents and approvals of BNPLC which are required by this Paragraph 14 will not be unreasonably withheld or delayed, but NAI acknowledges that BNPLC's withholding of such consent or approval shall be reasonable if BNPLC determines in good faith that (1) giving the approval may materially increase BNPLC's risk of liability for any existing or future environmental problem, or (2) giving the approval is likely to increase BNPLC's administrative burden of complying with or monitoring NAI's compliance with the requirements of this Improvements Lease.

            (c) Consent Not a Waiver. No consent by BNPLC to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Improvements Lease or NAI's interest hereunder, and no assignment or subletting of the Property or any part thereof in accordance with this Improvements Lease or otherwise with BNPLC's consent, shall release NAI from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve NAI from any requirement of obtaining the prior consent of BNPLC to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Improvements Lease or any interest of NAI hereunder.

        15. ASSIGNMENT BY BNPLC.

            (a) Restrictions on Transfers. Except by a Permitted Transfer, BNPLC shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Improvements Lease or the other Operative Documents or any interest of BNPLC in and to the Property during the Term without the prior consent of NAI, which consent NAI may withhold in its sole discretion. Further, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to BNPLC hereunder because of BNPLC's assignment of this Improvements Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, NAI shall not be required to compensate BNPLC or any such assignee for the withholding tax. If, in breach of this subparagraph, BNPLC transfer the Property or any part thereof by a conveyance or that does not constitute a Permitted Transfer, with the result that additional transfer taxes or other Impositions are assessed against the Property or the owner thereof, BNPLC shall be required to pay such additional transfer taxes or other Impositions.

            (b) Effect of Permitted Transfer or other Assignment by BNPLC. If, without breaching subparagraph 15(a), BNPLC sells or otherwise transfers the Property and assigns all of its rights under this Improvements Lease and the other Operative Documents, then BNPLC shall thereby be released from any obligations arising after such assumption under this Improvements Lease or the other Operative Documents (other than any liability for a breach of any continuing obligation to provide Construction Advances under the Construction Management Agreement), and NAI shall look solely to each successor in interest of BNPLC for performance of such obligations.

        16. BNPLC'S RIGHT OF ACCESS.

            (a) During the Term, BNPLC and BNPLC's representatives may (subject to subparagraph 16(c)) enter the Property at any reasonable time after five Business Days advance written notice to NAI for the purpose of making inspections or performing any work BNPLC is authorized to undertake by the next subparagraph or for the purpose confirming whether NAI has complied with the requirements of this Improvements Lease or the other Operative Documents.

            (b) If NAI fails to perform any act or to take any action required of it by this Improvements Lease or the Closing Certificate, or to pay any money which NAI is required by this Improvements Lease or the Closing Certificate to pay, and if such failure or action constitutes an Event of Default or renders BNPLC or any director, officer, employee or Affiliate of BNPLC at risk of criminal prosecution or renders BNPLC's interest in the Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, BNPLC may, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by BNPLC, and any money so paid by BNPLC, shall be a demand obligation owing by NAI to BNPLC. Further, BNPLC, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of BNPLC to do any work which under any provision of this Improvements Lease NAI may be required to perform, and the performance thereof by BNPLC shall not constitute a waiver of NAI's default. BNPLC may during the progress of any such work permitted by BNPLC hereunder on or in the Property keep and store upon the Property all necessary materials, tools, and equipment. BNPLC shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to NAI or the subtenants or invitees of NAI by reason of making such repairs or the performance of any such work on or in the Property, or on account of bringing materials, supplies and equipment into or through the Property during the course of such work (except for any liability in excess of the liability insurance limits established in Exhibit resulting from death or injury or damage to the property of third parties caused by the Established Misconduct of BNPLC or its officers, employees, or agents in connection therewith), and the obligations of NAI under this Improvements Lease shall not thereby be excused in any manner.

            (c) NAI shall have no obligation to provide proprietary information (as defined in the next sentence) to BNPLC, except and to the extent that (1) BNPLC reasonably determines that BNPLC cannot accomplish the purposes of BNPLC's inspection of the Property or exercise of other rights granted pursuant to the various express provisions of this Improvements Lease and the other Operative Documents without evaluating such information. For purposes of this Improvements Lease "proprietary information" includes NAI's intellectual property, trade secrets and other confidential information of value to NAI about, among other things, NAI's manufacturing processes, products, marketing and corporate strategies, but in no event will "proprietary information" include any disclosure of substances and materials (and their chemical composition) which are or previously have been present in, on or under the Property at the time of any inspections by BNPLC, nor will "proprietary information" include any additional disclosures reasonably required to permit BNPLC to determine whether the presence of such substances and materials has constituted a violation of Environmental Laws. In addition, under no circumstances shall NAI have any obligation to disclose to BNPLC or any other party any proprietary information of NAI (including, without limitation, any pending applications for patents or trademarks, any research and design and any trade secrets) except if and to the limited extent reasonably necessary to comply with the express provisions of this Improvements Lease or the other Operative Documents.

        17. EVENTS OF DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" by NAI under this Improvements Lease:

            (a) NAI shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after NAI is notified in writing thereof.

            (b) NAI shall fail to cause any representation or warranty of NAI contained herein or in the Construction Management Agreement or the Closing Certificate that was false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this Paragraph 17), or NAI shall fail to comply with any term, provision or covenant of this Improvements Lease or of the Construction Management Agreement or the Closing Certificate (other than as described in the other clauses of this Paragraph 17), and in either case shall not cure such failure prior to the earlier of (A) thirty days after written notice thereof is sent to NAI or (B) the date any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) or any criminal prosecution is instituted or overtly threatened against BNPLC or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal prosecution is instituted or overtly threatened, the period within which such failure may be cured by NAI shall be extended for a further period (not to exceed an additional sixty days) as shall be necessary for the curing thereof with diligence, if (but only if) (x) such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, (y) NAI shall promptly have commenced to cure such failure and shall thereafter continuously prosecute the curing thereof with reasonable diligence and (z) the extension of the period for cure will not, in any event, cause the period for cure to extend beyond five days prior to the expiration of this Improvements Lease.

            (c) NAI shall abandon the Property.

            (d) NAI or any Subsidiary shall fail to make any payment or payments of principal, premium or interest, of Debt of NAI described in the next sentence when due (taking into consideration the time NAI may have to cure such failure, if any, under the documents governing such Debt). As used in this clause , "DEBT" shall include only Debt (as defined in the Common Definitions and Provisions Agreement (Phase V - Improvements)) of NAI or any of its Subsidiaries now existing or arising in the future (a) payable to BNPLC or any Affiliate of BNPLC, or (B) payable to any other Person and with respect to which $3,000,000 or more is actually due and payable because of acceleration or otherwise.

            (e) NAI: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall file any petition or application to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed against it; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty days or more.

            (f) One or more final judgments, decrees or orders for the payment of money in excess of $3,000,000 in the aggregate shall be rendered against NAI and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty consecutive days without NAI's having obtained an agreement (or after the expiration or termination of an agreement) of the Persons entitled to enforce such judgment, decrees or orders not to enforce the same pending negotiations with NAI concerning the satisfaction or other discharge of the same.

            (g) NAI shall breach the requirements of Paragraph 12, which by reference to Schedule 1 establishes certain financial covenants and other requirements.

            (h) as of the effective date of this Improvements Lease, any of the representations or warranties of NAI contained in subparagraphs 2(A) - (J) of the Closing Certificate shall be false or misleading in any material respect.

            (i) NAI shall fail to pay the full amount of any Supplemental Payment required by the Purchase Agreement on the Designated Sale Date or shall fail to provide Collateral as and when due pursuant to the Pledge Agreement Documents.

            (j) NAI shall fail to comply with any term, provision or condition of the Pledge Agreements after the expiration of any applicable notice and cure period set forth in the Pledge Agreement.

        18. REMEDIES.

            (a) Basic Remedies. At any time after an Event of Default and after BNPLC has given any notice required by subparagraph 18(b), BNPLC shall be entitled at BNPLC's option (and without limiting BNPLC in the exercise of any other right or remedy BNPLC may have, and without any further demand or notice except as expressly described in this subparagraph 18(a)), to exercise any one or more of the following remedies:

                (i) By notice to NAI, BNPLC may terminate NAI's right to possession of the Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate NAI's right to possession if NAI fails to cure the default within the time specified in the notice.

                (ii) Upon termination of NAI's right to possession and without further demand or notice, BNPLC may re-enter the Property in any manner not prohibited by Applicable Law and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Improvements may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of NAI.

                (iii) Upon termination of NAI's right to possession, this Improvements Lease shall terminate and BNPLC may recover from NAI:

                        a) The worth at the time of award of the unpaid Rent
                which had been earned at the time of termination;

                        b) The worth at the time of award of the amount by which
                the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that NAI proves could have been reasonably avoided;

                        c) The worth at the time of award of the amount by which
                the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that NAI proves could be reasonably avoided; and

                        d) Any other amount necessary to compensate BNPLC for
                all the detriment proximately caused by NAI's failure to perform NAI's obligations under this Improvements Lease or which in the ordinary course of things would be likely to result therefrom, including the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Property, removing persons or property therefrom, placing the Property in good order, condition, and repair, preparing and altering the Property for reletting, all other costs and expenses of reletting, and any loss incurred by BNPLC as a result of NAI's failure to perform NAI's obligations under the other Operative Documents.

                The "WORTH AT THE TIME OF AWARD" of the amounts referred to in subparagraph 18(a)(iii)a) and subparagraph 18(a)(iii)b) shall be computed by allowing interest at the Default Rate. The "WORTH AT THE TIME OF AWARD" of the amount referred to in subparagraph 18(a)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                        e) Such other amounts in addition to or in lieu of the
                foregoing as may be permitted from time to time by applicable California law.

                (iv) BNPLC shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even if NAI has breached this Improvements Lease and abandoned the Property, this Improvements Lease shall continue in effect for so long as BNPLC does not terminate NAI's right to possession, and BNPLC may enforce all of BNPLC's rights and remedies under this Improvements Lease, including the right to recover the Rent as it becomes due under this Improvements Lease. NAI's right to possession shall not be deemed to have been terminated by BNPLC except pursuant to subparagraph 18(a)(i) hereof. The following shall not constitute a termination of NAI's right to possession:

                        a) Acts of maintenance or preservation or efforts to
                relet the Property;

                        b) The appointment of a receiver upon the initiative of
                BNPLC to protect BNPLC's interest under this Improvements Lease; or

                        c) Reasonable withholding of consent to an assignment or
                subletting, or terminating a subletting or assignment by NAI.

            (b) Notice Required So Long As the Purchase Option and NAI's Initial Remarketing Rights and Obligations Continue Under the Purchase Agreement. So long as NAI remains in possession of the Property and there has been no termination of the Purchase Option and NAI's Initial Remarketing Rights and Obligations as provided Paragraph 4 of the Purchase Agreement, BNPLC's right to exercise remedies provided in subparagraph 18(a) will be subject to the condition precedent that BNPLC shall have notified NAI, at a time when an Event of Default shall have occurred and be continuing, of BNPLC's intent to exercise remedies provided in subparagraph 18(a) at least sixty days prior to exercising the remedies. The condition precedent is intended to provide NAI with an opportunity to exercise the Purchase Option or NAI's Initial Remarketing Rights and Obligations before losing possession of the Property pursuant to subparagraph 18(a). The condition precedent is not, however, intended to extend any period for curing an Event of Default. Accordingly, if an Event of Default has occurred, and regardless of whether any Event of Default is then continuing, BNPLC may proceed immediately to exercise remedies provided in subparagraph 18(a) at any time after the earlier of (i) sixty days after BNPLC has given such a notice to NAI, (ii) any date upon which NAI relinquishes possession of the Property, or (iii) any termination of the Purchase Option and NAI's Initial Remarketing Rights and Obligations.

            (c) Enforceability. This Paragraph 18 shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

            (c) Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and in addition to any other right or remedy given to BNPLC hereunder or now or hereafter existing in favor of BNPLC under Applicable Law or in equity. In addition to other remedies provided in this Improvements Lease, BNPLC shall be entitled, to the extent permitted by Applicable Law or in equity, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Improvements Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Improvements Lease to be performed by NAI, or to any other remedy allowed to BNPLC at law or in equity. Nothing contained in this Improvements Lease shall limit or prejudice the right of BNPLC to prove for and obtain in proceedings for bankruptcy or insolvency of NAI by reason of the termination of this Improvements Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of BNPLC under the Purchase Documents, and BNPLC shall not be required to give the sixty day notice described in subparagraph 18(b) as a condition precedent to any acceleration of the Designated Sale Date or to taking any action to enforce the Purchase Documents.

        19. DEFAULT BY BNPLC. If BNPLC should default in the performance of any of its obligations under this Improvements Lease, BNPLC shall have the time reasonably required, but in no event less than thirty days, to cure such default after receipt of notice from NAI specifying such default and specifying what action NAI believes is necessary to cure the default. If NAI prevails in any litigation brought against BNPLC because of BNPLC's failure to cure a default within the time required by the preceding sentence, then NAI shall be entitled to an award against BNPLC for the monetary damages proximately caused to NAI by such default.

        Notwithstanding the foregoing, BNPLC's right to cure as provided in this Paragraph 19 will not in any event extend the time within which BNPLC must remove Liens Removable by BNPLC as required by Paragraph 20 beyond the Designated Sale Date.

        20. QUIET ENJOYMENT. Provided NAI pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by NAI hereunder, BNPLC shall not during the Term disturb NAI's peaceable and quiet enjoyment of the Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Improvements Lease, to Permitted Encumbrances, to Development Documents and to any other claims not constituting Liens Removable by BNPLC. If any Lien Removable by BNPLC is claimed against the Property, BNPLC will remove the Lien Removable by BNPLC promptly. Any breach by BNPLC of this Paragraph shall render BNPLC liable to NAI for any monetary damages proximately caused thereby, but as more specifically provided in subparagraph 4(b) above, no such breach shall entitle NAI to terminate this Improvements Lease or excuse NAI from its obligation to pay Rent.

        21. SURRENDER UPON TERMINATION. Unless NAI or an Applicable Purchaser purchases or has purchased BNPLC's entire interest in the Property pursuant to the terms of the Purchase Agreement and BNPLC's entire interest in the Improvements and other "Property" under (and as defined in) the Other Purchase Agreement, NAI shall, upon the termination of NAI's right to occupancy, surrender to BNPLC the Property, including Improvements constructed by NAI and fixtures and furnishings included in the Property, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and with all Improvements in substantially the same condition as of the date the same were initially completed, excepting only (i) ordinary wear and tear that occurs between the maintenance, repairs and replacements required by other provisions of this Improvements Lease or the Other Lease Agreement, and (ii) demolition, alterations and additions which are expressly permitted by the terms of this Improvements Lease or the Other Lease Agreement and which have been completed by NAI in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to NAI or any party claiming under NAI, if not removed at the time of such termination and if BNPLC shall so elect, shall be deemed abandoned and become the property of BNPLC without any payment or offset therefor. If BNPLC shall not so elect, BNPLC may remove such property from the Property and store it at NAI's risk and expense.

        22. HOLDING OVER BY NAI. Should NAI not purchase BNPLC's right, title and interest in the Property as provided in the Purchase Agreement, but nonetheless continue to hold the Property after the termination of this Improvements Lease without BNPLC's consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) the Default Rate for such day; divided by (iii) three hundred and sixty; subject, however, to all of the terms, provisions, covenants and agreements on the part of NAI hereunder. No payments of money by NAI to BNPLC after the termination of this Improvements Lease shall reinstate, continue or extend the Term of this Improvements Lease and no extension of this Improvements Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both BNPLC and NAI.

        23. INDEPENDENT OBLIGATIONS EVIDENCED BY THE OTHER OPERATIVE DOCUMENTS. NAI acknowledges and agrees that nothing contained in this Improvements Lease shall limit, modify or otherwise affect any of NAI's obligations under the other Operative Documents, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations set forth herein. In the event of any inconsistency between the express terms and provisions of the Purchase Documents and the express terms and provisions of this Improvements Lease, the express terms and provisions of the Purchase Documents shall control. In the event of any inconsistency between the express terms and provisions of the Construction Management Agreement or the Closing Certificate and the express terms and provisions of this Improvements Lease, the express terms and provisions of this Improvements Lease shall control; provided, nothing herein will limit or impair NAI's obligations under the Construction Management Agreement or the Closing Certificate following any expiration of termination of this Improvements Lease.


                          [The signature pages follow.]

        IN WITNESS WHEREOF, NAI and BNPLC have caused this Improvements Lease to be executed as of March 1, 2000.



                                  "NAI"

                                  NETWORK APPLIANCE, INC.



                                  By:
                                     -----------------------------------------
                                     Jeffry R. Allen, Chief Financial Officer

        [Continuation of signature pages to Improvements Lease dated to be effective as of March 1, 2000.]



                                  "BNPLC"

                                  BNP LEASING CORPORATION



                                  By:
                                     -----------------------------------------
                                     Lloyd G. Cox, Vice President

                                    Exhibit A

                                LEGAL DESCRIPTION



The real property located in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

All of Parcel 1 as shown upon that certain map entitled, "Parcel Map lying within the City of Sunnyvale, being a resubdivision of Parcel 5, as shown on Map recorded in Book 413 of Maps, at Page 53, Santa Clara County Records, City of Sunnyvale, Santa Clara County, California," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on July 18, 1978 in Book 423 of Maps, at Page 13.

Excepting therefrom, the following described property granted to the Santa Clara County Transit District March 28, 1997 under Series No. 13654560:

All of that certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, and being a portion of Parcel 1, as said Parcel 1 is shown on that certain Parcel Map filed in Book 423 of Maps, Page 13, Records of Santa Clara County, California, and more particularly described as follows:

Beginning at the point of intersection of the centerlines of Fair Oaks Avenue and Crossman Road as said Avenue and Road are shown on said Parcel Map; thence Northerly along said centerline of Crossman Road, North 18(degree) 37' 09" East
82.70 feet; thence Easterly at a right angle from said centerline of Crossman Road, 71(degree) 22' 51" East 54.89 feet to a point on a curve on the Easterly line of said Crossman Road; thence from a tangent bearing of South 9(degree) 32' 30" West along said Easterly line of Crossman Road and along said curve concave Easterly with a radius of 108.99 feet through a central angle of 11(degree) 34' 1" in an arc length of 22.00 feet the true point of this description; thence continuing Southerly and Southeasterly along said Easterly line of Crossman Road the following four (4) described courses: (1) continuing along said curve (from a tangent bearing of South 2(degree) 01' 41" East) concave Easterly with a radius of 108.99 feet through a central angle of 23(degree) 25' 59" an arc length of 44.58 feet; (2) South 25(degree) 27' 40" East 79.86 feet to a curve;
(3) Southeasterly along said curve concave Northeasterly with a radius of 108.99 feet, through a central angle of 9(degree) 00' 00" in an arc length of 17.12 feet; (4) South 34(degree) 27' 40" East 23.31 feet to the Northeasterly line of said Fair Oaks Avenue; thence Southeasterly along said Northeasterly line of Fair Oaks Avenue South 50(degree) 50' 59" East 139.04 feet; thence leaving said Northeasterly line of Fair Oaks Avenue North 34(degree) 36' 17" West 57.40 feet; thence North 50(degree) 50' 13" West 32.20 feet; thence North 34(degree) 36' 17" West 205.73 feet to the true point of beginning.

                                    Exhibit A

                                    Exhibit B

                             INSURANCE REQUIREMENTS


I.      LIABILITY INSURANCE:

        A. NAI must maintain commercial general liability ("CGL") insurance on an occurrence basis, affording immediate protection to the limit of not less than $20,000,000 combined single limit for bodily and personal injury, death and property damage in respect of any one occurrence. The CGL insurance must be primary to, and shall receive no contribution from, any insurance policies or self-insurance programs otherwise afforded to or available to the Interested Parties, collectively or individually. Further, the CGL insurance must include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Improvements Lease (though such coverage or the amount thereof shall in no way limit such indemnifications).

        B. Any deductible or self-insured retention applicable to the CGL insurance shall not exceed $1,000 at any time when NAI shall continue to have the right to exercise any Issue 97-10 Election, or shall have previously exercised an Issue 97-10 Election. After the expiration of NAI's right to exercise any Issue 97-10 Election, and provided no Issue 97-10 Election has been exercised by NAI, NAI may increase any deductible or self-insured retention applicable to such insurance, but not to an amount in excess of $500,000.

        C. The forms of insurance policies (including endorsements) used to provide the CGL insurance required by this Improvements Lease, and the insurance company or companies providing the CGL insurance, must be acceptable to BNPLC. BNPLC shall have the right from time to time and at any time to review and approve such policy forms (including endorsements) and the insurance company or companies providing the insurance. Without limiting the generality of the foregoing, BNPLC may reasonably require (and unless and until NAI is otherwise notified by BNPLC, BNPLC does require) that such insurance be provided under forms and by companies consistent with the following:

        (1) Forms: CGL Insurance must be provided on Insurance Services Office ("ISO") forms CG 0001 1093 or CG 0001 0196 or equivalent substitute forms providing the same or greater coverage.

        (2) Rating Requirements: Insurance must be provided through insurance or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better.

        (3) Required Endorsements: CGL Insurance must be endorsed to provide or include:

                (a) in any policy containing a general aggregate limit, ISO form amendment "Aggregate Limits of Insurance Per Location" CG 2504 1185 or equivalent substitute form;

                (b) a waiver of subrogation, using ISO form CG 2404 1093 or equivalent substitute form (and under the commercial umbrella, if any), in favor of "BNP Leasing Corporation and other Interested Parties (as defined in the Common Definitions and Provisions Agreement (Phase V - Improvements) between Network Appliance, Inc. and BNP Leasing Corporation dated March 1, 2000)";

                                    Exhibit B

                (c) ISO additional insured form CG 2026 1185 or equivalent substitute form, without modification (and under the commercial umbrella, if any), designating as additional insureds "BNPLC and other Interested Parties, as defined in the Common Definitions and Provisions Agreement (Phase V - Improvements) between Network Appliance, Inc. and BNP Leasing Corporation dated March 1, 2000)"; and

                (d) provisions entitling BNPLC to 30 days' notice from the insurer prior to any cancellation, nonrenewal or material modification to the CGL coverage.

        (4) Other Insurance: Each policy to contain standard CGL "other insurance" wording, unmodified in any way that would make it excess over or contributory with the additional insured's own commercial general liability coverage.

II. PROPERTY INSURANCE: From and after the commencement of any construction of Improvements on or about the Land or the delivery of any materials in anticipation of such construction:

        A. NAI must maintain property insurance in "special form" (including theft) or against "all risks," providing the broadest available coverage for all Improvements (as defined in the Common Provisions and Definitions Agreement but excluding those Improvements to be demolished by NAI prior to the commencement of construction contemplated in the Construction Management Agreement) and equipment included in the Property, on a blanket basis if multiple buildings are involved, with no exclusions for vandalism, malicious mischief, or sprinkler leakage, and including coverage against earthquake and all coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Property is in a flood zone, flood. In addition, boiler and machinery coverage must be maintained at all times by endorsement to the property insurance policy or by separate policy. Also, during any period of significant construction on any Improvements, the property insurance must include builder's completed value risk insurance for such Improvements, with no protective safeguard endorsement, and (without limiting the other requirements of this Exhibit) builder's completed value risk insurance must provide the following coverages:

        (1)     materials and supplies at other locations awaiting installation;

        (2) materials and supplies in transit to the worksite for installation;

        (3)     loss of use or consequential loss;

        (4)     pollutant cleanup and removal;

        (5)     freezing;

        (6) collapse during construction, resulting from fault, defect, error or omission in design, plan, specification or workmanship;

        (7)     construction ordinance or law;

        (8)     mechanical or electrical breakdown;

        (9)     debris removal additional limit;

                                    Exhibit B

        (10)    preservation of property;

        (11)    fire department service charge;

        (12) additional interest on construction loan due to delays in the completion of construction;

        (13)    loss of rental income;

        (14) legal/professional fees (in the amount of no less than $1,500,000) and other soft costs as reasonably determined by NAI, subject to BNPLC's approval.

        B. The property insurance required hereby must provide coverage in the amount no less than replacement value (exclusive of land, foundation, footings, excavations and grading) with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Subject to the approval of BNPLC, NAI will be responsible for determining the amount of property insurance to be maintained from time to time, but NAI must maintain such coverage on an agreed value basis to eliminate the effects of coinsurance.

        C. Any deductible or self-insured retention applicable to the property insurance shall not exceed $50,000 at any time when NAI shall continue to have the right to exercise any Issue 97-10 Election, or shall have previously exercised an Issue 97-10 Election; provided, that with respect to earthquake coverage the deductible may be as high as five percent of the value of the Improvements. After the expiration of NAI's right to exercise any Issue 97-10 Election, and provided no Issue 97-10 Election has been exercised by NAI, NAI may increase any deductible or self-insured retention applicable to such insurance, provided the increased amount shall not exceed (1) $500,000 for all coverages other than earthquake coverage, and (2) for earthquake coverage only, five percent of the aggregate amount of the property insurance required to satisfy this Improvements Lease, calculated as described in the preceding paragraph.

        D. The property insurance shall cover not only the value of NAI's interest in the Improvements, but also the interest of BNPLC, with BNPLC shown as an insured as its interests may appear.

        E. The forms of insurance policies (including endorsements) used to provide the property insurance required by this Improvements Lease, and the insurance company or companies providing the property insurance, must be acceptable to BNPLC. BNPLC shall have the right from time to time and at any time to review and approve such policy forms (including endorsements) and the insurance company or companies providing such insurance. Without limiting the generality of the foregoing, BNPLC may reasonably require (and unless and until NAI is otherwise notified by BNPLC, BNPLC does require) that such insurance be provided under forms and by companies consistent with the following:

        (1) Rating Requirements: Insurance to be provided through insurance or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having (a) a policyholder's rating of A or better, (b) a reported financial information rating of no less than X, and (c) in the case of each insurance or reinsurance company, a reported financial information rating which indicates an adjusted policyholders' surplus equal to or greater than the underwriting exposure that such company has under the insurance or reinsurance it is providing for the Property.

                                    Exhibit B

        (2) Required Endorsements: NAI's property insurance must be endorsed to provide or include:

                (a) a waiver of subrogation in favor of "BNPLC and other Interested Parties, as defined in the Common Definitions and Provisions Agreement (Phase V - Improvements) between Network Appliance, Inc. and BNP Leasing Corporation dated March 1, 2000)";

                (b) that NAI's insurance is primary, with any policies of BNPLC or other Interested Parties being excess, secondary and noncontributing;

                (c) that the protection afforded to BNPLC by such insurance shall not be reduced or impaired by acts or omissions of NAI or any other beneficiary or insured; and

                (d) that BNPLC must be notified at least thirty days prior to any cancellation, nonrenewal or reduction of insurance coverage.

III.    OTHER INSURANCE RELATED REQUIREMENTS:

        A. BNPLC must be notified in writing immediately by NAI of claims against NAI that might cause a reduction below seventy-five percent (75%) of any aggregate limit of any policy.

        B. NAI's property insurance must be evidenced by ACORD form 27 "Evidence of Property Insurance" completed and interlineated in a manner satisfactory to BNPLC to show compliance with the requirements of this Exhibit. Copies of endorsements to the property insurance must be attached to such form.

        C. NAI's CGL insurance must be evidenced by ACORD form 25 "Certificate of Insurance" completed and interlineated in a manner satisfactory to BNPLC to show compliance with the requirements of this Exhibit. Copies of endorsements to the CGL insurance must be attached to such form.

        D. Such evidence of required insurance must be delivered upon execution of this Improvements Lease and new certificate or evidence of insurance must be delivered no later than 10 days prior to expiration of existing policy.

        E. NAI shall not cancel, fail to renew, or make or permit any material reduction in any of the policies or certificates described in this Exhibit without the prior written consent of BNPLC. The certificates (ACORD forms 27 and 25) described in this Exhibit must contain the following express provision:

        "This is to certify that the policies of insurance described herein have been issued to the insured Network Appliance, Inc. for whom this certificate is executed and are in force at this time. In the event of cancellation, non-renewal, or material reduction in coverage affecting the certificate holder, at least sixty days prior notice shall be given to the certificate holder."

        F. The limits of liability under the liability insurance required by this Improvements Lease may be provided by a single policy of insurance or by a combination of primary and umbrella policies, but in no event shall the total limits of liability available for any one occurrence or accident be less than those required by this Exhibit.

                                    Exhibit B

        G. NAI shall provide copies, certified as complete and correct by an authorized agent of the applicable insurer, of all insurance policies required by this Exhibit within ten days after receipt of a request for such copies from BNPLC.

                                    Exhibit B

                                    Exhibit C

                         NOTICE OF LIBOR PERIOD ELECTION



BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: George Fung


                Re: Lease Agreement (Phase V - Improvements) and Lease Agreement (Phase V - Land), both dated as of March 1, 2000, and both between Network Appliance, Inc., as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the two Lease Agreements referenced above. This letter constitutes notice to you that the LIBOR Period Election under both of the Lease Agreements shall be:

                           ________________ month(s),

beginning with the first Base Rent Period that commences on or after:

                           ___________________, ____.

NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE NUMBER OF MONTHS SPECIFIED ABOVE IS NOT A PERMITTED NUMBER UNDER THE DEFINITION OF "LIBOR PERIOD ELECTION" IN THE COMMON DEFINITIONS AND PROVISIONS AGREEMENTS REFERENCED IN THE LEASE AGREEMENTS, OR IF THE DATE SPECIFIED ABOVE CONCERNING THE COMMENCEMENT OF THE LIBOR PERIOD ELECTION IS LESS THAN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY US IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.

               Executed this _____ day of ______________, 2000.



                                                Network Appliance, Inc.



                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------
[cc all Participants]




                                    Exhibit C

                                   Schedule 1

                               FINANCIAL COVENANTS


        This Schedule 1 is attached to and made a part of (a) the Lease Agreement (Phase V - Improvements) (the "IMPROVEMENTS LEASE") dated to be effective as of March 1, 2000 (the "EFFECTIVE DATE"), between BNP Leasing Corporation, a Delaware corporation ("BNPLC") and Network Appliance, Inc., a California corporation ("NAI"), (b) the Lease Agreement (Phase V - Land) (the "LAND LEASE" and, together with the Improvements Lease, the "LEASES") dated to be effective as of the Effective Date, between BNPLC and NAI, (c) the Pledge Agreement (Phase V - Improvements) (the "PLEDGE AGREEMENT (IMPROVEMENTS)") dated to be effective as of the Effective Date, among BNPLC, NAI, and Banque Nationale de Paris, as a Participant and as agent for any financial institutions that become Participants thereunder from time to time, and (d) the Pledge Agreement (Phase V - Land) (collectively with the Pledge Agreement (Improvements), the "PLEDGE AGREEMENTS") dated to be effective as of the Effective Date, among BNPLC, NAI, and Banque Nationale de Paris, as a Participant and as agent for any financial institutions that become Participants thereunder from time to time.

                             PART I - DEFINED TERMS

        In this Schedule 1, capitalized terms used but not defined herein shall have the meaning assigned to them in the Leases or the Common Definitions and Provisions Agreements referenced in the Leases; and the following capitalized terms shall have the following meanings:

1. "ADJUSTED NET INCOME" means, for any fiscal period of NAI, the aggregate net income earned (or net losses incurred) during such period by NAI and its Subsidiaries (determined on a consolidated basis), plus any Permitted Non-Cash Charges deducted in determining such net income (or net loss).

2. "ADJUSTED EBIT" means, for any accounting period, net income (or net loss) of NAI and its Subsidiaries (determined on a consolidated basis), plus the amounts (if any) which, in the determination of net income (or net loss) for such period, have been deducted for (a) interest expense, (b) income tax expense (c) rent expense under leases of property, and (d) Permitted Non-Cash Charges.

3. "COLLATERAL TEST DATES" mean the Base Rent Commencement Date and the earlier of the following dates after each fiscal quarter of NAI that ends after the Base Rent Commencement Date: (1) the seventh Business Day after the release by NAI of its financial statements for the fiscal quarter; or (2) the first Business Day of the third calendar month following the end of the fiscal quarter.

4. "CONSOLIDATED TANGIBLE NET WORTH" means the excess of (1) the total assets, other than Intangible Assets, of NAI and its Subsidiaries (determined on a consolidated basis) over (2) the total liabilities of NAI and its Subsidiaries (determined on a consolidated basis).

5. "DEBT" as used in this Exhibit shall have the meaning assigned to it in the Common Definitions and Provisions Agreements, where "Debt" of any Person is defined to mean (without duplication of any item): (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person for the deferred purchase price of property or services (except trade payables and accrued expenses constituting current liabilities in the ordinary course of business);
(c) the face

                                   Schedule 1
amount of any outstanding letters of credit issued for the account of such Person; (d) obligations of such Person arising under acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to provide funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations of others secured by any Lien on property of such Person; (g) obligations of such Person as lessee under Capital Leases; and (h) the obligations of such Person, contingent or otherwise, under any lease of property or related documents (including a separate purchase agreement) which provide that such Person or any of its Affiliates must purchase or cause another Person to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor. For purposes of this definition, the amount of the obligations described in clause (h) of the preceding sentence with respect to any lease classified according to GAAP as an "operating lease," shall equal the sum of (1) the present value of rentals and other minimum lease payments required in connection with such lease [calculated in accordance with SFAS 13 and other GAAP relevant to the determination of the whether such lease must be accounted for as an operating lease or capital lease], plus (2) the fair value of the property covered by the lease; provided, however, that such amount shall not exceed the price, as of the date a determination of Debt is required hereunder, for which the lessee can purchase the leased property pursuant to any valid ongoing purchase option if, upon such a purchase, the lessee shall be excused from paying rentals or other minimum lease payments that would otherwise accrue after the purchase.

6. "FIXED CHARGES" means, for any accounting period, the sum (without duplication of any item) of the following charges or costs incurred or paid by NAI and its Subsidiaries (determined on a consolidated basis): (a) gross interest expense, plus (b) amortization of principal or debt discount in respect of all Debt during such period, plus (c) rent payable under all leases of property during such period, plus (d) taxes payable during such period.

7. "INTANGIBLE ASSETS" means assets of NAI and its Subsidiaries (determined on a consolidated basis) that are properly classified as "INTANGIBLE ASSETS" in accordance with GAAP and, in any event, shall include goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges (other than prepaid insurance, prepaid taxes and current deferred taxes to the extent any such prepaid or deferred items are classified on the balance sheet of NAI and its consolidated Subsidiaries as current assets in accordance with GAAP and with the concurrence of NAI's independent public accountants).

8. "MANDATORY COLLATERAL PERIOD" means any period during which, notwithstanding any contrary designation of a Collateral Percentage by NAI under the Pledge Agreements, the Collateral Percentage for purposes of the Pledge Agreements shall be one hundred percent (100%), determined as set forth in Part III of this
Schedule 1.

9. "PERMITTED NON-CASH CHARGES" means the amounts (if any) which, in the determination of net income (or net loss) for any relevant fiscal period, have been deducted by NAI or its Subsidiaries for non-cash charges made to write down goodwill or research and development costs in connection with acquisitions permitted by this Schedule 1.

10. "QUICK RATIO" means the ratio of:

                                   Schedule 1

                (A) the sum (without duplication of any item) of the following assets of NAI and its Subsidiaries (determined on a consolidated basis):
        Collateral delivered and pledged under the Pledge Agreements in accordance with the requirements thereof (if any); plus unencumbered cash; plus unencumbered short term cash investments; plus other unencumbered marketable securities which are classified as short term investments in accordance with GAAP; plus unencumbered accounts receivable, computed net of reserves for uncollectible amounts as determined in accordance with GAAP, to

                (B) the sum (without duplication of any item) of (1) all liabilities of NAI and its Subsidiaries (determined on a consolidated basis) treated as current liabilities in accordance with GAAP, plus (2) other obligations included in total Debt of NAI and its Subsidiaries (determined on a consolidated basis), the payment of which is due on demand or will become due within one year after the date on which the applicable determination of Quick Ratio is required hereunder.

11. "ROLLING FOUR QUARTER PERIOD" means a period of four consecutive fiscal quarters of NAI, the last of which quarters ends after December 31, 1999.

                PART II - FINANCIAL COVENANTS FOR LEASE AGREEMENT

NAI covenants that it shall not at any time suffer or permit:

1. Minimum Unencumbered Cash and Cash Equivalents. The sum (without duplication of any item) of the unrestricted cash, Collateral delivered and pledged under the Pledge Agreements in accordance with the requirements thereof (if any), unencumbered short term cash investments and unencumbered marketable securities classified as short term investments according to GAAP of NAI and its Subsidiaries (determined on a consolidated basis) to be less than total Debt of NAI and its Subsidiaries (determined on a consolidated basis).

2. Minimum Tangible Net Worth. Consolidated Tangible Net Worth to be less than the sum of: (a) ninety percent of the Consolidated Tangible Net Worth as of October 30, 1998; plus (b) seventy-five percent of NAI's net income (computed without deduction for net losses in any fiscal quarter) earned in each fiscal quarter since October 30, 1998; plus (c) one-hundred percent of the net proceeds of sales of stock in NAI or its Subsidiaries (other than sales to NAI or its Subsidiaries) after October 30, 1998; less (d) Permitted Non-Cash Charges for any period after October 30, 1998.

3.      Minimum Quick Ratio. The Quick Ratio to be less than 1.50 to 1.00.

4. Minimum Fixed Charge Coverage. The ratio of (a) Adjusted EBIT for any Rolling Four Quarter Period to (b) Fixed Charges for the same Rolling Four Quarter Period, to be less than 1.50 to 1.00.

5. Minimum Profitability. Adjusted Net Income to be less than $1.00 in more than one fiscal quarter of any Rolling Four Quarter Period.

6. Maximum Leverage Ratio. the ratio of (a) total Debt of NAI and its Subsidiaries (determined on a consolidated basis) at the end of any Rolling Four Quarter Period to (b) the Adjusted EBIT for the same Four Quarter Rolling Period, to exceed 3.00 to 1.00.

                                   Schedule 1

                PART III - TESTS FOR MANDATORY COLLATERAL PERIODS

        If, as of the end of the latest fiscal quarter of NAI ending before any Collateral Test Date, NAI shall have either:

                (A) failed to maintain a ratio of (1) the sum (without duplication of any item) of Collateral delivered and pledged under the Pledge Agreements in accordance with the requirements thereof (if any), unencumbered cash, unencumbered short term cash investments and unencumbered marketable securities classified as short term investments according to GAAP of NAI and its Subsidiaries (determined on a consolidated basis) to (2) all Debt of NAI and its Subsidiaries (determined on a consolidated basis), of at least 1.5 to 1.00; or

                (B) failed to maintain a ratio of (i) all Debt of NAI and its Subsidiaries (determined on a consolidated basis) to (ii) Consolidated Tangible Net Worth of NAI, of no more than 0.45 to 1.00;

such Collateral Test Date shall constitute a "FAILED COLLATERAL TEST DATE" for purposes of the determination of Mandatory Collateral Periods. A Mandatory Collateral Period shall commence on each Failed Collateral Test, and such Mandatory Collateral Period shall continue until the second of any two subsequent CONSECUTIVE Collateral Test Dates, neither of which constitutes a Failed Collateral Test Date.

For purposes of illustration only, assume that the following dates are consecutive Collateral Test Dates, some of which are Failed Collateral Test Dates and some of which are not, as indicated opposite each date:


                           Date                            Failed Collateral Test Date?
                           ----                            ----------------------------
                           February 15, 2001                           Yes
                           May 12, 2001                                No
                           August 16, 2001                             Yes
                           November 11, 2001                           No
                           February 18, 2002                           No
                           May 14, 2002                                Yes
                           August 18, 2002                             Yes
                           November 18, 2002                           No
                           February 15, 2003                           No

Under these assumptions, the entire period from February 15, 2001 to February 18, 2002 falls within one or more Mandatory Collateral Periods. Also, the entire period commencing May 14, 2002 and ending February 15, 2003 falls within one or more Mandatory Collateral Periods. The period from February 18, 2002 to May 14, 2002 does not constitute Mandatory Collateral Period.

                            PART IV - OTHER COVENANTS

Without limiting NAI's obligations under the other provisions of the Operative Documents, during the Term, NAI shall not, without the prior written consent of BNPLC in each case:

A. Liens. Create, incur, assume or suffer to exist, or permit any of its Consolidated Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, provided that the following shall be permitted except to the extent that they would encumber any interest in the Property in violation of other provisions of the Operative Documents:

                                   Schedule 1

                1. Liens for taxes or assessments or other government charges or levies if not yet due and payable or if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                2. Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                3. Liens under workmen's compensation, unemployment insurance, social security or similar laws (other than ERISA);

                4. Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                5. judgment and other similar Liens against assets other than the Property or any part thereof in an aggregate amount not in excess of $3,000,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings;

                6. easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by NAI or any such Consolidated Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                7. Liens securing obligations of such a Consolidated Subsidiary to NAI or to another such Consolidated Subsidiary;

                8. Liens not otherwise permitted by this subparagraph A (and not encumbering the Property or any Collateral) incurred in connection with the incurrence of additional Debt or asserted to secure Unfunded Benefit Liabilities, provided that (a) the sum of the aggregate principal amount of all outstanding obligations secured by Liens incurred pursuant to this clause shall not at any time exceed five percent (5%) of Consolidated Tangible Net Worth at such time; and (b) such Liens do not constitute Liens against NAI's interest in any material Subsidiary or blanket Liens against all or substantially all of the inventory, receivables, general intangibles or equipment of NAI or of any material Subsidiary of NAI (for purposes of this clause, a "material Subsidiary" means any subsidiary whose assets represent a substantial part of the total assets of NAI and its Subsidiaries, determined on a consolidated basis in accordance with GAAP); and

                9. Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in the preceding clauses of this subparagraph A, provided that there is no increase in the aggregate principal amount of Debt secured thereby from that which was outstanding as of the date of such renewal, extension or refunding and no additional property is encumbered.

        B. Transactions with Affiliates. Enter into or permit any Subsidiary of NAI to enter into any material transactions (including, without limitation, the purchase, sale or exchange of property or the

                                   Schedule 1
rendering of any service) with any Affiliates of NAI except on terms (1) that would not cause or result in a Default by NAI under the financial covenants set forth in Part II of this Schedule, and (2) that are no less favorable to NAI or the relevant Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

        C. Compliance. Fail to preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; or fail to comply with the provisions of all documents pursuant to which NAI is organized and/or which govern NAI's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to NAI and/or its business.

        D. Insurance. Fail to maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of NAI, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to BNPLC, or fail to deliver to BNPLC from time to time at BNPLC's request schedules setting forth all insurance then in effect.

        E. Facilities. Fail to keep all properties useful or necessary to NAI's business in good repair and condition, or to from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

        F. Taxes and Other Liabilities. Fail to pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as NAI may in good faith contest or as to which a bona fide dispute may arise, and (b) for which NAI has made provisions, to BNPLC's satisfaction, for eventual payment thereof in the event that NAI is obligated to make such payment.

        G. Capital Expenditures. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of twenty percent (20%) of NAI's total assets as of the end of the prior fiscal year.

        H. Merger, Consolidation, Transfer of Assets. Merge into or consolidate with any other entity (unless NAI is the surviving entity and remains in compliance of all provisions of the Operative Documents); or make any substantial change in the nature of NAI's business as conducted as of the date hereof; or sell, lease, transfer or otherwise dispose of all or a substantial or material portion of NAI's assets except in the ordinary course of its business.

        I. Loans, Advances, Investments. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to BNPLC prior to, the date hereof, (b) loans to employees for travel advances, relocation loans and other loans in the ordinary course of business, (c) investments in accordance with NAI's investment policy, as in effect from time to time, (d) existing investments in subsidiaries and joint ventures which have been disclosed to BNPLC in writing prior to the date hereof, and new investments in subsidiaries and joint ventures in amounts up to an aggregated of $10,000,000.00, (e) loans to employees, officers, directors to finance or refinance the purchase of equity securities of NAI.

        J. Dividends, Distributions. Declare or pay any dividend or distribution either in cash, stock or any other property on NAI's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of NAI's stock now or hereafter outstanding.

                                   Schedule 1

                   COMMON DEFINITIONS AND PROVISIONS AGREEMENT
                            (PHASE V - IMPROVEMENTS)




                                     BETWEEN




                             BNP LEASING CORPORATION




                                       AND




                             NETWORK APPLIANCE, INC.




                            DATED AS OF MARCH 1, 2000

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

LIST OF DEFINED TERMS........................................................................1

               "Absolute NAI Construction Obligations".......................................1
               "Active Negligence"...........................................................2
               "Additional Rent".............................................................3
               "Administrative Agency Fee"...................................................3
               "Adjusted EBIT"...............................................................3
               "Advance Date"................................................................3
               "Affiliate"...................................................................3
               "Applicable Laws".............................................................3
               "Applicable Purchaser"........................................................3
               "Arrangement Fee".............................................................3
               "Attorneys' Fees".............................................................3
               "Balance of Unpaid Construction-Period Indemnity Payments"....................3
               "Banking Rules Change"........................................................3
               "Base Rate"...................................................................4
               "Base Rent"...................................................................4
               "Base Rent Commencement Date".................................................4
               "Base Rent Commencement Date (Building 4)"....................................4
               "Base Rent Commencement Date (Building 5)"....................................4
               "Base Rent Commencement Deadline".............................................4
               "Base Rent Date"..............................................................5
               "Base Rent Period"............................................................5
               "BNPLC".......................................................................6
               "BNPLC's Parent"..............................................................6
               "Breakage Costs"..............................................................6
               "Break Even Price"............................................................6
               "Business Day"................................................................6
               "Capital Adequacy Charges"....................................................7
               "Capital Lease"...............................................................7
               "Carrying Costs"..............................................................7
               "Closing Certificate".........................................................7
               "CMA Suspension Event"........................................................7
               "CMA Suspension Notice".......................................................7
               "CMA Suspension Period".......................................................7
               "CMA Termination Event".......................................................7
               "Code"........................................................................7
               "Collateral"..................................................................7
               "Collateral Percentage".......................................................7
               "Commitment Fee Rate".........................................................7
               "Common Definitions and Provisions Agreement (Phase V - Improvements)"........8
               "Completion Notice (Building 4)"..............................................8
               "Completion Notice (Final)"...................................................8
               "Construction Advances".......................................................9
               "Construction Advance Request"................................................9
               "Construction Allowance"......................................................9
               "Construction Management Agreement"...........................................9

               "Construction Milestone"......................................................9
               "Construction Period".........................................................9
               "Construction-Period Indemnity Payments"......................................9
               "Construction Project"........................................................9
               "Current AS IS Market Value"..................................................9
               "Debt".......................................................................10
               "Default"....................................................................11
               "Defaulting Participant".....................................................11
               "Default Rate"...............................................................11
               "Defective Work".............................................................11
               "Deposit Taker"..............................................................11
               "Deposit Taker Losses".......................................................11
               "Designated Sale Date".......................................................11
               "Development Documents"......................................................11
               "Direct Payments to Participants"............................................12
               "Effective Date".............................................................12
               "Effective Rate".............................................................12
               "Environmental Laws".........................................................12
               "Environmental Cutoff Date"..................................................12
               "Environmental Losses".......................................................12
               "Environmental Reports"......................................................13
               "ERISA"......................................................................13
               "ERISA Affiliate"............................................................13
               "Escrowed Proceeds"..........................................................13
               "Established Misconduct".....................................................13
               "Eurocurrency Liabilities"...................................................14
               "Eurodollar Rate Reserve Percentage".........................................14
               "Event of Default"...........................................................14
               "Excluded Taxes".............................................................14
               "Existing Contract"..........................................................14
               "Failed Collateral Test Date"................................................15
               "Fed Funds Rate".............................................................15
               "FOCB Notice"................................................................15
               "Funded Construction Allowance"..............................................15
               "Funding Advances"...........................................................15
               "Future Work"................................................................15
               "GAAP".......................................................................15
               "Hazardous Substance"........................................................15
               "Hazardous Substance Activity"...............................................16
               "Impositions"................................................................16
               "Improvements"...............................................................16
               "Improvements Lease".........................................................16
               "Initial Funding Advance"....................................................16
               "Interested Party"...........................................................16
               "Issue 97-1 Non-performance-related Subjective Event of Default".............17
               "Issue 97-10 Election".......................................................17
               "Issue 97-10 Prepayment".....................................................17
               "Land".......................................................................17
               "Landlord's Election to Continue Construction"...............................17
               "LIBOR"......................................................................17
               "LIBOR Period Election"......................................................18

               "Lien".......................................................................18
               "Liens Removable by BNPLC"...................................................18
               "Losses".....................................................................19
               "Mandatory Collateral Period"................................................19
               "Material Environmental Communication".......................................19
               "Maximum Construction Allowance".............................................19
               "Maximum Permitted Termination Fees".........................................19
               "Maximum Permitted Prepayment"...............................................19
               "Maximum Remarketing Obligation".............................................20
               "Minimum Extended Remarketing Price".........................................20
               "Multiemployer Plan".........................................................20
               "NAI"........................................................................20
               "NAI's Extended Remarketing Period"..........................................20
               "NAI's Extended Remarketing Right"...........................................20
               "NAI's Initial Remarketing Rights and Obligations"...........................20
               "Normal Tenant Improvements".................................................20
               "Notice of NAI's Intent to Terminate"........................................20
               "Operative Documents"........................................................20
               "Other Common Definitions and Provisions Agreement"..........................20
               "Other Lease Agreement"......................................................20
               "Other Purchase Agreement"...................................................20
               "Outstanding Construction Allowance".........................................21
               "Participant"................................................................21
               "Participation Agreement"....................................................21
               "PBGC".......................................................................21
               "Period".....................................................................21
               "Permitted Encumbrances".....................................................21
               "Permitted Hazardous Substance Use"..........................................21
               "Permitted Hazardous Substances".............................................22
               "Permitted Transfer "........................................................22
               "Person".....................................................................22
               "Personal Property"..........................................................22
               "Plan".......................................................................22
               "Pledge Agreement"...........................................................23
               "Pre-Commencement Casualty"..................................................23
               "Preemptive Notice"..........................................................23
               "Premises Lease".............................................................23
               "Prime Rate".................................................................23
               "Prior Work".................................................................23
               "Project Costs"..............................................................23
               "Projected Cost Overruns"....................................................24
               "Property"...................................................................24
               "Purchase Agreement".........................................................24
               "Purchase Documents".........................................................24
               "Purchase Option"............................................................24
               "Qualified Affiliate"........................................................24
               "Qualified Prepayments"......................................................25
               "Real Property"..............................................................25
               "Reimbursable Construction-Period Costs".....................................25
               "Remedial Work"..............................................................25
               "Rent".......................................................................25

               "Residual Risk Percentage"...................................................25
               "Responsible Financial Officer"..............................................25
               "Sale Closing Documents".....................................................25
               "Scope Change"...............................................................25
               "Secured Spread".............................................................26
               "Seller".....................................................................26
               "Stipulated Loss Value"......................................................26
               "Stipulated Loss Value (Building 4)".........................................26
               "Subsidiary".................................................................27
               "Supplemental Payment".......................................................27
               "Term".......................................................................27
               "Third Party Contract".......................................................27
               "Third Party Price"..........................................................27
               "Third Party Sale Notice"....................................................27
               "Third Party Sale Proposal"..................................................27
               "Third Party Target Price"...................................................27
               "Transaction Expenses".......................................................27
               "Unfunded Benefit Liabilities"...............................................27
               "Unsecured Spread"...........................................................27
               "Upfront Syndication Fees"...................................................28
               "Voluntary NAI Construction Contributions"...................................28
               "Voluntary Retention of the Property"........................................28
               "Work".......................................................................28

RULES OF INTERPRETATION.....................................................................29

        1.     Notices......................................................................29
        2.     Severability.................................................................30
        3.     No Merger....................................................................30
        4.     No Implied Waiver............................................................31
        5.     Entire and Only Agreements...................................................31
        6.     Binding Effect...............................................................31
        7.     Time is of the Essence.......................................................31
        8.     Governing Law................................................................31
        9.     Paragraph Headings...........................................................31
        10.    Negotiated Documents.........................................................31
        11.    Terms Not Expressly Defined in an Operative Document.........................32
        12.    Other Terms and References...................................................32
        13.    Execution in Counterparts....................................................32
        14.    Not a Partnership, Etc.......................................................32

                   COMMON DEFINITIONS AND PROVISIONS AGREEMENT
                            (PHASE V - IMPROVEMENTS)

        This Common Definitions and Provisions Agreement (Phase V - Improvements), by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and NETWORK APPLIANCE, INC., a California corporation ("NAI"), is dated as of March 1, 2000, the Effective Date.

                                    RECITALS

        Contemporaneously with the execution of this Common Definitions and Provisions Agreement (Phase V - Improvements), NAI is executing the Closing Certificate (as defined below) in favor of BNPLC, and BNPLC and NAI are executing the Improvements Lease (as defined below), the Construction Management Agreement (as defined below), and the Purchase Agreement (as defined below), all of which concern the Property (as defined below). Each of the Closing Certificate, the Improvements Lease, the Construction Management Agreement and the Purchase Agreement (together with this Common Definitions and Provisions Agreement (Phase V - Improvements) and the Pledge Agreement [as defined below], the "OPERATIVE DOCUMENTS") are intended to create separate and independent obligations upon the parties thereto. However, NAI and BNPLC intend that all of the Operative Documents share certain consistent definitions and other miscellaneous provisions. To that end, the parties are executing this Common Definitions and Provisions Agreement (Phase V - Improvements) and incorporating it by reference into each of the other Operative Documents.

                                   AGREEMENTS



                        ARTICLE I-LIST OF DEFINED TERMS

        UNLESS A CLEAR CONTRARY INTENTION APPEARS, THE FOLLOWING TERMS SHALL HAVE THE RESPECTIVE INDICATED MEANINGS AS USED HEREIN AND IN THE OTHER OPERATIVE
DOCUMENTS:

        "ABSOLUTE NAI CONSTRUCTION OBLIGATIONS" means the following:

                      (1) Construction-Period Indemnity Payments required
               because of or in connection with or arising out of Environmental Losses incurred or suffered by any Interested Party;

                      (2) Construction-Period Indemnity Payments required
               because of or in connection with or arising out of Losses incurred or suffered by BNPLC that BNPLC would not have incurred or suffered but for any act or any omission of NAI or of any NAI's contractors or subcontractors during the period that the Construction Management Agreement remains in force or during any other period that NAI remains in possession or control of the Construction Project (excluding, however, as described below certain Losses consisting of claims related to any failure by NAI to complete the Construction Project);

                      (3) Construction-Period Indemnity Payments required
               because of or in connection with or arising out of Losses incurred or suffered by BNPLC that would not have been incurred but for any fraud, misapplication of funds (including Construction Advances), illegal acts, or willful misconduct on the part of the NAI or its employees or agents or any other party for whom NAI is responsible; and

                      (4) Construction-Period Indemnity Payments required
               because of or in connection with or arising out of Losses incurred or suffered by BNPLC that would not have been incurred but for any bankruptcy proceeding involving NAI.

        For purposes of clause (2) of this definition, "acts and omissions of NAI" shall include (i) any decision by NAI to make a Scope Change without the prior approval of BNPLC, (ii) any failure of NAI to maintain insurance required by the Improvements Lease or the Construction Management Agreement, (iii) any decision not to continue or complete Work under the Construction Management Agreement because of a change in NAI's facility needs or in NAI's plans to meet its facility needs (such as, for example, a decision by NAI to lease or acquire another less expensive facility as an alternative to the Improvements), (iv) any failure by NAI to reserve termination rights in Third Party Contracts as required by subparagraph 1(A)(2)(b) of the Construction Management Agreement, and (v) any other breach by NAI of the Construction Management Agreement.

        Thus, for example, if a third party asserts a claim for damages against BNPLC because of injuries the third party sustained while on the Land as a result of NAI's breach of its obligation under the Construction Management Agreement to keep the Land and the Improvements thereon in a reasonably safe condition as Work progresses under NAI's direction and control, then any Construction-Period Indemnity Payment required because of such third party claim will constitute an Absolute NAI Construction Obligation under clause (2) of this definition. Similarly, if a claim against BNPLC by a third party injured on the Land during the progress of the Work is uninsured or under-insured only because of NAI's failure to obtain liability insurance in accordance with the requirements of the Improvements Lease (the premiums for which insurance are reimbursable from Construction Advances as provided in the Construction Management Agreement), then Construction-Period Indemnity Payments to BNPLC for the uninsured or under-insured Losses arising out of the third party claim will constitute Absolute NAI Construction Obligations under clause (2) of this definition.

        It is understood, however, that a failure of NAI to complete construction of the Construction Project will not necessarily constitute a breach of the Construction Management Agreement, given that NAI may elect to terminate the Construction Management Agreement as provided in subparagraph 5(D) thereof. In the event the Construction Management Agreement is terminated by NAI pursuant to subparagraph 5(D) thereof or by BNPLC pursuant to subparagraph 5(E) thereof, clause (2) of this definition will not be construed to include Construction-Period Indemnity Payments, the sole reason for which are Losses suffered by BNPLC consisting of claims related to NAI's failure to complete the Construction Project.

        "ACTIVE NEGLIGENCE" of any Person (including BNPLC) means, and is limited to, the negligent conduct on the Property (and not mere omissions) by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage for which NAI does not carry (and is not obligated by the Improvements Lease to carry) insurance. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Land, the Improvements or any interest in any other Property or as a party to the transactions described in the Improvements Lease or the other Operative Documents or in the Other Lease Agreement or the Other Purchase Agreement, (2) any negligent failure of any other Interested Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNPLC or participation or facilitation in any manner, directly or indirectly, of the transactions described in the Improvements Lease or other Operative Documents or in the Other Lease Agreement or Other Purchase Agreement, or (3) the exercise in a lawful manner by BNPLC (or any party lawfully claiming through or under BNPLC) of any right or remedy provided in or under the Improvements Lease or the other Operative Documents, or in the Other Lease Agreement or Other Purchase Agreement.

        "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 3.(d) of the Improvements Lease.

        "ADMINISTRATIVE AGENCY FEE" shall have the meaning assigned to it in subparagraph 3.(g) of the Improvements Lease.

        "ADJUSTED EBIT" shall have the meaning assigned to it in Part I of
Schedule 1 attached to the Improvements Lease and to the Pledge Agreement.

        "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with the first Business Day in April, 2000 and continuing regularly thereafter to and including the Base Rent Commencement Date.

        "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "APPLICABLE LAWS" means any or all of the following, to the extent applicable to NAI or the Property or the Improvements Lease or the other Operative Documents: restrictive covenants; zoning ordinances and building codes; flood disaster laws; health, safety and environmental laws and regulations; the Americans with Disabilities Act and other laws pertaining to disabled persons; and other laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions.

        "APPLICABLE PURCHASER" means any third party designated by NAI to purchase BNPLC's interest in the Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

        "ARRANGEMENT FEE" shall have the meaning assigned to it in subparagraph 3(e) of the Improvements Lease.

        "ATTORNEYS' FEES" means the expenses and reasonable fees of counsel to the parties incurring the same, excluding costs or expenses of in-house counsel (whether or not accounted for as general overhead or administrative expenses), but otherwise including printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner of proceeding is brought with respect to the matter for which such fees and expenses were incurred.

        "BALANCE OF UNPAID CONSTRUCTION-PERIOD INDEMNITY PAYMENTS" shall have the meaning assigned to it in subparagraph 1(B)(1) of the Purchase Agreement.

        "BANKING RULES CHANGE" means either: (1) the introduction of or any change in any law or regulation applicable to BNPLC, BNPLC's Parent or any other Participant, or in the generally accepted interpretation by the institutional lending community of any such law or regulation, or in the interpretation of any such law or regulation asserted by any regulator, court or other governmental authority (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) or (2) the compliance by BNPLC, BNPLC's Parent or any other Participant with any new guideline or new request from any central bank or other governmental authority (whether or not having the force of law).

        "BASE RATE" for any Construction Period or Base Rent Period means a rate equal to the higher of (1) the Prime Rate in effect on the first day of such period, or (2) the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period.

        "BASE RENT" means the rent payable by NAI pursuant to subparagraph 3(a) of the Improvements Lease.

        "BASE RENT COMMENCEMENT DATE" means the later of (1) the Base Rent Commencement Date (Building 4), or (2) the Base Rent Commencement Date (Building
5). If, contrary to the expectations of BNPLC and NAI as of the Effective Date, the Base Rent Commencement Date (Building 4) and the Base Rent Commencement Date (Building 5) occur on the same day, that day shall constitute the Base Rent Commencement Date.

        "BASE RENT COMMENCEMENT DATE (BUILDING 4)" means the earlier of (A) the first Business Day of the first calendar month to follow by twenty days or more the day upon which any Completion Notice (Building 4) or Completion Notice (Final) is given, or (B) the Base Rent Commencement Deadline.

        "BASE RENT COMMENCEMENT DATE (BUILDING 5)" means the earlier of (A) the first Business Day of the first calendar month to follow by twenty days or more the day upon which any Completion Notice (Final) is given, or (B) the Base Rent Commencement Deadline.

        "BASE RENT COMMENCEMENT DEADLINE" means the earlier of (1) the first Business Day of September, 2001, or (2) the first Business Day of the first calendar month upon which the Funded Construction Allowance shall equal or exceed the Maximum Construction Allowance. For example, if on the first Business Day of November, 2000 construction of the Construction Project is continuing, the Funded Construction Allowance is $22,055,000 (before adding any Carrying Costs for the preceding month) and the Maximum Construction Allowance is $22,065,000, and if Carrying Costs of $17,500 would be added to the Funded Construction Allowance on such day if the Construction Allowance were not limited to the Maximum Construction Allowance, then (absent an extension by BNPLC as described below) such day shall be the Base Rent Commencement Deadline and on such day $10,000 will be added to the Funded Construction Allowance as Carrying Cost and $7,500 will be payable as Base Rent pursuant to subparagraph 3.(c)(i) of the Improvements Lease. Notwithstanding the forgoing, if for any reason (including a termination of the Construction Management Agreement) NAI has not completed the Construction Project thirty days in advance of the scheduled Base Rent Commencement Deadline determined pursuant to the first sentence of this definition, BNPLC shall be entitled (but not obligated) to extend the Base Rent Commencement Deadline one or more times and at any time before the Construction Project actually is complete and ready for occupancy. To so extend the Base Rent Commencement Deadline, BNPLC shall notify NAI thereof and of the date to which the Base Rent Commencement Deadline is extended, which may be the first Business Day of any calendar month designated by BNPLC in the notice of extension, provided that BNPLC will not so designate any date more than sixty days after the date upon which the Construction Project is expected by BNPLC (at the time of the designation) to be complete.

        "BASE RENT DATE" means a date upon which Base Rent must be paid under the Improvements Lease, all of which dates shall be the first Business Day of a calendar month. Any first Business Day of a calendar month that falls after the Base Rent Commencement Date (Building 4) and on or before the Base Rent Commencement Date shall constitute a Base Rent Date (and also an Advance Date). The first Base Rent Date after the Base Rent Commencement Date shall be determined as follows:

                      (a) If a LIBOR Period Election of one month is in effect
               on the Base Rent Commencement Date, then the first Business Day of the first calendar month following the Base Rent Commencement Date shall be the first Base Rent Date thereafter.

                      (b) If the LIBOR Period Election in effect on the Base
               Rent Commencement Date is three months or six months, then the first Business Day of the third calendar month following the Base Rent Commencement Date shall be the first Base Rent Date thereafter.

Each successive Base Rent Date after the first Base Rent Date following the Base Rent Commencement Date shall be the first Business Day of the first or third calendar month following the calendar month which includes the preceding Base Rent Date, determined as follows:

                      (1) If a LIBOR Period Election of one month is in effect
               on a Base Rent Date, then the first Business Day of the first calendar month following such Base Rent Date shall be the next following Base Rent Date.

                      (2) If a LIBOR Period Election of three months or six
               months is in effect on a Base Rent Date, then the first Business Day of the third calendar month following such Base Rent Date shall be the next following Base Rent Date.

Thus, for example, if the Base Rent Commencement Date falls on the first Business Day of January, 2001 and a LIBOR Period Election of two months commences on the Base Rent Commencement Date, then the first Base Rent Date shall be the first Business Day of March, 2001.

        "BASE RENT PERIOD" means a period for which Base Rent must be paid under the Improvements Lease, each of which periods shall correspond to the LIBOR Period Election for such period. The first Base Rent Period shall begin on and include the Base Rent Commencement Date (Building 4), and each successive Base Rent Period shall begin on and include the Base Rent Date upon which the preceding Base Rent Period ends. Any Base Rent Period which begins prior to the Base Rent Commencement Date shall end on but not include the first Business Day of the first calendar month after such Base Rent Period begins. The Base Rent Period that begins on and includes the Base Rent Commencement Date, and each successive Base Rent Period thereafter, shall end on but not include the first or second Base Rent Date after the Base Rent Date upon which such period began, determined as follows:

                      (1) If the LIBOR Period Election for a Base Rent Period is
               one month or three months, then such Base Rent Period shall end on the first Base Rent Date after the Base Rent Date upon which such period began.

                      (2) If the LIBOR Period Election for a Base Rent Period is
               six months, then such Base Rent Period shall end on the second Base Rent Date after the Base Rent Date upon which such period began.

The determination of Base Rent Periods can be illustrated by two examples:

                      1) if NAI makes a LIBOR Period Election of three months
               for a hypothetical Base Rent Period beginning on the first Business Day in January, 2002, then such Base Rent Period will end on but not include the first Base Rent Date after it begins; that is, such Base Rent Period will end on the first Business Day in April, 2002, the third calendar month after January, 2002.

                      2) if, however, NAI makes a LIBOR Period Election of six
               months for the hypothetical Base Rent Period beginning the first Business Day in January, 2002, then such Base Rent Period will end on but not include the second Base Rent Date after it begins; that is, the first Business Day in July, 2002.

        "BNPLC" means BNP Leasing Corporation, a Delaware corporation.

        "BNPLC'S PARENT" means BNPLC's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

        "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by BNPLC's Parent (as a Participant or otherwise) or any other Participant, for which BNPLC's Parent or the Participant shall request reimbursement from BNPLC, because of the resulting liquidation or redeployment of deposits or other funds:

                      (1) used to make or maintain Funding Advances upon application of a Qualified Prepayment or upon any sale of the Property pursuant to the Purchase Agreement, if such application or sale occurs on any day other than the last day of a Construction Period or Base Rent Period; or

                      (2) reserved to provide a Construction Advance that NAI requests, but thereafter declines to take for any reason, or that NAI requests but is not permitted to take because of its failure to satisfy any of the conditions specified in the Construction Management Agreement; or

                      (3) used to make or maintain Funding Advances upon the acceleration of the end of any Base Rent Period pursuant subparagraph 3(c)(iv) of the Improvements Lease.

Breakage Costs will include, for example, losses attributable to any decline in LIBOR as of the effective date of any application described in the clause (1) preceding, as compared to LIBOR used to determine the Effective Rate then in effect. Each determination by BNPLC's Parent or the applicable Participant of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon NAI.

        "BREAK EVEN PRICE" shall have the meaning assigned to it in subparagraph 1(B)(1) of the Purchase Agreement.

        "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

        "CAPITAL ADEQUACY CHARGES" means any additional amounts BNPLC's Parent or any other Participant requests BNPLC to pay as compensation for an increase in required capital as provided in subparagraph 5(b)(ii) of the Improvements Lease.

        "CAPITAL LEASE" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP or for federal income tax purposes.

        "CARRYING COSTS" means the charges added to and made a part of the Outstanding Construction Allowance (and thus also added to and made a part of the Funded Construction Allowance) from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6.(a) of the Improvements Lease.

        "CLOSING CERTIFICATE" means the Closing Certificate and Agreement dated as of March 1, 2000 executed by NAI in favor of BNPLC, as such Closing Certificate may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "CMA SUSPENSION EVENT" shall have the meaning assigned to it in subparagraph 5(A) of the Construction Management Agreement.

        "CMA SUSPENSION NOTICE" shall have the meaning assigned to it in subparagraph 5(B)(1) of the Construction Management Agreement.

        "CMA SUSPENSION PERIOD" shall have the meaning assigned to it in subparagraph 5(C) of the Construction Management Agreement.

        "CMA TERMINATION EVENT" shall have the meaning assigned to it in subparagraph 5(B)(3) of the Construction Management Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COLLATERAL" shall have the meaning assigned to it in the Pledge Agreement.

        "COLLATERAL PERCENTAGE" for each Base Rent Period means the Collateral Percentage for such period determined under (and as defined in) the Pledge Agreement; provided, however, for purposes of the Improvements Lease, the Collateral Percentage for any Base Rent Period shall not exceed a fraction; the numerator of which fraction shall equal the value (determined as provided in the Pledge Agreement) of all Collateral (a) that is, on the first day of such period, held by the Deposit Takers under (and as defined in) the Pledge Agreement subject to a Qualifying Security Interest (as defined below), (b) that is free from claims or security interests held or asserted by any third party, and (c) that is not in excess of Stipulated Loss Value; and the denominator of which fraction shall equal the Stipulated Loss Value on the first day of such period. "QUALIFYING SECURITY INTEREST" means a first priority perfected security interest under the Pledge Agreement.

        "COMMITMENT FEE RATE" means, for each Construction Period, the amount established as described below in this definition on the date (in this definition, the "CFR TEST DATE") that is two Business Days prior to such Construction Period by reference to the ratio calculated be dividing (1) Adjusted EBIT for the then latest Rolling Four Quarters Period that ended prior to (and for which NAI has reported earnings as necessary to compute Adjusted
EBIT) into (2) the total Debt of NAI and its Subsidiaries (determined on a consolidated basis) as of the end of such Rolling Four Quarters Period.

The Commitment Fee Rate shall be established at the Level in the pricing grid below which corresponds to such ratio; provided, that:

                      (a) for any Construction Period commencing on or prior to
               the first Business Day of April, 2000, the Commitment Fee Rate will be the amount indicated for Level III in the pricing grid below;

                      (b) promptly after earnings are reported by NAI for the
               latest quarter in any Rolling Four Quarters Period, NAI must notify BNPLC of any resulting change in the Commitment Fee Rate under this definition, and no reduction in the Commitment Fee Rate from one period to the next will be effective for purposes of the Operative Documents unless, prior to the CFR Test Date for the next period, NAI shall have provided BNPLC with a written notice setting forth and certifying the calculation under this definition that justifies the reduction; and

                      (c) notwithstanding anything to the contrary in this
               definition, on any date when an Event of Default has occurred and is continuing, the Commitment Fee Rate shall equal the amount indicated for Level V in the pricing grid below.


         LEVELS           RATIO OF TOTAL DEBT TO ADJUSTED EBIT           COMMITMENT FEE RATE
        --------          ------------------------------------           -------------------
        Level I                      less than 0.50                       25.0 basis points

        Level II           greater than or equal to 0.50, but             25.0 basis points
                                     less than 1.0

       Level III           greater than or equal to 1.0, but              32.5 basis points
                                     less than 1.5

        Level IV           greater than or equal to 1.5, but              50.0 basis points
                                     less than 2.0

        Level V               greater than or equal to 2.0                50.0 basis points


All determinations of the Commitment Fee Rate by BNPLC shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of the Improvements Lease. Further BNPLC may, but shall not be required, to rely on the determination of the Commitment Fee Rate set forth in any notice delivered by NAI as described above in clause (b) of this definition.

        "COMMON DEFINITIONS AND PROVISIONS AGREEMENT (PHASE V - IMPROVEMENTS)" means this Agreement, which is incorporated by reference into each of the other Operative Documents.

        "COMPLETION NOTICE (BUILDING 4)" means a notice given by NAI to BNPLC as described in subparagraph 1(B) of the Construction Management Agreement, advising BNPLC when the renovation of the portion of the Improvements designated by NAI as "Building 4" are substantially complete and ready for occupancy by NAI.

        "COMPLETION NOTICE (FINAL)" means (1) a notice required by subparagraph 1(B) of the Construction Management Agreement from NAI to BNPLC, advising BNPLC when construction of the Construction Project is substantially complete, or (2) a notice permitted by subparagraph 6.(g) of the Improvements Lease from BNPLC to NAI, advising NAI after any Landlord's Election to Complete Construction when construction of the Construction Project is substantially complete or that BNPLC no longer intends to continue such construction.

        "CONSTRUCTION ADVANCES" means (1) actual advances of funds made by or on behalf of BNPLC to or on behalf of NAI pursuant to Paragraph 2 of the Construction Management Agreement, and (2) amounts considered as Construction Advances pursuant to subparagraph 6.(e) of the Improvements Lease.

        "CONSTRUCTION ADVANCE REQUEST" shall have the meaning assigned to it in subparagraph 2(C)(1) of the Construction Management Agreement.

        "CONSTRUCTION ALLOWANCE" means the allowance, consisting of Construction Advances and Carrying Costs, which is to be provided for the Construction Project as more particularly described in the Construction Management Agreement and Paragraph 6 of the Improvements Lease.

        "CONSTRUCTION MANAGEMENT AGREEMENT" means the Construction Management Agreement dated as of March 1, 2000 between BNPLC and NAI, as such Management Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "CONSTRUCTION MILESTONE" shall have the meaning assigned to it in subparagraph 5(B)(2) of the Construction Management Agreement.

        "CONSTRUCTION PERIOD" means each successive period of approximately one month, with the first Construction Period beginning on and including the Effective Date and ending on but not including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date, until the last Construction Period, which shall end on but not include the earlier of the Base Rent Commencement Date or any Designated Sale Date upon which NAI or any Applicable Purchaser shall purchase BNPLC's interest in the Property pursuant to the Purchase Agreement.

        "CONSTRUCTION-PERIOD INDEMNITY PAYMENTS" shall have the meaning assigned to it in subparagraph 5.(d)(ii) of the Improvements Lease.

        "CONSTRUCTION PROJECT" means the new buildings or other substantial Improvements to be constructed, or the alteration of existing Improvements, as described generally in Exhibit B attached to the Construction Management Agreement.

        "CURRENT AS IS MARKET VALUE" means an amount equal to the fair market value of BNPLC's interest in the Property (or any applicable portion thereof), AS IS, WHERE IS AND WITH ALL FAULTS on the date in question. Whenever a determination of Current AS IS Market Value is required by the express terms of any Operative Document, it will be determined accordance with the following procedure unless BNPLC and NAI have otherwise agreed in writing upon a Current AS IS Market Value at that time:

        (A) BNPLC and NAI shall each, within ten days after written notice from either to the other, select an appraiser. If either BNPLC or NAI fails to select an appraiser within the required period, then the appraiser who has been timely selected shall conclusively determine the fair market value of the Property (or applicable portion thereof) in accordance with this definition within forty-five days after his or her selection.

        (B) Upon the selection of the two appraisers as provided above, such appraisers shall proceed to determine the fair market value of BNPLC's interest in the Property (or applicable portion thereof) in accordance with this clause (v). Such appraisals shall be submitted in writing no later than forty-five days after selection of the second appraiser. If the fair market value as determined by such appraisers is identical, such sum shall be Current AS IS Market Value. If the fair market value indicated by the lower appraisal differs from the fair market value indicated by the higher appraisal by less than five percent (5%) of the fair market value indicated by the higher appraisal, then Current AS IS Market Value shall be the sum of the two appraisal figures divided by two (2). If either appraiser fails to timely submit his or her appraisal, the timely submitted appraisal shall be determinative of Current AS IS Market Value.

        (C) If the fair market value indicated by the lower appraisal differs from the fair market value indicated by the higher appraisal by more than five percent (5%) of the fair market value indicated by the higher appraisal, then the two appraisers previously selected shall select a third appraiser. The name of such appraiser shall be submitted at the same time the written appraisals are due. Such third appraiser shall then review the previously submitted appraisals and select the one that, in his professional opinion, more closely reflects the fair market value of BNPLC's interest in the Property (or applicable portion thereof), such selection to be submitted in writing no later than ten days after selection of the third appraiser. Such selection shall be determinative of Current AS IS Market Value.

        (D) In making any such determination of fair market value, the appraisers shall assume that any improvements then located on the Property (or applicable portion thereof) or under construction thereon constitute the highest and best use, and that neither the Improvements Lease nor the Purchase Agreement add any value to the Property. Each appraiser selected hereunder shall be an independent MAI-designated appraiser with not less than ten years' experience in commercial real estate appraisal in Sunnyvale, California and surrounding areas.

        "DEBT" of any Person means (without duplication of any item): (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person for the deferred purchase price of property or services (except trade payables and accrued expenses constituting current liabilities in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations of such Person arising under acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to provide funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations of others secured by any Lien on property of such Person; (g) obligations of such Person as lessee under Capital Leases; and (h) the obligations of such Person, contingent or otherwise, under any lease of property or related documents (including a separate purchase agreement) which provide that such Person or any of its Affiliates must purchase or cause another Person to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor. For purposes of this definition, the amount of the obligations described in clause (h) of the preceding sentence with respect to any lease classified according to GAAP as an "operating lease," shall equal the sum of (1) the present value of rentals and other minimum lease payments required in connection with such lease [calculated in accordance with SFAS 13 and other GAAP relevant to the determination of the whether such lease must be accounted for as an operating lease or capital lease], plus (2) the fair value of the property covered by the lease; provided, however, that such amount shall not exceed the price, as of the date a determination of Debt is required hereunder, for which the lessee can purchase the leased property pursuant to any valid ongoing purchase option if, upon such a purchase, the lessee shall be excused from paying rentals or other minimum lease payments that would otherwise accrue after the purchase.

        "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

        "DEFAULTING PARTICIPANT" shall have the meaning assigned to it in
Section 1 of the Participation Agreement.

        "DEFAULT RATE" means, for any period prior to the Designated Sale Date, a floating per annum rate equal to two percent (2%) above the Prime Rate, and for any period commencing on or after the Designated Sale Date, Default Rate shall mean a floating per annum rate equal to five percent (5%) above the Prime Rate. However, in no event will the "Default Rate" at any time exceed the maximum interest rate permitted by law.

        "DEFECTIVE WORK" shall have the meaning assigned to it in subparagraph 1(A)(2)(f) of the Construction Management Agreement.

        "DEPOSIT TAKER" shall have the meaning assigned to it in the Pledge Agreement.

        "DEPOSIT TAKER LOSSES" shall have the meaning assigned to it in the Pledge Agreement.

        "DESIGNATED SALE DATE" means the earlier of:

                      (1) the first Business Day of March; or

                      (2) any Business Day designated as such in an irrevocable, unconditional notice given by NAI to BNPLC before NAI has made an Issue 97-10 Election; provided, that to be effective for purposes of this definition, any such notice from NAI to BNPLC must designate a Business Day that is more than thirty days after the date of such notice; and provided, further, to be effective for purposes of this definition, the notice must include an express, unconditional, unequivocal and irrevocable (A) waiver by NAI of any remaining right NAI may have under any of the Operative Documents to make any Issue 97-10 Election, and (B) acknowledgment by NAI that because of NAI's election to accelerate the Designated Sale Date, the Maximum Remarketing Obligation will equal the Break Even Price under the Purchase Agreement; or

                      (3) any Business Day designated as such in a notice given
               by BNPLC to NAI after the effective date of any termination of the Construction Management Agreement as provided in subparagraphs 5(D) or 5(E) thereof; provided, that to be effective for purposes of this definition, any such notice from BNPLC to NAI must designate a Business Day that is more than thirty days after the date of such notice; or

                      (4) the first Business Date after any termination by NAI
               of the Purchase Option and NAI's Initial Remarketing Rights and Obligations as provided in subparagraph 4(B) of the Purchase Agreement; or

                      (5) any Business Day designated as such in a notice given
               by BNPLC to NAI when any Event of Default has occurred and is continuing; provided, that to be effective for purposes of this definition, any such notice from BNPLC to NAI must designate a Business Day that is more than thirty days after the date of such notice.

        "DEVELOPMENT DOCUMENTS" means the contracts, ordinances and other documents described in Exhibit C attached to the Closing Certificate, as the same may be modified from time to time in accordance with the Improvements Lease and the Closing Certificate, and any applications, permits or certificates concerning or affecting the use or development of the Property that may be submitted, issued or executed from time to time as contemplated in such contracts, ordinances and other documents or that BNPLC may hereafter execute, approve or consent to at the request of NAI.

        "DIRECT PAYMENTS TO PARTICIPANTS" means the amounts paid or required to be paid directly to Participants on the Designated Sale Date as provided in
Section 6.2 of the Pledge Agreement at the direction of and for NAI by the collateral agent appointed pursuant to the Pledge Agreement from all or any part of the Collateral described therein.

        "EFFECTIVE DATE" means March 1, 2000.

        "EFFECTIVE RATE" means for each Construction Period and for each Base Rent Period, the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rent Period, as the case may be, by (B) one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rent Period. If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be, without prior notice to NAI. If for any reason BNPLC determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, then the "EFFECTIVE RATE" for that Construction Period or Base Rent Period shall equal any published index or per annum interest rate determined in good faith by BNPLC's Parent to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a adjustment based on BNPLC's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by BNPLC of the Effective Rate under this definition shall, in the absence of clear and demonstrable error, be conclusive and binding upon NAI.

        "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA").

        "ENVIRONMENTAL CUTOFF DATE" means the later of the dates upon which (i) the Improvements Lease terminates, or (ii) NAI surrenders possession and control of the Property and ceases to have interest in the Land or Improvements or rights with respect thereto under any of the Operative Documents.

        "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by BNPLC or any other Interested Party, directly or indirectly, relating to or arising out of, based on or as a result of any of the following: (i) any Hazardous Substance Activity on or prior to the Environmental Cutoff Date; (ii) any violation on or prior to the Environmental Cutoff Date of any applicable Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Environmental Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Interested Party which directly or indirectly relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii), or (iii) of this definition or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Losses," as the term is used in the Improvements Lease, any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Property will be presumed to have occurred prior to the Environmental Cutoff Date unless NAI establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Environmental Cutoff Date.

        "ENVIRONMENTAL REPORTS" means collectively the following reports (whether one or more), which were provided by NAI to BNPLC prior to the Effective Date: Phase I Environmental Site Assessment for 1260 Crossman Avenue property, Sunnyvale, California, dated September, 1999 by Romig Consulting Engineers.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of NAI's controlled group, or under common control with NAI, within the meaning of Section 414 of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

        "ESCROWED PROCEEDS" means, subject to the exclusions specified in the next sentence, any money that is received by BNPLC from time to time during the Term (and any interest earned thereon) from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction imposed by any governmental authority upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for physical damage to the Property or (4) as compensation under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, in determining the amount of "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by BNPLC to collect such proceeds. Notwithstanding the foregoing, "Escrowed Proceeds" will not include (A) any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4), (B) any money or proceeds that have been applied as a Qualified Prepayment or to pay any Breakage Costs or other costs incurred in connection with a Qualified Prepayment, (C) any money or proceeds that, after no less than ten days notice to NAI, BNPLC returns or pays to a third party because of BNPLC's good faith belief that such return or payment is required by law, (D) any money or proceeds paid by BNPLC to NAI or offset against any amount owed by NAI, or (E) any money or proceeds used by BNPLC in accordance with the Improvements Lease for repairs or the restoration of the Property or to obtain development rights or the release of restrictions that will inure to the benefit of future owners or occupants of the Property. Until Escrowed Proceeds are paid to NAI pursuant to Paragraph 10 of the Improvements Lease, transferred to a purchaser under the Purchase Agreement as therein provided or applied as a Qualified Prepayment or as otherwise described in the preceding sentence, BNPLC shall keep the same deposited in one or more interest bearing accounts, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

        "ESTABLISHED MISCONDUCT" of a Person means, and is limited to: (1) if the Person is bound by the Operative Documents or the Participation Agreement, a breach by such Person of the express provisions of the Operative Documents or the Participation Agreement, as applicable, that continues beyond any period for cure provided therein, and (2) conduct of such Person or its Affiliates that has been determined to constitute wilful misconduct or Active Negligence in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. Established Misconduct of one Interested Party shall not be attributed to a second Interested Party unless the second Interested Party is an Affiliate of the first. Negligence which does not constitute Active Negligence shall not in any event constitute Established Misconduct. For purposes of this definition, "conduct of a Person" will include
(1) the conduct of an employee of that Person, but only to the extent that the employee is acting within the scope of his employment by that Person, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, and (2) the conduct of an agent of that Person (such as an independent environmental consultant engaged by that Person), but only to the extent that the agent is, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, (x) acting within the scope of the authority granted to him by such Person, (y) not acting with the consent or approval of or under the direction of NAI or NAI's Affiliates, employees or agents, and (z) not acting in good faith to mitigate Losses that such Person may suffer because of a breach or repudiation by NAI of the Improvements Lease or the Purchase Documents.

        "EUROCURRENCY LIABILITIES" shall have the meaning assigned to it in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rent Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for BNPLC's Parent with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

        "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 17 of the Improvements Lease.

        "EXCLUDED TAXES" means (1) all federal, state and local income taxes upon Base Rent, Administrative Agency Fees, Commitment Fees, any interest paid to BNPLC or any Participant pursuant to subparagraph 3(k) of the Improvements Lease, and any additional compensation claimed by BNPLC pursuant to subparagraph 5(b)(ii) of the Improvements Lease; (2) any transfer or change of ownership assessed because of BNPLC's transfer or conveyance to any third party of any rights or interest in the Improvements Lease, the Purchase Agreement or the Property (other than any such assessed because of any Permitted Transfer under clauses (1), (3), (4), (5), (6) or (7) of the definition of Permitted Transfer in this Agreement), (3) all federal, state and local income upon any amounts paid as reimbursement for or to satisfy Losses incurred by BNPLC or any Participant to the extent such are offset by a corresponding reduction of BNPLC's or the applicable Participant's income taxes because of BNPLC's or such Participant's deduction of the reimbursed Losses from its taxable income or because of any tax credits attributable thereto. If, however, a change in Applicable Laws after the Effective Date results in an increase in such for any reason other than an increase in the applicable tax rates (e.g., a disallowance of deductions that would otherwise be available against payments described in clause (A) of this definition), then for purposes of the Operative Documents, the term "Excluded" will not include the increase in such taxes attributable to the change.

        "EXISTING CONTRACT" means the Purchase Agreement covering the Land between NAI and Seller, dated September 9, 1999.

        "FAILED COLLATERAL TEST DATE" shall have the meaning indicated in Part III of Schedule 1 attached to the Improvements Lease.

        "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNPLC's Parent from three Federal funds brokers of recognized standing selected by BNPLC's Parent. All determinations of the Fed Funds Rate by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon NAI.

        "FOCB NOTICE" shall have the meaning assigned to it in subparagraph 5(B)(1) of the Construction Management Agreement.

        "FUNDED CONSTRUCTION ALLOWANCE" means on any day the Outstanding Construction Allowance on that day, including all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to that day, plus the amount of any Qualified Prepayments deducted on or prior to that day in the calculation of such Outstanding Construction Allowance, less any Voluntary NAI Construction Contributions added on or prior to that day in the calculation of such Qualified Prepayments.

        "FUNDING ADVANCES" means (1) the Initial Funding Advance and (2) all future advances made by BNPLC's Parent or any other Participant to or on behalf of BNPLC to allow BNPLC to provide the Construction Allowance.

        "FUTURE WORK" shall have the meaning assigned to it in subparagraph 2(C)(2)(b) of the Construction Management Agreement.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 13(a) of the Improvements Lease (except for changes with which NAI's independent public accountants concur).

        "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity;
(ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

        "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Property, including the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Property and any resulting residual Hazardous Substance contamination in, on or under the Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Property that would cause the Property or the owner or operator thereof to be in violation of, or that would subject the Property to any remedial obligations under, any Environmental Laws, including CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Property.

        "IMPOSITIONS" means all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to the Improvements Lease or which are imposed upon BNPLC or the Property because of the ownership, leasing, occupancy, sale or operation of the Property, or any part thereof or interest therein, or relating to or required to be paid by any of the Permitted Encumbrances or the Development Documents, excluding only Excluded. "IMPOSITIONS" shall include real estate taxes imposed because of a change of use or ownership of the Property on or prior to the date of any sale by BNPLC pursuant to the Purchase Agreement.

        "IMPROVEMENTS" means any and all (1) buildings and other real property improvements now or hereafter erected on the Land, and (2) equipment (e.g., HVAC systems, elevators and plumbing fixtures) attached to the buildings or other real property improvements, the removal of which would cause structural or other material damage to the buildings or other real property improvements or would materially and adversely affect the value or use of the buildings or other real property improvements.

        "IMPROVEMENTS LEASE" means the Lease Agreement (Phase V - Improvements") dated as of March 1, 2000 between BNPLC, as landlord, and NAI, as tenant, pursuant to which NAI has agreed to lease BNPLC's interest in the Property, as such Lease Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "INITIAL FUNDING ADVANCE" means the advance made by BNPLC's Parent (directly or through one or more of its Affiliates) to or on behalf of BNPLC on or prior to the Effective Date to cover the cost of BNPLC's acquisition of the Property and certain Transaction Expenses and other amounts described in this definition. The amount of the Initial Funding Advance may be confirmed by a separate closing certificate executed by NAI as of the Effective Date. To the extent that BNPLC does not itself use the entire Initial Funding Advance to pay Transaction Expenses incurred by BNPLC, the remainder thereof will be advanced to NAI, with the understanding that NAI shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of Transaction Expenses incurred by NAI; (2) the payment or reimbursement of expenses incurred by NAI in connection with the Construction Project, including the planning, design, engineering, construction and permitting of thereof; (3) the maintenance of the Property; or (4) the payment of Rents next due.

        "INTERESTED PARTY" means each of (1) BNPLC, its Affiliates and its successors and assigns as to the Property or any part thereof or any interest therein, (2) BNPLC's Parent, and (3) any other Participants and their permitted successors and assigns under the Participation Agreement; provided, however, none of the following shall constitute an Interested Party: (a) any Person to whom BNPLC may transfer an interest in the Property by a conveyance that is not a Permitted Transfer and others that cannot lawfully claim an interest in the Property except through or under such a transfer by BNPLC, (b) NAI or any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from NAI, or (c) any Applicable Purchaser under the Purchase Agreement and any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from such Applicable Purchaser.

        "ISSUE 97-1 NON-PERFORMANCE-RELATED SUBJECTIVE EVENT OF DEFAULT" means an Event of Default that is unrelated to the Property or the use or maintenance thereof and that results solely from (A) a breach by NAI of a provision in any Operative Document, the occurrence of which breach cannot be objectively determined, or (B) any other event described in subparagraph 17(e) of the Improvements Lease, the occurrence of which event cannot be objectively determined. For example, an Event of Default under subparagraph 17(e) of the Improvements Lease resulting solely from a failure of NAI to "generally" pay its debts as such debts become due (in contrast to a failure of NAI to pay Rent to BNPLC as it becomes due under the Improvements Lease) would constitute an Issue 97-1 Non-performance-related Subjective Event of Default. In no event, however, will the term "Issue 97-1 Non-performance-related Subjective Event of Default" include an Event of Default resulting from (1) a failure of NAI to make any payment required to BNPLC under the Operative Documents, (2) a breach by NAI of the provisions set forth in Schedule 1 attached to the Improvements Lease
(which set forth financial covenants), (3) any failure of NAI to use, maintain and insure the Property in accordance with the requirements of the Improvements Lease, or (4) any failure of NAI to pay the full amount of any Supplemental Payment on the Designated Sale Date as required by the Purchase Agreement. Except as provided in subparagraph 1(A)(2)(c)(i) of the Purchase Agreement, the characterization of any Event of Default as an Issue 97-1 Non-performance-related Subjective Event of Default will not affect the rights or remedies available to BNPLC because of the Event of Default.

        "ISSUE 97-10 ELECTION" means any of the following elections by NAI: (1) an election to terminate the Construction Management Agreement as provided in subparagraph 5(D) thereof; and (2) an election to terminate NAI's Initial Remarketing Rights and Obligations as provided in subparagraph 4(B) of the Purchase Agreement.

        "ISSUE 97-10 PREPAYMENT" means a payment to BNPLC, required by subparagraph 3.(i) of the Improvements Lease or by subparagraphs 4(B) or 4(C) of the Purchase Agreement, equal in each case to (A) the Maximum Permitted Prepayment, computed as of the date on which the payment becomes due, less (B) the accreted value of any prior payments actually received by BNPLC from NAI constituting Issue 97-10 Prepayments or Voluntary NAI Construction Contributions. For purposes of the preceding sentence, "accreted value" of a payment shall mean the amount of the payment plus an amount equal to the interest that would have accrued on the payment if it bore interest at the Effective Rate.

        "LAND" means the land covered by the land described in Exhibit A attached to the Closing Certificate, the Improvements Lease and the Purchase Agreement.

        "LANDLORD'S ELECTION TO CONTINUE CONSTRUCTION" shall have the meaning assigned to it in subparagraph 6.(e) of the Improvements Lease.

        "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period or Base Rent Period, the rate determined by BNPLC's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to BNPLC's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. BNPLC shall instruct

BNPLC's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rent Period, as the case may be,
(ii) in an amount equal or comparable to the total (projected on the applicable date of determination by BNPLC's Parent) Stipulated Loss Value on the first day of such period, and (iii) for a time equal or comparable to the length of such period. If BNPLC's Parent so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason BNPLC's Parent determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, or if BNPLC's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for BNPLC, BNPLC's Parent or any Participant to provide or maintain Funding Advances during any Construction Period or Base Rent Period for which Carrying Costs or Base Rent is computed by reference to LIBOR, then "LIBOR" for that period shall equal the Base Rate for that period. All determinations of LIBOR by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon NAI.

        "LIBOR PERIOD ELECTION" for any Base Rent Period means a period of one month, three months or six months as designated by NAI at least five Business Days prior to the commencement of such Base Rent Period by a notice given to BNPLC in the form of Exhibit attached to the Improvements Lease. (For purposes of the Improvements Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on the Base Rent Date, or Base Rent Commencement Date, upon which such Base Rent Period begins.) Any LIBOR Period Election so designated by NAI shall remain in effect for the entire Base Rent Period specified in NAI's notice to BNPLC (provided such Base Rent Period commences at least ten Business Days after BNPLC's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this definition. Notwithstanding the foregoing, however: (1) NAI shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; (3) for each Base Rent Period that commences prior the Base Rent Commencement Date or that occurs within any Mandatory Collateral Period, the LIBOR Period Election shall be one month; (4) no LIBOR Period Election designated by NAI hereunder shall be different than the LIBOR Period Election specified under (and as defined in) the Other Common Definitions and Provisions Agreement; and (5) if NAI fails to make a LIBOR Period Election consistent with the foregoing requirements for any Base Rent Period, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month.

        "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). In addition, for purposes of subparagraph A.(8) of Part IV of
Schedule 1 attached to the Improvements Lease, "LIEN" includes any Liens under ERISA relating to Unfunded Benefit Liabilities of which NAI is required to notify BNPLC under subparagraph 13(a)(vii) of the Improvements Lease (irrespective of whether NAI actually notifies BNPLC as required thereunder).

        "LIENS REMOVABLE BY BNPLC" means, and is limited to, Liens encumbering the Property that are asserted (1) other than as contemplated in the Operative Documents, by BNPLC itself, (2) by third parties lawfully claiming through or under BNPLC (which for purposes of the Improvements Lease shall include any judgment liens established against the Property because of a judgment rendered against

BNPLC and shall also include any liens established against the Property to secure past due Excluded), or (3) by third parties lawfully claiming under a deed or other instrument duly executed by BNPLC; provided, however, Liens Removable by BNPLC shall not include (A) any Permitted Encumbrances or Development Documents (regardless of whether claimed through or under BNPLC),
(B) the Operative Documents or any other document executed by BNPLC with the knowledge of (and without objection by) NAI's counsel contemporaneously with the execution and delivery of the Operative Documents, (C) Liens which are neither lawfully claimed through or under BNPLC (as described above) nor claimed under a deed or other instrument duly executed by BNPLC, (D) Liens claimed by NAI or claimed through or under a conveyance made by NAI, (E) Liens arising because of BNPLC's compliance with Applicable Law, the Operative Documents, Permitted Encumbrances, the Development Documents or any written request made by NAI, (F) Liens securing the payment of property or other amounts assessed against the Property by any governmental authority, other than to secure the payment of past due Excluded or to secure damages caused by (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct, (G) Liens resulting from or arising in connection with any breach by NAI of the Operative Documents; or (H) Liens resulting from or arising in connection with any Permitted Transfer that occurs more than thirty days after any Designated Sale Date upon which, for any reason, NAI or an Affiliate of NAI or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a cash price to BNPLC (when taken together with any Supplemental Payment made by NAI pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

        "LOSSES" means the following: any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, administrative or legal proceedings, actions, judgments, causes of action, assessments, fines, penalties, costs and expenses (including Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

        "MANDATORY COLLATERAL PERIOD" shall have the meaning assigned to it in
Part I of Schedule 1 attached to the Improvements Lease and to the Pledge Agreement.

        "MATERIAL ENVIRONMENTAL COMMUNICATION" means a communication between NAI or its agents and a regulatory agency or third party, which causes, or potentially could cause (whether by implementation of or response to said communication), a material change in the scope, duration, or nature of any Remedial Work.

        "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $51,000,000, less the sum of the Initial Funding Advance under and defined in the Other Common Definitions and Provisions Agreement and the Initial Funding Advance under and as defined in this Agreement.

        "MAXIMUM PERMITTED TERMINATION FEES" shall have the meaning indicated in subparagraph 1(A)(2)(b) of the Construction Management Agreement.

        "MAXIMUM PERMITTED PREPAYMENT" as of any date means the amount equal to the lesser of the following:

                      (1) eighty-nine and nine-tenths of one percent (89.9%) of
               the aggregate of (i) all Project Costs paid or incurred on or prior to such date, plus (ii) ninety-seven percent (97%) of (a) Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, and (b) Commitment Fees reimbursed pursuant to the Construction Management Agreement on or prior to such date, plus (iii) any Upfront Syndication Fees paid to Participants pursuant to the Closing Certificate and Agreement and reimbursed pursuant to the Construction Management Agreement on or prior to such date; or

                      (2) eighty-nine and nine-tenths of one percent (89.9%) of
               Stipulated Loss Value on such date.

        "MAXIMUM REMARKETING OBLIGATION" shall have the meaning indicated in subparagraph 1(A)(2)(c) of the Purchase Agreement.

        "MINIMUM EXTENDED REMARKETING PRICE" shall have the meaning assigned to it in subparagraph 2(B) of the Purchase Agreement.

        "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by NAI or any ERISA Affiliate during the preceding six years and which is covered by Title IV of ERISA.

        "NAI" means Network Appliance, Inc., a California corporation.

        "NAI'S EXTENDED REMARKETING PERIOD" shall have the meaning assigned to it in subparagraph 2(A) of the Purchase Agreement.

        "NAI'S EXTENDED REMARKETING RIGHT" shall have the meaning assigned to it in subparagraph 2(A) of the Purchase Agreement.

        "NAI'S INITIAL REMARKETING RIGHTS AND OBLIGATIONS" shall have the meaning assigned to it in subparagraph 1(A)(2) of the Purchase Agreement.

        "NORMAL TENANT IMPROVEMENTS" shall have the meaning assigned to it in subparagraph 3(A) of the Construction Management Agreement.

        "NOTICE OF NAI'S INTENT TO TERMINATE" shall have the meaning assigned to it in subparagraph 5(D) of the Construction Management Agreement.

        "OPERATIVE DOCUMENTS" means the Closing Certificate, the Improvements Lease, the Construction Management Agreement, the Purchase Agreement, the Pledge Agreement and this Common Definitions and Provisions Agreement (Phase V - Improvements).

        "OTHER COMMON DEFINITIONS AND PROVISIONS AGREEMENT" means the Common Definitions and Provisions Agreement (Phase V - Land), dated as of March 1, 2000, between BNPLC and NAI, as such Common Definitions and Provisions Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "OTHER LEASE AGREEMENT" means the Lease Agreement (Phase V - Land), dated as of March 1, 2000, between BNPLC and NAI, as such Lease Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "OTHER PURCHASE AGREEMENT" means the Purchase Agreement (Phase V -
Land), dated March 1, 2000, between BNPLC and NAI, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "OUTSTANDING CONSTRUCTION ALLOWANCE" shall have the meaning assigned to it in subparagraph 6.(a) of the Improvements Lease.

        "PARTICIPANT" means BNPLC's Parent and any other Person that, upon becoming a party to the Participation Agreement and the Pledge Agreement by executing supplements as contemplated therein, agrees from time to time to participate in all or some of the risks and rewards to BNPLC of the Improvements Lease and the Purchase Documents. As of the Effective Date, the only Participant is BNPLC's Parent, but BNPLC may agree after the Effective Date to share in risks and rewards of the Improvements Lease and the Purchase Documents with other Participants. However, no Person other than BNPLC's Parent and its Affiliates shall qualify as a Participant for purposes of the Operative Documents or other agreements concerning the Property to which NAI is a party unless such Person, during the continuance of an Event of Default or otherwise with NAI's prior written approval (which approval will not be unreasonably withheld), became a party to the Pledge Agreement and to the Participation Agreement by executing supplements to those agreements as contemplated therein.

        "PARTICIPATION AGREEMENT" means the Participation Agreement between BNPLC and BNPLC's Parent dated as of the Effective Date, pursuant to which BNPLC's Parent has agreed to participate in the risks and rewards to BNPLC of the Improvements Lease and the other Operative Documents, as such Participation Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms. It is understood, however, that because the Participation Agreement expressly makes NAI a third party beneficiary of the Participant's obligations thereunder to make advances to BNPLC in connection with Construction Advances under the Construction Management Agreement, NAI's consent will be required to any amendment of the Participation Agreement that purports to limit or excuse such obligations.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "PERIOD" means a Construction Period or a Base Rent Period, as the context requires.

        "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Property that are set forth in Exhibit B attached to the Closing Certificate, (ii) any easement agreement or other document affecting title to the Property executed by BNPLC at the request of or with the consent of NAI (including the Other Lease Agreement, the Other Purchase Agreement and all documents executed by BNPLC pursuant to the Other Purchase Agreement), (iii) the Premises Lease, (iv) any Liens securing the payment of Impositions which are not delinquent or claimed to be delinquent or which are being contested in accordance with subparagraph 5(a) of the Improvements Lease, and (iv) mechanics' and materialmen's liens for amounts not past due or claimed to be past due or which are being contested in accordance with subparagraph 11(c) of the Improvements Lease.

        "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, generation, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, generation, storage and disposal shall not:

                      (1) exceed that reasonably required for the construction
               of the Construction Project in accordance with the Improvements Lease and the Construction Management Agreement or for the operation of the Property for the purposes expressly permitted under subparagraph 2(a) of the Improvements Lease; or

                      (2) include any disposal, discharge or other release of
               Hazardous Substances
               from the Property in any manner that might allow such substances to reach surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by NAI that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Property in a manner that requires a RCRA treatment, storage or disposal permit, including a landfill, incinerator or other waste disposal facility.

        "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for the construction of the Construction Project or for the use of the Property by NAI and its permitted subtenants and assigns for the purposes expressly permitted by subparagraph 2(a) of the Improvements Lease, in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include usual and customary office, laboratory and janitorial products.

        "PERMITTED TRANSFER" means any one or more of the following: (1) the creation or conveyance by BNPLC of rights and interests in favor of any Participant pursuant to the Participation Agreement; (2) the creation or conveyance of rights and interests in favor of or to Banque Nationale de Paris (through its San Francisco Branch or otherwise), as BNPLC's Parent, or any other Qualified Affiliate of BNPLC, provided that NAI must be notified before any such conveyance to Banque Nationale de Paris or another Qualified Affiliate of (A) any interest in the Property or any portion thereof by an assignment or other document which will be recorded in the real property records of San Mateo County, California or (B) BNPLC's entire interest in the Land and the Property;
(3) any assignment or conveyance by BNPLC or its permitted successors or assigns to any present or future Participant of any lien or security interest against the Property (in contrast to a conveyance of BNPLC's fee estate in the Land and Improvements) or of any interest in Rent, payments required by or under the Purchase Documents or payments to be generated from the Property after the Term, provided that such assignment or conveyance is made expressly subject to the rights of NAI under the Operative Documents; (4) any agreement to exercise or refrain from exercising rights or remedies under the Operative Documents made by BNPLC with any present or future Participant; (5) any assignment or conveyance by BNPLC requested by NAI or required by any Permitted Encumbrance, by the Purchase Agreement, by the Existing Contract, by any other Development Contract or by Applicable Laws; or (6) any assignment or conveyance after a Designated Sale Date on which NAI shall not have purchased or caused an Applicable Purchaser to purchase BNPLC's interest in the Property and, if applicable, after the expiration of the thirty day cure period specified in Paragraph 4(D) of the Purchase Agreement.

        "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

        "PERSONAL PROPERTY" shall have the meaning assigned to it on page of the Improvements Lease.

        "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by NAI or any ERISA Affiliate of NAI during the preceding six years and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

        "PLEDGE AGREEMENT" means the Pledge Agreement (Phase V - Improvements) dated as of the date hereof between BNPLC and NAI, pursuant to which NAI may pledge certificates of deposit as security for NAI's obligations under the Purchase Agreement (and for the corresponding obligations of BNPLC to the Participants under the Participation Agreement), as such Pledge Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "PRE-COMMENCEMENT CASUALTY" shall have the meaning assigned to it in subparagraph 1(A)(2)(a) of the Construction Management Agreement.

        "PREEMPTIVE NOTICE" shall have the meaning assigned to it in subparagraph 5(B)(2) of the Construction Management Agreement.

        "PREMISES LEASE" means the sublease of space within the Improvements, between NAI, as landlord, and Lockheed Martin, a Maryland corporation as tenant, executed of even date herewith, and any subleases or other transfers under and permitted by the terms of any such lease.

        "PRIME RATE" means the prime interest rate or equivalent charged by BNPLC's Parent in the United States of America as announced or published by BNPLC's Parent from time to time, which need not be the lowest interest rate charged by BNPLC's Parent. If for any reason BNPLC's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either CitiBank, N.A. or any New York branch or office of Credit Commercial de France as selected by BNPLC shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the Effective Date without notice to NAI as of the effective time of each change in rates described in this definition.

        "PRIOR WORK" shall have the meaning assigned to it in subparagraph 2(C)(2)(b) of the Construction Management Agreement.

        "PROJECT COSTS" means the following:

        (a) costs incurred for the Work (as defined in the Construction Management Agreement), including not only hard costs incurred for the new Improvements described in Exhibit C attached to the Construction Management Agreement, but also the following costs to the extent reasonably incurred in connection with the Construction Project:

        - soft costs, such as architectural fees, engineering fees and fees and costs paid in connection with obtaining project permits and approvals required by governmental authorities or the Development Documents,

        - site preparation costs, and

        - costs of offsite and other public improvements required as conditions of governmental approvals for the Construction Project;

        (b) costs incurred to maintain insurance required by (and consistent with the requirements of) the Improvements Lease prior to the Base Rent Commencement Date, and costs of repairing any damage to the Improvements by fire or other casualty prior to the Base Rent Commencement Date, to the extent such cost is not covered by insurance proceeds made available to NAI as provided in the Improvements Lease;

        (c) a fraction of the cost of any title insurance policy or binder provided to BNPLC in connection with its acquisition of the Land and Improvements, the numerator of which fraction is the difference computed by subtracting the price paid by BNPLC for the Land from the maximum dollar amount of coverage provided by the title insurance, and the denominator of which fraction is equal to such maximum dollar amount of coverage;

        (d) Impositions that have accrued or become due under the Improvements Lease prior to the Base Rent Commencement Date; and

        (e) cancellation or termination fees or other compensation payable by NAI or BNPLC pursuant to any contract concerning the Construction Project made by NAI or BNPLC with any general contractor, architect, engineer or other third party because of any election by NAI or BNPLC to cancel or terminate such contract.

Project Costs will include costs incurred by BNPLC to continue or complete the Construction Project after any Landlord's Election to Continue Construction as provided in subparagraph 6.(e) of the Improvements Lease.

        "PROJECTED COST OVERRUNS" shall have the meaning assigned to it in subparagraph 4(A) of the Construction Management Agreement.

        "PROPERTY" means the Personal Property and the Real Property, collectively. The fee interest in the Land itself will not be included in the Property. Any rights, titles and interests acquired by BNPLC under the Existing Contract, to the extent not covered by the Improvements Lease and thus not encompassed within this definition of Property, are intended to be covered by the Other Lease Agreement and encompassed within the term "PROPERTY" as defined in the Other Common Definitions and Provisions.

        "PURCHASE AGREEMENT" means the Purchase Agreement (Phase V - Improvements) dated as of March 1, 2000 between BNPLC and NAI, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

        "PURCHASE DOCUMENTS" means collectively (1) the Purchase Agreement, (2) the Memorandum of Purchase Agreement executed by BNPLC and NAI as of the Effective Date and recorded to provide notice of the Purchase Agreement; and (3) the Pledge Agreement and all financing statements, notices, acknowledgments and certificates of deposit executed or delivered from time to time by NAI, BNPLC or the other parties to the Pledge Agreement pursuant to and as expressly provided therein.

        "PURCHASE OPTION" shall have the meaning assigned to it in subparagraph 1(A)(1) of the Purchase Agreement.

        "QUALIFIED AFFILIATE" means any Person that is one hundred percent (100%) owned, directly or indirectly, by Banque Nationale de Paris or any successor of such bank; provided, that such Person can make (and has in writing made) the same representations to NAI that BNPLC has made in Paragraphs 3(D) and 3(E) of the Closing Certificate; and, provided, further, that such Person is not insolvent.

        "QUALIFIED PREPAYMENTS" means (A) any Issue 97-10 Prepayments received by BNPLC, (B) any Voluntary NAI Construction Contributions received by BNPLC pursuant to subparagraph 4(C) of the Construction Management Agreement, and (C) any payments received by BNPLC from time to time during the Term (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, that (x) in determining the amount of "Qualified Prepayments", there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by BNPLC with respect to the collection or application of such payments, (y) "Qualified Prepayments" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) "Qualified Prepayments" shall not include any payments received by BNPLC that BNPLC has paid or is obligated to pay to NAI for the restoration or repair of the Property or that BNPLC is holding as Escrowed Proceeds pursuant to Paragraph 10 of the Improvements Lease or any other provision of the Improvements Lease. For purposes of computing the total Qualified Prepayments (and other amounts dependent upon Qualified Prepayments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by BNPLC as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Prepayments, until they are actually applied as Qualified Prepayments by BNPLC as provided in the Paragraph 10 of the Improvements Lease.

        "REAL PROPERTY" shall have the meaning assigned to it on page of the Improvements Lease.

        "REIMBURSABLE CONSTRUCTION-PERIOD COSTS" shall have the meaning assigned to it in Paragraph 2 of the Construction Management Agreement.

        "REMEDIAL WORK" means any investigation, monitoring, clean-up, containment, remediation, removal, payment of response costs, or restoration work and the preparation and implementation of any closure or other required remedial plans that any governmental agency or political subdivision requires or approves (or could reasonably be expected to require if it was aware of all relevant circumstances concerning the Property), whether by judicial order or otherwise, because of the presence of or suspected presence of Hazardous Substances in, on, under or about the Property or because of any prior Hazardous Substance Activity. Without limiting the generality of the foregoing, Remedial Work also means any obligations imposed upon or undertaken by NAI pursuant to Development Documents or any recommendations or proposals made therein.

        "RENT" means the Base Rent and all Additional Rent.

        "RESIDUAL RISK PERCENTAGE" means fifteen percent (15%).

        "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of NAI.

        "SALE CLOSING DOCUMENTS" shall have the meaning assigned to it in subparagraph 1(C) of the Purchase Agreement.

        "SCOPE CHANGE" shall have the meaning assigned to it in subparagraph 1(A)(1)(b) of the Construction Management Agreement.

        "SECURED SPREAD" means thirty basis points (30/100 of 1%); provided, however, that for purposes of calculating the Base Rent for any period commencing on a Failed Collateral Test Date and continuing through the next Collateral Test Date (under and as defined in Schedule 1 attached to the Lease) that does not constitute a Failed Collateral Test Date, the Secured Spread shall equal one-half of the Unsecured Spread.

        "SELLER" means Trinet Essential Facilities II, Inc., a Maryland corporation.

        "STIPULATED LOSS VALUE" as of any date means the amount equal to the sum of the Initial Funding Advance plus the sum of all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, minus all funds actually received by BNPLC and applied as Qualified Prepayments on or prior to such date. Under no circumstances will any payment of Base Rent, the Arrangement Fee, the Upfront Syndication Fees, or Administrative Agency Fees or Commitment Fees reduce Stipulated Loss Value.

        "STIPULATED LOSS VALUE (BUILDING 4)" as of any date means the amount equal to the sum of portion of Stipulated Loss Value attributable to the portion of the Improvements known as "Building 4," determined in accordance with the following provisions:

                      (1) All Funding Advances (including the Initial Funding
               Advance) will be allocated between Stipulated Loss Value (Building 4) and the remainder of Stipulated Loss Value as reasonably determined by NAI, subject to the approval of BNPLC, in a manner that fairly reflects the cost of Building 4 relative to the cost of both buildings included in the Improvements. In the case of each Construction Advance, the allocation so determined by NAI will be set forth in the Construction Advance Request submitted for such advance, as contemplated in the form of request attached as an exhibit to the Construction Management Agreement.

                      (2) The application of Qualified Prepayments, if any, will be allocated between Stipulated Loss Value (Building 4) and the remainder of Stipulated Loss Value as determined by NAI, subject to the approval of BNPLC, in a manner that fairly reflects the impact upon the value of Building 4, relative to the value of both buildings included in the Improvements, resulting from the event or circumstances that generated such Qualified Prepayments. (For example, insurance proceeds paid because of a fire damaging only Building 4 would, if applied as Qualified Prepayments, reduce Stipulated Loss Value (Building 4) dollar for dollar.)

                      (3) In any Completion Notice (Building 4), NAI will
               specify its determination of Stipulated Loss Value (Building 4), as well as NAI's determination of the Stipulated Loss Value (Building 4/Land) under and as defined in the Other Common Definitions and Provisions Agreement, which determinations will be binding upon NAI for purposes of the Operative Documents unless BNPLC notifies NAI of BNPLC's disapproval of such determinations, in which case BNPLC shall itself be entitled to make such determinations.

                      (4) In any event, if NAI has not notified BNPLC of NAI's
               determination of Stipulated Loss Value (Building 4) at the time a determination thereof is needed under the Operative Documents, BNPLC shall itself be entitled to make such determination in good faith on the basis of any information then available to BNPLC, and any such determination by BNPLC shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of the Operative Documents.

        "SUBSIDIARY" means, with respect to any Person, any Affiliate of which at least a majority of the securities or other ownership interests having ordinary voting power then exercisable for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

        "SUPPLEMENTAL PAYMENT" shall have the meaning assigned to it in subparagraph 1(A)(2)(c) of the Purchase Agreement.

        "TERM" shall have the meaning assigned to it in subparagraph 1(a) of the Improvements Lease.

        "THIRD PARTY CONTRACT" shall have the meaning assigned to it in subparagraph 1(A)(2)(b) of the Construction Management Agreement.

        "THIRD PARTY PRICE" shall have the meaning assigned to it in subparagraph 1(A)(2) of the Purchase Agreement.

        "THIRD PARTY SALE NOTICE" shall have the meaning assigned to it in subparagraph 2(C) of the Purchase Agreement.

        "THIRD PARTY SALE PROPOSAL" shall have the meaning assigned to it in subparagraph 2(C) of the Purchase Agreement.

        "THIRD PARTY TARGET PRICE" shall have the meaning assigned to it in subparagraph 2(C) of the Purchase Agreement.

        "TRANSACTION EXPENSES" means costs incurred in connection with the preparation and negotiation of the Operative Documents and related documents and the consummation of the transactions contemplated therein.

        "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan or Multiemployer Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan or Multiemployer Plan exceeds the market value of all Plan or Multiemployer assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan or Multiemployer Plan and in accordance with the provisions of ERISA for calculating the potential liability of NAI or any ERISA Affiliate of NAI under Title IV of ERISA.

        "UNSECURED SPREAD" means, for each Construction Period or any period beginning on and including the Base Rent Commencement Date or a Base Rent Date and ending on but not including the next Base Rent Date, the amount established as described below in this definition on the date (in this definition, the "SPREAD TEST DATE") that is two Business Days prior to such period by reference to the ratio calculated by dividing (1) Adjusted EBIT for the then latest Rolling Four Quarters Period that ended prior to (and for which NAI has reported earnings as necessary to compute Adjusted EBIT) into (2) the total Debt of NAI and its Subsidiaries (determined on a consolidated basis) as of the end of such Rolling Four Quarters Period. The Unsecured Spread shall be established at the Level in the pricing grid below which corresponds to such ratio; provided, that:

                      (a) for any period commencing on or prior to the first
               Business Day of April, 2000, the Unsecured Spread will be the amount indicated for Level III in the pricing grid below;

                      (b) promptly after earnings are reported by NAI for the
               latest quarter in any Rolling Four Quarters Period, NAI must notify BNPLC of any resulting change in the Unsecured Spread under this definition, and no reduction in the Unsecured Spread from one period to the next will be effective for purposes of the Operative Documents unless, prior to the Spread Test Date for the next period, NAI shall have provided BNPLC with a written notice setting forth and certifying the calculation under this definition that justifies the reduction; and

                      (c) notwithstanding anything to the contrary in this
               definition, on any date when an Event of Default has occurred and is continuing, the Unsecured Spread shall equal the Default Rate less the Effective Rate.

         LEVELS           RATIO OF TOTAL DEBT TO ADJUSTED EBIT            UNSECURED SPREAD
        --------          ------------------------------------           ------------------
        Level I                      less than 0.5                       125.0 basis points

        Level II           greater than or equal to 0.5, but             137.5 basis points
                                     less than 1.0

       Level III           greater than or equal to 1.0, but             150.0 basis points
                                     less than 1.5

        Level IV           greater than or equal to 1.5, but             175.0 basis points
                                     less than 2.0

        Level V               greater than or equal to 2.0               200.0 basis points


All determinations of the Unsecured Spread by BNPLC shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of the Improvements Lease. Further BNPLC may, but shall not be required, to rely on the determination of the Unsecured Spread set forth in any notice delivered by NAI as described above in clause (b) of this definition.

        "UPFRONT SYNDICATION FEES" shall have the meaning assigned to it in subparagraph 2(M) of the Closing Certificate and Agreement.

        "VOLUNTARY NAI CONSTRUCTION CONTRIBUTIONS" shall have the meaning assigned to it in subparagraph 4(C) of the Construction Management Agreement.

        "VOLUNTARY RETENTION OF THE PROPERTY" means an affirmative election made by BNPLC to keep the Property pursuant to, and under the circumstances described in, the second sentence of subparagraph 1(A)(2)(a) of the Purchase Agreement.

        "WORK" shall have the meaning assigned to it in subparagraph 1(A)(2)(a) of the Construction Management Agreement.

                      ARTICLE II - RULES OF INTERPRETATION

        THE FOLLOWING PROVISIONS WILL APPLY TO AND GOVERN THE INTERPRETATION OF EACH OF THE OPERATIVE DOCUMENTS:

        1. NOTICES. The provision of any Operative Document, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or demand under any Operative Document or with reference to the making of any payment required under any Operative Document, shall be deemed to be complied with when and if the following steps are taken:

                      (i) All Rent and other amounts required to be paid by NAI to BNPLC shall be paid to BNPLC in immediately available funds by wire transfer to:

                             Federal Reserve Bank of New York
                             ABA 026007689 Banque Nationale de Paris
                             /BNP/ BNP San Francisco
                             /AC/ 14334000176
                             /Ref/ NAI Sunnyvale Synthetic Improvements Lease (Phase V)

        or at such other place and in such other manner as BNPLC may designate in a notice to NAI.

                      (ii) All Collateral required to be paid by NAI to the Agent shall be paid in immediately available funds by wire transfer to:

                             Federal Reserve Bank of New York
                             ABA 026007689 Banque Nationale de Paris
                             /BNP/ BNP San Francisco
                             /AC/ 14334000176
                             /Ref/ NAI Collateral Payment

        or at such other place and in such other manner as Agent may designate in a notice to NAI.

                      (iii) All advances paid to NAI by BNPLC under the Construction Management Agreement or in connection therewith shall be paid to NAI in immediately available funds at such place and in such manner as NAI may reasonably designate from time to time by notice to BNPLC signed by a Responsible Financial Officer of NAI.

                      (iv) All notices, demands, approvals, consents and other communications to be made under any Operative Document to or by the parties thereto must, to be effective for purpose of such Operative Document, be in writing. Notices, demands and other communications required or permitted under any Operative Document are to be sent to the addresses set forth below (or in the case of communications to Participants, at the addresses set forth in Schedule 1 to the Participation Agreement) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (B) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to clause (C) shall be deemed received five days following deposit in the mail.

                             Address of BNPLC:

                             BNP Leasing Corporation
                             12201 Merit Drive
                             Suite 860
                             Dallas, Texas 75251
                             Attention: Lloyd G. Cox
                             Telecopy: (972) 788-9191

                             With a copy to:

                             Banque Nationale de Paris, San Francisco
                             180 Montgomery Street
                             San Francisco, California 94104
                             Attention: Gavin Holles
                             Telecopy: (415) 296-8954

                             And for draw requests and funding notices, with a copy to:

                             Banque Nationale de Paris, San Francisco
                             180 Montgomery Street
                             San Francisco, California 94104
                             Attention: George Fung
                             Telecopy: (415) 956-4230

                             Address of NAI:

                             Network Appliance, Inc.
                             Attn: Leslie Paulides
                             2770 San Thomas Expressway
                             Santa Clara, CA 95051
                             Telecopy: (408) 367-3452

        2. SEVERABILITY. If any term or provision of any Operative Document or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of such document, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

        3. NO MERGER. There shall be no merger of the Improvements Lease or of the leasehold estate created by the Improvements Lease with any other interest in the Property by reason of the fact that the same person may acquire or hold, directly or indirectly, the Improvements Lease or the leasehold estate created hereby and any other interest in the Property, unless all Persons with an interest in the Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur. There shall be no merger of the Purchase Agreement or of the purchase options or obligations created by the Purchase Agreement with any other interest in the Property by reason of the fact that the same person may acquire or hold, directly or indirectly, the Improvements Lease or the leasehold estate created hereby and any other interest in the Property, unless all Persons with an interest in the Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

        4. NO IMPLIED WAIVER. The failure of BNPLC or NAI to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in any Operative Document shall not be construed as a waiver or a relinquishment thereof for the future. The failure of Agent to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in the Pledge Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any breach of any Operative Document by any party thereto shall not prevent a similar subsequent act from constituting a violation. Any express waiver of any provision of any Operative Document shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. No waiver by any party to any Operative Document of any provision therein shall be deemed to have been made unless expressed in writing and signed by the party to be bound by the waiver. A receipt by BNPLC of any Rent with knowledge of the breach by NAI of any covenant or agreement contained in the Improvements Lease or any other Operative Document shall not be deemed a waiver of such breach. A receipt by Agent of any Collateral or other payment under the Pledge Agreement with knowledge of the breach by NAI of any covenant or agreement contained in the Pledge Agreement shall not be deemed a waiver of such breach.

        5. ENTIRE AND ONLY AGREEMENTS. The Operative Documents supersede any prior negotiations and agreements between BNPLC, Agent and NAI concerning the Property or the Collateral, and no amendment or modification of any Operative Document shall be binding or valid unless expressed in a writing executed by all parties to such Operative Document.

        6. BINDING EFFECT. Except to the extent, if any, expressly provided to the contrary in any Operative Document with respect to assignments thereof, all of the covenants, agreements, terms and conditions to be observed and performed by the parties to the Operative Documents shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted thereunder, their respective assigns.

        7. TIME IS OF THE ESSENCE. Time is of the essence as to all obligations of NAI and BNPLC and all notices required of NAI and BNPLC under the Operative Documents.

        8. GOVERNING LAW. Each Operative Document shall be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws (subject, however, in the case of the Pledge Agreement to any contrary provisions of the "UCC," as defined in the Pledge Agreement).

        9. PARAGRAPH HEADINGS. The paragraph and section headings contained in the Operative Documents are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several provisions thereof.

        10. NEGOTIATED DOCUMENTS. All the parties to each Operative Document and their counsel have reviewed and revised or requested revisions to such Operative Document, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of any Operative Documents or any amendments thereof.

        11. TERMS NOT EXPRESSLY DEFINED IN AN OPERATIVE DOCUMENT. As used in any Operative Document, a capitalized term that is not defined therein or in this Common Definitions and Provisions Agreement (Phase V - Improvements), but is defined in another Operative Document, shall have the meaning ascribed to it in the other Operative Document.

        12. OTHER TERMS AND REFERENCES. Words of any gender used in each Operative Document shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References in any Operative Document to Paragraphs, subparagraphs, Sections, subsections or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs, Sections, subsections or subdivisions of that Operative Document, unless specific reference is made to another document or instrument. References in any Operative Document to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached to that Operative Document, which shall be made a part thereof by such reference. All capitalized terms used in each Operative Document which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained in the Operative Documents or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms used but not specifically defined in any Operative Document shall be construed in accordance with GAAP. The words "this [Agreement]", "herein", "hereof", "hereby", "hereunder" and words of similar import when used in each Operative Document refer to that Operative Document as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph", "this subparagraph", "this Section", "this subsection" and similar phrases used in any operative document refer only to the Paragraph, subparagraph, Section, subsection or other subdivision described in which the phrase occurs. As used in the Operative Documents the word "or" is not exclusive. As used in the Operative Documents, the words "include", "including" and similar terms shall be construed as if followed by "without limitation to".

        13. EXECUTION IN COUNTERPARTS. To facilitate execution, each Operative Document may be executed in as many identical counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts, taken together, shall collectively constitute a single instrument. It shall not be necessary in making proof of any Operative Document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

        14. NOT A PARTNERSHIP, ETC. NOTHING IN ANY OPERATIVE DOCUMENT IS INTENDED TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND NAI. NEITHER THE EXECUTION OF ANY OPERATIVE DOCUMENT NOR THE ADMINISTRATION THEREOF OR OTHER DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO ANY OPERATIVE DOCUMENT IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF BNPLC TO NAI.

                          [The signature pages follow.]

        IN WITNESS WHEREOF, NAI and BNPLC have caused this Common Definitions and Provisions Agreement (Phase V - Improvements) to be executed as of March 1, 2000.

                                      "NAI"

                                      NETWORK APPLIANCE, INC.


                                      By:
                                         ---------------------------------------
                                         Jeffrey R. Allen, Chief Financial
                                         Officer

[Continuation of signature pages to Common Definitions and Provisions Agreement (Phase V - Improvements) dated to be effective March 1, 2000]

                                     "BNPLC"

                                     BNP LEASING CORPORATION


                                     By:
                                        ----------------------------------------
                                        Lloyd G. Cox, Vice President